UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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NeuStar, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Fellow Stockholders:

We are pleased to invite you to attend the 2012 Annual Meeting of Stockholders of NeuStar, Inc. to be held on Wednesday, June 20, 2012 at 5:00 p.m. local time, at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

We are also pleased to furnish proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. On or around May 11, 2012, we are mailing our stockholders a notice containing instructions on how to access our 2012 Proxy Statement and 2011 Annual Report and vote online. The notice also will include instructions on how you can receive a paper copy of your Annual Meeting materials, including the notice of Annual Meeting, proxy statement and proxy card. If you receive your Annual Meeting materials by mail, the notice of Annual Meeting, proxy statement and proxy card from our Board of Directors will be enclosed. If you are receiving your Annual Meeting materials via e-mail, the e-mail will contain voting instructions and links to the proxy statement and the annual report on the Internet, both of which are available at www.neustar.biz under the caption “Investor Relations”.

At this year’s Annual Meeting, the agenda includes the following proposals:

Proposal	Board Recommendation

Election of Ross K. Ireland, Paul A. Lacouture and Michael J. Rowny as directors	FOR

Ratification of Ernst & Young LLP as our independent registered public accounting firm	FOR

Advisory vote on executive compensation	FOR

Approve the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan	FOR

Approve the NeuStar, Inc. Employee Stock Purchase Plan	FOR

Thank you for your ongoing support of and continued interest in Neustar.

Sincerely,

Lisa A. Hook

President and Chief Executive Officer

NEUSTAR, INC.

21575 RIDGETOP CIRCLE,

STERLING, VIRGINIA 20166

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 20, 2012

Time and Date	5:00 p.m. (local time) on June 20, 2012.
Place	The Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190.
Items of Business

1. To elect the three directors named in the proxy statement to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2015 and until their respective successors have been elected or appointed;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012;

3. To hold an advisory vote on executive compensation;

4. To approve the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan;

5. To approve the NeuStar, Inc. Employee Stock Purchase Plan; and

6. To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date	You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on April 24, 2012.
Proxy Materials and Annual Report	We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to stockholders on the Internet.
Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,

Lawrence J. Samuelson

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 20, 2012:

This Notice of 2012 Annual Stockholders’ Meeting and Proxy Statement, and 2011 Annual Report and Form

10-K are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25439.

NEUSTAR, INC.

21575 RIDGETOP CIRCLE

STERLING, VIRGINIA 20166

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We are making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation by the Board of Directors of NeuStar, Inc. of proxies for use at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment(s) or postponement(s) that may take place. These materials will be sent or given to stockholders on or around May 11, 2012. Unless the context otherwise requires, the terms “us,” “we,” “our,” “Neustar,” and the “Company” include NeuStar, Inc. and its consolidated subsidiaries.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to all of our stockholders as of April 24, 2012 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket or proof of ownership to enter the Annual Meeting. If you are a stockholder of record and received a Notice, your Notice is your admission ticket. If you are a stockholder of record and received a printed copy of our proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the Annual Meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Neustar stock, to:

Neustar, Inc.

Attn: Corporate Secretary

21575 Ridgetop Circle

Sterling, Virginia 20166

All stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of Neustar common stock at the close of business on the Record Date are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of the Record Date, there were 66,892,428 shares of

Class A common stock outstanding and entitled to vote and 3,082 shares of Class B common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class, and each holder of common stock is entitled to one vote per share of Class A common stock and one vote per share of Class B common stock on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Neustar’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, the “stockholder of record.” The Notice was sent directly to you by the Company. If you requested printed copies of the proxy materials by mail, you received a proxy card.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice and, upon your request, the proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting.

How do I vote?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

For stockholders who received a Notice by mail about the Internet availability of the proxy materials, you may access the proxy materials and voting instructions over the Internet via the web address provided in the Notice. In order to access this material and vote, you will need the control number provided on the Notice you received in the mail. You may vote by following the instructions on the Notice or on the website.

For stockholders who received a Notice by e-mail, you may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For stockholders who received the proxy materials by mail, you may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope. If the prepaid envelope is missing, please mail your completed proxy card to Neustar, Inc., 21575 Ridgetop Circle, Sterling, Virginia 20166, Attn: Corporate Secretary.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on June 19, 2012. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	written notice to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting in person at the Annual Meeting.

If you are a beneficial owner of shares, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be cast as votes at the Annual Meeting.

What shares can I vote?

You can vote all shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m. Eastern Daylight Time, at our principal executive offices at 21575 Ridgetop Circle, Sterling, Virginia 20166, by contacting the Corporate Secretary of the Company.

How will abstentions and broker non-votes be treated at the Annual Meeting?

Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Generally, a “broker non-vote” occurs on a matter when a broker is not permitted to vote on the matter without voting instructions from the beneficial owner and voting instructions are not given.

Abstentions and broker non-votes will not be considered votes properly cast at the Annual Meeting. Under the rules of the New York Stock Exchange, without voting instructions from the beneficial owners, brokers will have discretion to vote on proposal 2 but not on proposal 1 or proposals 3 through 5. Therefore, in order for your voice to be heard, it is important that you vote. We strongly encourage you to vote — every vote is important.

How many shares are required to approve the proposals being voted upon at the Annual Meeting?

The presence of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

Assuming there is a proper quorum of shares represented at the Annual Meeting, the voting requirements for approval of the proposals at the Annual Meeting are as follows:

Proposal	Vote required	Broker discretionary voting allowed?
Election of directors	Majority of votes cast	No
Ratification of selection of independent auditors	Majority of votes cast	Yes
Advisory approval of our executive compensation	Majority of votes cast	No
Approval of the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan	Majority of votes cast	No
Approval of the NeuStar, Inc. Employee Stock Purchase Plan	Majority of votes cast	No

In addition, with respect to approval of the Amended and Restated NeuStar, Inc. 2009 Plan and approval of the NeuStar, Inc. Employee Stock Purchase Plan, New York Stock Exchange rules require that the total votes cast also represent over 50% of all shares entitled to vote on the proposal.

Could other matters be decided at the Annual Meeting?

At the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. We have retained Georgeson Inc. to aid in the solicitation of proxies, for fees of approximately $11,500, plus expenses. In addition, our directors, officers or employees, acting without special compensation, may also solicit proxies. Proxies may be solicited by personal interview, mail, electronic transmission, facsimile transmission or telephone. We are required to send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.

Who will count the vote?

Representatives of our transfer agent, American Stock Transfer & Trust Company LLC, will tabulate the votes and act as inspector of election.

How may I obtain Neustar’s Form 10-K and other financial information?

Stockholders may request a free copy of our 2011 Annual Report, which includes our 2011 Form 10-K, from:

Neustar, Inc.

Attn: Corporate Secretary

21575 Ridgetop Circle

Sterling, VA 20166

Alternatively, current and prospective investors can access the 2011 Annual Report, which includes our 2011 Form 10-K, and other financial information on our website at www.neustar.biz under the caption “Investor Relations” or on the Securities and Exchange Commission’s website at www.sec.gov.

We also will furnish any exhibit to the 2011 Form 10-K if specifically requested upon payment of charges that approximate our cost of reproduction.

GOVERNANCE OF THE COMPANY

Our Principles of Corporate Governance

The Board of Directors (the “Board”) has adopted a set of corporate governance principles as a framework for the governance of the Company. The Nominating and Corporate Governance Committee regularly reviews the principles and recommends changes to the Board as appropriate. Our Principles of Corporate Governance (the “Principles”) are available on our website at www.neustar.biz under the captions “Investor Relations — Principles.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

Among other matters, the Principles contain the following items concerning the Board:

•

The Board, which is elected by the Company’s stockholders, oversees the management of the Company and its business. The Board appoints the senior management team, which is responsible for operating the Company’s business, and monitors the performance of senior management.

•	The Board is divided into three classes, approximately equal in number, with staggered terms of three years each, so that the term of one class expires at each annual meeting of stockholders.

•

The Board currently separates the positions of Chairman of the Board and Chief Executive Officer (“CEO”). The Board may in its discretion combine the roles if it deems it advisable and in the Company’s best interests to do so. The Board’s leadership structure is discussed in more detail under “Board Leadership” below.

•

When a director’s principal occupation or business association changes substantially during the director’s tenure on the Board, the director must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends to the Board the action, if any, to be taken with respect to the resignation.

•

Ordinarily, directors may not serve on the boards of more than four public companies so as not to interfere with their service as a director of the Company. Directors should also advise the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board.

•	Unless otherwise approved by the Nominating and Corporate Governance Committee, directors may not stand for reelection after age 72.

•

The Chairman of the Board establishes the agenda for each Board meeting. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board meeting that are not on the agenda for that meeting.

•	The independent directors meet in executive session without management present at least quarterly. The Chairman of the Board chairs these executive sessions.

•	The Board reviews the Company’s long-term strategic plan and business unit initiatives at least annually.

•

The Board has four standing committees: Audit, Nominating and Corporate Governance, Compensation, and Neutrality. The Audit, Nominating and Corporate Governance, and Compensation Committees consist solely of independent directors. In addition, directors who serve on the Audit Committee must meet additional, heightened independence criteria applicable to audit committee members. All committees report regularly to the full Board with respect to their activities.

•

The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding committee size, structure, composition and functioning. Committee members and chairs are recommended to the Board by the Nominating and Corporate Governance Committee and appointed by the full Board.

•

At the invitation of the Board, members of senior management may attend Board meetings or portions of meetings for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

•

The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Nominating and Corporate Governance, and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

•

The Compensation Committee annually reviews the compensation of directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Non-management directors receive a combination of cash and equity compensation for service on the Board.

•

The Board plans for succession to the position of CEO as well as certain other senior management positions. These plans are reviewed by the Nominating and Corporate Governance Committee. The CEO reports to the Board periodically on succession planning and management development and provides the Board with recommendations and evaluations of potential successors, including the position of CEO.

•

The Compensation Committee is responsible for reviewing and approving annual and long-term performance goals for the CEO, evaluating the CEO’s performance against those goals, and recommending the CEO’s compensation to the independent directors for review and approval. Both the goals and the evaluation are submitted to the independent directors meeting in executive session. The results of the evaluation are shared with the CEO and used by the Compensation Committee in considering the CEO’s compensation, which is approved by the independent directors meeting in executive session.

•

The Company has an orientation process for Board members that is designed to familiarize new directors with the Company’s business, operations, finances, and governance practices. The Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

•

The Board conducts an annual self-evaluation to assess its performance. The Audit, Nominating and Corporate Governance, and Compensation Committees conduct annual self-evaluations to assess their performance. The Nominating and Corporate Governance Committee is responsible for developing, administering and overseeing processes for conducting evaluations.

Board Leadership

Neustar currently separates the positions of Chairman of the Board and CEO. Since November 2010, James G. Cullen, one of our independent directors, has served as our Chairman of the Board. Mr. Cullen’s roles and responsibilities as Chairman include:

•

leading the Board in enhancing processes relating to Board communications and involvement, strategy development, succession planning, mergers and acquisitions, annual budgets and risk oversight. (The Board’s role in risk oversight is discussed in more detail on page 15.)

•	setting the priorities of the Board and establishing agendas for Board meetings;

•	consulting with committee chairs on committee meeting frequency, length and agendas;

•	calling and presiding over meetings of the Board;

•	chairing regular executive sessions of the independent directors;

•	serving as a liaison between management and the other independent directors;

•	overseeing the CEO evaluation process (led by the Compensation Committee);

•	overseeing the Board evaluation process (led by the Nominating and Corporate Governance Committee) and providing feedback to directors regarding their individual performance and contributions;

•	leading the Board in anticipating and responding to crises; and

•	meeting regularly with the CEO between Board meetings.

Separating the positions of Chairman of the Board and CEO allows our CEO to focus on our day-to-day business, while providing the Board with independent leadership in its central role of advising and overseeing management. The Board believes that having an experienced and engaged independent director as Chairman is the most appropriate structure for the Board at this time. However, the Board regularly reviews Board and Company leadership as part of the succession planning process and retains authority to combine the roles of Chairman and CEO in the future, based on the needs and circumstances of the Company at the time. In the event that these roles are combined in the future, the Board will select an independent Board member to serve as lead independent director.

Director Independence

Our Principles of Corporate Governance include the following provisions concerning director independence:

•	A substantial majority of the Board is made up of independent directors.

•

An “independent” director is a director who meets the independence requirements of the New York Stock Exchange for directors, as determined by the Board. Specifically, an independent director is a director who has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

•	The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Nominating and Corporate Governance Committee.

•

The Board has established standards to assist it in determining director independence. Under these standards, which are included as Appendix A to the Principles, a director is not independent if, within the preceding three years:

•	the director was employed by the Company, or an immediate family member of the director was employed by the Company as an executive officer;

•

the director or an immediate family member received more than $120,000 per year in direct compensation from the Company, other than Board and committee fees, pensions or other forms of deferred compensation;

•	the director or an immediate family member had specified employment relationships with the Company’s independent auditor; or

•

the director or an immediate family member was part of an interlocking directorate in which the director or family member was employed as an executive officer of another company where any of the Company’s executive officers served on the compensation committee.

•

In addition, a director is not independent if the director is an employee, or an immediate family member is an executive officer, of a company that made payments to, or received payments from, the Company in excess of specified amounts during the preceding three years.

•

Finally, a director is not independent if the director or the director’s spouse is an executive officer of a nonprofit organization to which the Company made contributions in excess of specified amounts during the preceding three years.

The Board undertook its annual review of director independence in February 2012. Based on the standards set forth in our Principles of Corporate Governance and outlined above, the Board affirmatively determined that current directors Gareth C. C. Chang, James G. Cullen, Joel P. Friedman, Ross K. Ireland, Paul A. Lacouture, Michael J. Rowny, and Hellene S. Runtagh are independent. The Board previously determined that our former director, Kenneth A. Pickar, was independent. The Board determined that Lisa A. Hook is not independent as a result of her employment with the Company. In evaluating Mr. Lacouture’s independence, the Board considered that Mr. Lacouture’s son-in-law is a non-executive employee of a customer of the Company, and that Mr. Lacouture has continuing financial ties stemming from his own former employment with that customer. In evaluating Mr. Ireland’s independence, the Board considered that Mr. Ireland’s son is a non-executive employee of a different customer of the Company, and that Mr. Ireland receives retirement benefits stemming from his own former employment with that customer. Finally, in evaluating Mr. Friedman’s independence, the Board considered that Mr. Friedman is a director of an entity that provides commercial banking services to the Company. The Board determined that these relationships were not material and did not preclude independence under the standards outlined above.

All members of the Audit, Compensation, and Nominating and Corporate Governance Committees must be independent directors as defined by our Principles. Members of the Audit Committee must also satisfy additional, heightened independence requirements under Securities and Exchange Commission and New York Stock Exchange rules, which provide that Audit Committee members may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company (other than Board and committee fees, pensions or other forms of deferred compensation) and may not be affiliated persons of the Company.

Director Elections

Our bylaws provide for majority voting in the election of directors. Specifically, in uncontested elections, directors are elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Board also has a policy providing that any director who is not reelected under our majority voting standard must tender his or her resignation to the Nominating and Corporate Governance Committee within 30 days of certification of the stockholder vote. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation offer.

In deciding whether to recommend that the Board accept the resignation offer, the Nominating and Corporate Governance Committee will consider all factors deemed relevant, including the stated reasons why stockholders who cast “against” votes did so, any actions taken to address those stated reasons, the qualifications of the director, and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders.

The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days of certification of the stockholder vote and will promptly disclose its final decision and, if applicable, the reasons for rejecting the tendered resignation. Any director who tenders his or her resignation under this policy will not participate in the proceedings of either the Nominating and Corporate Governance Committee or the Board with respect to his or her own resignation offer. If the Board accepts a director’s resignation under the policy, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or reduce the size of the Board.

Board and Committee Membership

Our Board of Directors currently has nine seats, divided into three classes: Class I (three seats), Class II (three seats) and Class III (three seats).

The Board met 11 times during 2011. During 2011, each of our directors attended 75% or more of the aggregate of (a) the total number of meetings of the Board held while a director and (b) the total number of meetings held by all committees on which the director served (during the period in which the director served on such committees). Our Board has adopted a policy that our directors are expected and strongly encouraged to attend each Annual Meeting of Stockholders absent compelling circumstances. All of our directors then on the Board attended our 2011 Annual Meeting of Stockholders.

The table below provides current membership information for the Board and each standing committee of the Board.

Name	Position	Year Current Term Expires	Audit Committee Member		Compensation Committee Member		Neutrality Committee Member		Nominating and Corporate Governance Committee Member
Gareth C.C. Chang	Class III director	2013			X
James G. Cullen	Class I director	2014	X	*					X
Joel P. Friedman	Class I director	2014			X	*	X
Mark N. Greene(1)	Class I director	2014			X
Ms. Hook	Class III director	2013					X
Ross K. Ireland	Class II director	2012			X		X	*
Paul A. Lacouture	Class II director	2012	X						X
Michael J. Rowny	Class II director	2012	X						X
Hellene S. Runtagh	Class III director	2013	X						X	*

*	Chair

(1)	Mark Greene joined our Board in April 2012 and filled the vacancy created when Dr. Pickar resigned after the 2011 Annual Stockholders’ Meeting.

The Audit Committee

Under the terms of its charter, the Audit Committee meets at least four times per fiscal year, including periodic meetings in executive session with each of our management, our principal internal auditor, our independent registered public accounting firm (independent auditors), and our General Counsel, and reports regularly to the full Board with respect to its activities. The Audit Committee represents and assists the Board in overseeing the accounting and financial reporting processes of the Company and the audits of our financial statements, including the integrity of the financial statements; our compliance with legal and regulatory authority requirements; the independent auditors’ qualifications and independence; the performance of our internal audit function and independent auditors; and the preparation of a report of the Audit Committee to be included in our annual proxy statement. The Audit Committee is responsible for:

•	directly appointing, retaining, compensating, evaluating, overseeing, and terminating (when appropriate) the Company’s independent auditors, who shall report directly to the Audit Committee;

•

reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent auditors, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditors;

•

at least annually, obtaining and reviewing a report by the independent auditors describing: (a) the auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

•	at least annually, reviewing the qualifications, independence and performance of the independent auditors, and discussing with the independent auditors their independence;

•

upon completion of the annual audit, reviewing with the independent auditors their experiences, any audit problems or difficulties encountered (including restrictions on their work, cooperation received or not received, and significant disagreements with corporate management) and management’s response, and findings and recommendations concerning their annual audit of the Company;

•	meeting to review and discuss with corporate management and the independent auditors the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the

Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommending to the Board whether the annual audited financial statements should be included in the Company’s annual report on Form 10-K;

•

reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

•	reviewing and discussing with management and the independent auditors the Company’s major risk exposures and the steps management has taken to monitor and control such exposure;

•	reviewing the adequacy and effectiveness of the Company’s internal audit procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

•	reviewing and discussing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•	overseeing the Company’s compliance systems with respect to legal and regulatory requirements and reviewing the Company’s codes of conduct and programs to monitor compliance with such codes;

•	establishing procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters;

•	investigating, or referring, matters brought to its attention as appropriate, with full access to all books, records, facilities and personnel of the Company;

•	reviewing the application of significant regulatory, accounting and auditing initiatives, including new pronouncements;

•	establishing policies for the hiring of employees and former employees of the independent auditors;

•	annually reviewing and reassessing the adequacy of the Audit Committee Charter and evaluating the performance of the Committee, and recommending changes to the Board as appropriate; and

•	performing such other functions as assigned by law, the Company’s certificate of incorporation or bylaws, or the Board.

The Audit Committee has the authority to retain, at Neustar’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Audit Committee met 11 times during 2011.

The members of the Audit Committee as of the date of this proxy statement are Messrs. Cullen (Chair), Lacouture and Rowny and Ms. Runtagh.

The Board has determined that each member of the Audit Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange and the Securities and Exchange Commission, that each such member also meets the heightened standards for Audit Committee independence described under the heading “Director Independence” above, and that each of Messrs. Cullen and Rowny is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The report of the Audit Committee is included on page 59. A copy of the Audit Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Committee Composition.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

The Nominating and Corporate Governance Committee

Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board director candidates for election at the annual meeting of stockholders, developing and recommending to the Board a set of corporate governance principles and undertaking a leadership role in shaping corporate governance. Specifically, the Nominating and Corporate Governance Committee is responsible for:

•	developing and recommending to the Board criteria for identifying and evaluating director candidates;

•	identifying, reviewing the qualifications of, and recruiting candidates for election to the Board;

•	assessing the independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•	establishing a procedure for the consideration of Board candidates recommended by the stockholders;

•	recommending to the Board candidates for election or reelection to the Board at each annual stockholders’ meeting;

•	recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•	developing and recommending to the Board a set of corporate governance principles and reviewing and recommending changes to these principles, as necessary;

•	making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•	recommending to the Board candidates for appointment to Board committees and considering periodically rotating directors among the committees;

•	reviewing and recommending to the Board retirement and other tenure policies for directors;

•

reviewing directorships in other public companies held by or offered to directors and senior officers of the Company and consulting with the Company’s Neutrality Committee regarding such directorships;

•	reviewing and assessing the channels through which the Board receives information, and the quality and timeliness of information received;

•	assisting the Board in reviewing the Company’s succession plans relating to the Chief Executive Officer and other senior officers;

•	overseeing the annual evaluation of the Board and its committees and management;

•	reviewing the governance structure of the Company;

•	assisting the Board in evaluating and overseeing the management of governance-related risk;

•	reviewing external developments in corporate governance matters; and

•

annually evaluating the performance of the Nominating and Corporate Governance Committee and the adequacy of the Nominating and Corporate Governance Committee’s charter and recommending changes to the Board as appropriate.

The Nominating and Corporate Governance Committee has the authority to retain, at the Company’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

The Nominating and Corporate Governance Committee met six times during 2011.

The members of the Nominating and Corporate Governance Committee as of the date of this proxy statement are Ms. Runtagh (Chair) and Messrs. Cullen, Lacouture and Rowny.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange.

A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Committee Composition.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board and believes that director candidates should have certain minimum qualifications, including the highest level of integrity, maturity of judgment based on a record of senior-level experience, commitment to serving the interests of our stockholders, and a reputation and background that demonstrate that Neustar has a Board with experience that is appropriate and consistent with our long-term vision. Candidates must also have a commitment to devote the time necessary to be active on the Board and the desire and ability to work collegially and as a team with the Board and senior management. Pursuant to our Principles, the Nominating and Corporate Governance Committee considers the number of other boards on which the candidate serves. Additionally, as part of the neutrality requirements to which we are subject under Federal Communications Commission rules and orders and certain of our contracts, directors cannot be employees or directors of a telecommunications service provider (“TSP”) or own more than 5% of the voting stock of a TSP.

The Nominating and Corporate Governance Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•	experience as a Chairman and Chief Executive Officer of another company;

•

senior-level experience in the communications industry generally (e.g., wireline, wireless, Internet service providers and providers of Internet protocol and other next-generation communications services), or with companies that have transaction-based or subscription-based business models, media companies, information services companies, and systems integration/systems technology and software companies;

•	experience with government and public policy;

•	geographic diversity, with experience relating to the United States, Asia and Europe; and

•	strengths in the functional areas of finance, corporate governance, financial statement auditing, business operations and strategic planning for communications companies, and mergers and acquisitions.

While the Nominating and Corporate Governance Committee has not adopted a formal policy with regard to diversity, the Nominating and Corporate Governance Committee seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above. The Nominating and Corporate Governance Committee further aims to have gender and racial diversity on the Board. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with our goal of maintaining a Board that best serves the needs of the Company and the interests of our stockholders.

The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current and former Board members, management, professional search firms (to whom we pay a fee), stockholders or other persons. The Nominating and Corporate Governance Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above. The Nominating and Corporate Governance Committee and the Board also evaluate the Board’s collective qualifications (including diversity) as part of the Board’s annual self-evaluation process. Additional information about the skills and qualifications of our current directors is set forth on pages 54-56.

The Nominating and Corporate Governance Committee retained a third party search firm to assist in identifying and evaluating Mark Greene, who was appointed to the Board in April 2012. The Nominating and

Corporate Governance Committee may, in the future, retain, a third-party search firm to assist in identifying and evaluating potential nominees for the Board. The Nominating and Corporate Governance Committee will also consider candidates for director recommended by our stockholders. Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should include the candidates name and qualifications for Board membership and should be addressed to the Nominating and Corporate Governance Committee, care of our Corporate Secretary, at Neustar, Inc., 21575 Ridgetop Circle, Sterling, VA 20166. Properly submitted candidates who meet the criteria outlined above will be evaluated by the Committee in the same manner as candidates recommended by other sources.

In addition, our bylaws permit stockholders to nominate individuals for election at annual stockholder meetings and to solicit proxies in favor of such nominees. The process for nominating directors in accordance with our bylaws is discussed below under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.”

The Compensation Committee

Under the terms of its charter, the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of our executive officers and to produce the annual report on executive compensation to be included in our proxy statement. The Compensation Committee is specifically responsible for:

•	overseeing the Company’s overall compensation structure, policies and programs, and assessing whether that structure establishes appropriate incentives for management and employees;

•	assisting the Board in evaluating and overseeing the management of compensation-related risk;

•	administering and making recommendations to the Board with respect to the Company’s incentive-compensation and equity-based compensation plans;

•

reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of those goals and objectives, and recommending the CEO’s compensation level to the independent directors based on this evaluation;

•	overseeing the evaluation of other executive officers and setting their compensation based upon the recommendation of the CEO;

•	approving stock option and other stock incentive awards for executive officers;

•	reviewing and approving the structure of other benefit plans pertaining to executive officers;

•	reviewing and recommending employment and severance arrangements for executive officers;

•	approving, amending or modifying the terms of any compensation or benefit plan that does not require stockholder approval;

•	monitoring compliance by executive officers and directors with stock ownership guidelines adopted by the Company;

•	reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board;

•	annually evaluating the performance of the Compensation Committee and the adequacy of the Compensation Committee’s charter and recommending changes to the Board as appropriate; and

•	performing such other duties and responsibilities as are consistent with the purpose of the Compensation Committee and as the Board or the Compensation Committee deems appropriate.

The Compensation Committee has the authority to retain, at Neustar’s expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the full performance of its functions.

The Compensation Committee met 15 times in 2011.

The members of the Compensation Committee as of the date of this proxy statement are Messrs. Friedman (Chair), Chang and Ireland and Dr. Greene. Dr. Kenneth Pickar was a member of the Compensation Committee until his resignation from the Board on June 22, 2011.

The Board has determined that each member of the Compensation Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange. In addition, as required by the Compensation Committee Charter, all members of the Compensation Committee meet the additional requirements necessary to qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

Additional information regarding the processes and procedures of the Compensation Committee, the scope of the Compensation Committee’s authority, and the role of executive officers and compensation consultants in determining or recommending compensation is set forth below under the heading “Compensation Discussion & Analysis.”

A copy of the Compensation Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Committee Composition.” A free printed copy is available to any stockholder who requests it from us at the address on page 4.

The Neutrality Committee

Under Federal Communications Commission rules and orders and certain of our contracts, we are required to comply with neutrality regulations and policies. We are examined periodically on our compliance with these requirements by independent third parties. The Neutrality Committee is responsible for receiving reports from the Company’s Neutrality Officer with respect to his or her neutrality functions; reviewing the quarterly attestation reports of the accountants who perform the neutrality procedures; reviewing and approving, as necessary, specific corrective actions based on the findings of the accountants; and reviewing and approving any changes or amendments to the Company’s neutrality compliance procedures.

The members of the Neutrality Committee as of the date of this proxy statement are Mr. Ireland (Chair), Ms. Hook and Mr. Friedman. Dr. Pickar was a member of the Neutrality Committee until his resignation from the Board on June 22, 2011. The Neutrality Committee met four times during 2011.

Special Committees

The Board has the authority to appoint such additional committees as it may determine from time-to-time. In August 2011, after the Board reviewed and approved substantially all of the material terms of the acquisition of Targus Information Corporation (“TARGUSinfo”) and the associated financing, the Board authorized a special transaction committee consisting of Mr. Cullen (Chair), Ms. Hook, and our Senior Vice President and Chief Financial Officer, Mr. Lalljie, to review and finalize the terms of the Company’s acquisition of TARGUSinfo and the associated financing. The special transaction committee met twice during 2011 and disbanded in November 2011 following the Company’s acquisition of TARGUSinfo.

The Board appointed a special committee in July 2010 to approve the terms of the Company’s repurchase of up to $300 million in value of shares of the Company’s Class A common stock, par value $0.001, or (the “Common Stock”) from time to time over a three-year period (the “Initial Program”). In September 2011, after the Board reviewed and approved substantially all of the material terms of a supplemental program to repurchase up to $250 million in value of shares of Common Stock (the “Supplemental Program”), the Board further authorized the special committee to finalize the terms and conditions of, and to implement, the Supplemental Program, in addition to the previously authorized Initial Program. The members of the special committee are Mr. Cullen (Chair) and Mr. Rowny. The special committee met once during 2011.

Executive Sessions

Neustar’s independent directors meet in executive session without management present at least quarterly. Our independent Chairman of the Board, James G. Cullen, chairs these executive sessions.

Risk Oversight

Enterprise Risk Management (“ERM”) is a company-wide initiative that involves identifying, assessing and managing risks that could affect our ability to meet business objectives or execute our corporate strategy. As part of our ERM process, the Board receives regular reports from management on a broad range of potential risks (including operational, financial, legal and regulatory, human capital, and strategic and reputational risks) and the steps management is taking to manage those risks.

While the full Board has general oversight responsibility for ERM, the Board has allocated and delegated certain responsibilities to its committees. Consistent with New York Stock Exchange rules, the Audit Committee reviews and discusses with management and our independent auditors the Company’s major risk exposures and the steps management has taken to monitor and control such exposure. The Audit Committee also discusses guidelines and policies governing the ERM process. In addition, the Compensation Committee and the Nominating and Corporate Governance Committee receive reports from management and assist the Board in evaluating risks within their purview, as set forth in their charters. When a committee receives a report on material risk, the chair of the relevant committee reports on the discussion at the next full Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Board’s allocation of risk oversight responsibility, and our overall ERM process, may change from time to time based on the evolving needs of the Company.

Communications with Directors

Stockholders and other interested parties may communicate with the Board by writing in care of the Corporate Secretary, Neustar, Inc., 21575 Ridgetop Circle, Sterling, Virginia 20166. Communications intended for a specific director or directors, including the Chairman of the Board or the independent directors as a group, should be addressed to the attention of the relevant individual(s) in care of the Corporate Secretary at the same address. Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board’s attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any such correspondence.

In addition, the Audit Committee of our Board has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls, and auditing matters. Concerns may be reported through our Compliance Hotline at (888) 396-9033, by email to the Audit Committee at CorporateCode@neustar.biz, or through a confidential web form, available at www.neustar.biz under the captions “Investor Relations — Contact the Board.” To the extent permitted by applicable law, concerns may be submitted anonymously and confidentially.

Code of Business Conduct

Our Board has adopted a Corporate Code of Business Conduct (the “Code”) applicable to all of our directors, officers, employees and contractors providing services to or on behalf of the Company.

The Code embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the

Company’s assets, working with customers, suppliers and governments, and protecting the Company’s information and information regarding other companies. All directors, officers, employees and contractors are obligated to report violations and suspected violations of the Code in accordance with the reporting procedures described in the Code.

Our Code is available on our website at www.neustar.biz under the captions “Investor Relations — Code of Conduct.” We intend to disclose on this website any amendments to the Code or grants of waivers from provisions of the Code that require disclosure under applicable Securities and Exchange Commission rules. A free printed copy is available to any stockholder who requests it from the address on page 4.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Chang, Friedman and Ireland and Dr. Greene. Dr. Pickar was a member of the Compensation Committee until his resignation from the Board on June 22, 2011. No member of the 2011 Compensation Committee has been an officer or employee of Neustar or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Pay-for-Performance Philosophy and Compensation Programs

Our executive compensation programs have a strong pay-for-performance orientation and are designed to reward performance that meets or exceeds the goals the Compensation Committee has established with the objective of creating stockholder value. In keeping with this philosophy, we have formulated our programs for executives (including our named executive officers, as defined below) to reward superior financial and operating performance, to align executives’ interests with those of our stockholders, and to encourage talented individuals to join and remain with the Company and contribute to our growth and success. Our compensation program is also designed to link individual employee accountability and the Company’s financial performance. We strongly believe that the successful execution of our business strategy depends upon all employees working towards the same goal and driving stockholder value. To this end, equity grants represent a significant portion of the overall compensation of our named executive officers.

Our executive compensation program is intended to be consistent with corporate governance best practices. This is demonstrated by the following:

•	robust management stock ownership guidelines;

•	robust management stock selling restrictions;

•	compensation recovery (clawback) provisions in our compensation plans/programs;

•	double-trigger change-in-control arrangements;

•	no excise tax gross-ups;

•	limited perquisites;

•	no special retirement benefits designed solely for executive officers;

•	anti-hedging policy;

•	strong risk management program;

•	advice from independent compensation consultants; and

•	independent Compensation Committee oversight.

For 2012 and beyond, our focus will remain on pay-for-performance, and we intend to continue linking a significant portion of executive pay to achievement of Company financial and strategic objectives.

2011 Named Executive Officers

Our named executive officers for 2011 are: our President and Chief Executive Officer, Lisa Hook; our Senior Vice President and Chief Financial Officer, Paul Lalljie; our General Counsel and Senior Vice President, Scott Blake Harris; our Senior Vice President and Chief Technology Officer, Mark Bregman; and our Senior Vice President, Carrier Services, Steven Edwards.

In addition, the following two former executive officers who resigned from their positions during 2011 are considered named executive officers under the Securities and Exchange Commission’s rules: our former Senior Vice President, General Counsel and Secretary, Martin Lowen and our former Senior Vice President, Business Affairs, Matthew Levin.

2011 Business Results and Key Events

In 2011, we took important steps towards becoming a global leader in real-time information and analytics based on addresses. We re-examined our core competencies in addressing, policy management and authentication to chart an expansion utilizing data information generated from our existing services. As a result of this examination, among other things, we decided that we required certain new management skills and a flatter organization. In addition, we focused on delivering a more efficient balance sheet, which we accomplished in the way we financed our acquisitions and repurchased our common stock. In a year of management transition and corporate reorganization, we continued to deliver strong operational and financial results, which resulted in above-target payouts for the named executive officers under our variable compensation components (as described in more detail below). 2011 was a successful year for, among other things, the following reasons:

•	Delivery of Strong Operational and Financial Performance:

•	Stockholders earned a 31% stockholder return during 2011 and approximately 19% over the period 2008 to 2011.

•	Record consolidated revenue of $620.5 million, an increase of 19% over 2010.

•	Income from continuing operations of $123.6 million, or $1.66 per diluted share.

•	Strong cash generated by operating activities of $226.4 million, an increase of 56% over 2010.

•	Key Events:

•	Management Transition:

•	Lisa Hook became President and Chief Executive Officer on October 15, 2010.

•	Mark Bregman joined the Company as Senior Vice President and Chief Technology Officer in August 2011.

•

Scott Blake Harris joined the Company as Executive Vice President, Legal and External Affairs in March 2011, and, following Martin Lowen’s resignation, was appointed General Counsel and Senior Vice President.

•	Steven Edwards was promoted to Senior Vice President, Carrier Services and Carrier Services North America Sales in December 2010 and Senior Vice President, Carrier Services in September 2011.

•	Alex Berry was promoted to Senior Vice President, Enterprise Services in August 2011.

•	Corporate Transactions:

•	We successfully acquired and integrated approximately $697 million of businesses comprised of (a) the numbering assets of Evolving Systems, Inc. and (b) TARGUSinfo.

•	We entered into a $700 million credit facility, consisting of a $600 million term loan and a $100 million revolver, which together has an all in yield of approximately 5.37%.

•

We successfully executed on a $250 million modified Dutch auction tender offer in which we repurchased approximately 7.2 million shares of Class A common stock, bringing the total number of shares repurchased in 2011 to approximately 10.1 million, reducing the year-end share count by approximately 14%.

Taking this performance into account, we believe the compensation paid to our named executive officers for 2011 was consistent with our pay-for-performance philosophy. Due to achieving our target revenue performance and exceeding our adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) target, the corporate payout portion of our annual cash incentive program was equal to 131% of target. In addition, we previously granted performance share units to executives (including certain of the named executive officers employed by us when the grants were made) in 2010 and 2011. The 2010 awards were subject to a two-year performance period consisting of the 2010 and 2011 fiscal years. The 2011 awards were subject to a one-year performance period consisting of fiscal year 2011. All of these performance share unit awards will be paid out above target (116% for the 2010 award and 134% for the 2011 award) due to strong execution and cost management, which drove adjusted revenues and adjusted EBITDA (the two performance goals used to measure achievement) over the applicable performance periods. More detail regarding our performance against the pre-established performance targets is provided under “Cash Incentive Compensation” on page 25 below. A reconciliation of our generally accepted accounting principles (“GAAP”) results to our non-GAAP results can be found in Annex A to this Proxy Statement. The 2010 performance share unit awards will vest on January 1, 2013 and the 2011 awards will vest on January 1, 2014, in each case, subject to continued employment, which is consistent with our retention philosophy.

Advisory Vote on Executive Compensation

At our 2011 annual meeting, stockholders expressed strong support for our executive compensation program, with over 93% of votes cast voting in favor of the proposal. When designing our 2012 executive compensation program, the Compensation Committee considered, among other things, the 2011 vote results and feedback we received from stockholders as part of our regular outreach program. In addition, taking into consideration the voting results from the 2011 annual meeting concerning the frequency of the stockholders advisory votes on executive compensation, our current policy is to hold an annual advisory vote on executive compensation.

Compensation Objectives and Elements of Compensation Program

Our executive compensation program is designed to encourage:

•	Pay for Performance — The primary objective of our compensation programs is to motivate and reward superior performance.

•	Alignment of Interests — We seek to align the interests of our executives with those of our stockholders.

•	Attraction and Retention of Talent — Our executive compensation programs are designed to help us attract and retain key management talent.

The following table provides information regarding how the elements of our executive compensation program are used to achieve these objectives:

Compensation Element	Form	Objective	Rationale/Key Characteristics
Base Salary	Cash	Retention

•   Fixed compensation

•   Intended to be commensurate with each executive’s position and level of responsibility

•   Targeted between 50th and 75th percentile of our compensation peer group

•   Evaluated annually or as necessary in response to organizational or business changes, but not automatically increased

Annual Incentive Compensation	Cash	Performance Alignment of Interests

•   Variable compensation tied to Company and individual performance; each award can vary from 0% to 200% of base salary

•   Provide rewards for achieving short-term or annual performance goals that we consider to be important contributors to stockholder value

•   Performance goals and targets established by the Compensation Committee at the beginning of each year

•   Results reviewed against goals and bonus payouts determined by the Compensation Committee at the end of each year

Equity Compensation	Restricted Stock Performance Shares Options	Performance Alignment of Interests Retention

•   Variable compensation designed to reward contributions to our long-term strategic, financial and operational success, motivate future performance, align the interests of our executives with those of our stockholders, and retain key executives through the term of the awards

•   Award levels take into consideration competitive market data as well as market practice regarding the types of equity to grant, as well as, the value of existing grants and vesting profiles

•   Targeted between 50th and 75th percentile of our compensation peer group

•   Determination of the appropriate mix of equity grants takes into consideration the dilutive impact and cost of these grants with their potential benefits

•   Annual budgets for the equity compensation program are set at levels that we believe are reasonable relative

Compensation Element	Form	Objective	Rationale/Key Characteristics

    to peer companies, taking into account our compensation objectives, and affordability at various performance levels

• Restricted stock serves both to reward and retain executives over the term of the awards

• Performance share units are fully at risk and depend upon key performance measures that drive value for our stockholders, thus aligning the interests of our executives and stockholders

• Stock options are a motivational tool and are supportive of our growth strategy

Deferred Compensation	Cash	Retention

• Balances in the deferred compensation plan are unfunded obligations; balances are adjusted on the basis of notional investment returns, which are not set or guaranteed by the Company

• Permits employees at the vice president level and above, including the named executive officers, to defer certain elements of compensation in order to delay taxation on such amounts

• Standard benefit arrangement commonly offered at companies of similar size

• Permits deferral of up to 75% of base salary and up to 90% of annual cash incentive awards and bonuses, with discretionary matching contributions

Other Compensation	n/a	Retention

• Executives receive health and welfare benefits under the same programs and subject to the same eligibility requirements that apply to all Company employees

• Executives participate in our 401(k) plan on the same terms and conditions as apply to other Company employees

• No defined benefit (pension) or supplemental retirement plans for our executives

• Occasionally other benefits that we believe are reasonable, competitive and consistent with our compensation objectives are provided, which benefits represent a small portion of total compensation

Severance and Change in Control Arrangements	Cash and Equity	Retention

• Severance and equity award arrangements provide benefits to key management employees, including our named executive officers, if they experience specified termination or change-in-control events

• Reasonable severance and change-in-control protections for our named executive officers are necessary in order for us to attract and retain qualified executives

• The necessity and design of our executive severance and change-in-control arrangements is periodically reviewed

Balanced Compensation Program Design

Our compensation programs are designed to strike a balance between cash and equity and between annual and long-term incentives that the Compensation Committee considers appropriate. Our mix of compensation elements is designed to reward near-term results (in the form of annual cash incentive compensation) and motivate long-term performance (in the form of equity awards that vest over multi-year periods and which are based, in the case of performance share units, on the achievement of Company financial objectives). The charts below show the elements of compensation as a percentage of the target total direct compensation (which we define as base salary, cash incentive awards and equity compensation) for 2011 for our CEO and our other continuing named executive officers (“NEOs”) (taken as a whole):

Implementing Compensation Objectives

Determining Compensation

In making compensation decisions, we review the performance of the Company and each executive. We also consider the executive’s level of responsibility, the importance of the executive’s role in achieving our corporate objectives, and the executive’s long-term potential, while taking into account his or her current compensation, realized and unrealized equity gains and stock ownership levels, and our stock selling restrictions for executives. Finally, we weigh competitive practice, relevant business and organizational changes, retention needs and internal pay equity.

In order to attract and retain the best management talent, we believe we must provide a total compensation package that is competitive relative to our peers. For this purpose, we considered the practices of specific companies that we identified as our peers for 2011. These public companies were selected by the Compensation Committee, whose primary selection criteria were industry (technology), similar business models and comparable financials (including revenues, profitability, market capitalization and growth profiles). The peer companies used for 2011 executive compensation planning purposes were:

Abovenet Communications, Inc.*	Akamai Technologies, Inc.
Ansys Technologies Inc.	Dolby Laboratories, Inc.
Equinix Inc.	F5 Networks, Inc.
FactSet Research Systems Inc.	Informatica Corp.
Red Hat, Inc.	Salesforce.com, Inc.
SAVVIS, Inc.	SBA Communications Corp.
Syniverse Holdings, Inc.	TNS, Inc.
VeriSign, Inc.

*	New for 2011

One 2010 peer, NTELOS Holdings Corp., was removed due to differences in business model and size. As a result, the peer group for 2011 consisted of fourteen companies that were used for benchmarking purposes in 2010 and one additional company that met the above criteria. At the time the Compensation Committee evaluated the 2011 peer group, Neustar’s revenue approximated the 25th percentile of the peer group, market capitalization was below the 25th percentile, EBITDA and net income were between the median and 75th percentile of the peer group, and three-year revenue growth was approximately the median of the peer group.

In addition to specific peer company data, we considered compensation surveys conducted by Radford, Culpepper and IPAS, nationally recognized consulting firms, with a focus on surveys of companies in the technology/software and communications business service sectors that have revenues comparable to ours. We did not know and did not receive or consider the compensation specifics of the component companies in each of these surveys when making compensation decisions for the named executive officers.

After reviewing the survey and peer group data described above, we determined the approximate range within which to target long-term incentive compensation for our executives. Within that range, we incorporated flexibility to respond to and adjust for the evolving business environment and our specific hiring and retention needs. For 2011, we set target base salary and long-term incentive compensation for our executives to fall between the median and 75th percentile of competitive practice. As described below, individual levels varied from the targeted competitive position based on factors such as individual performance, executive responsibilities relative to benchmark position responsibilities, skill set and experience, and tenure in a particular position. For 2011, we did not target a specific range or positioning with respect to the survey or peer group data for the other elements of our compensation program or overall target total direct compensation. Instead, we used this information to confirm that such elements of the compensation program were reasonable.

Role of Compensation Committee and Management

The Compensation Committee has primary responsibility for overseeing the design and implementation of our executive compensation programs. The Compensation Committee, with input from the other independent directors, evaluates the performance of the CEO. The Compensation Committee then recommends CEO compensation to the independent directors for approval. The CEO and the Compensation Committee together review the performance of our other executive officers, and the Compensation Committee determines their compensation based on recommendations from the CEO and the Senior Vice President, Human Resources. The CEO, CFO and Senior Vice President, Human Resources also provide information and recommendations to the Compensation Committee regarding Company financial targets under our annual incentive plan and our performance share unit awards, and the cost of the executive compensation program. The other named executive officers do not play a role in their own individual compensation determinations, other than discussing individual performance objectives with the CEO.

As part of its responsibility for overseeing our compensation programs, the Compensation Committee assists management and the Board in evaluating risks arising from our compensation policies and practices. Compensation risk is discussed in more detail on page 31 below. Our company-wide ERM process is discussed on page 15 above.

Role of Compensation Consultants

With respect to decisions for 2011 compensation of the named executive officers, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook”) to review market trends and advise the Compensation Committee regarding executive compensation. Upon request, representatives from Cook were responsible for preparing and reviewing Compensation Committee materials, attending Compensation Committee meetings, assisting the Compensation Committee with program design, and generally providing advice and counsel as compensation issues arise. The Compensation Committee also looked to Cook in 2011 for assistance in assessing the competitiveness of our executive compensation programs. In 2011, Cook prepared competitive reviews of the Company’s executive and non-employee director compensation programs, presented an overview of executive compensation trends and regulatory developments, reviewed management’s recommendations for changes to the peer group, and provided competitive compensation data on non-executive chairman compensation levels and practices.

The Compensation Committee is directly responsible for the appointment, compensation and oversight of Cook. Cook reported directly to the Compensation Committee, although the Compensation Committee instructed Cook to work with management to compile information and gain an understanding of the Company and any issues for consideration by the Compensation Committee. Cook did not receive professional fees from Neustar in 2011 other than in connection with advising the Compensation Committee on executive and director compensation matters, as described above. Having worked with Cook as the compensation consultant for several years, at the end of the 2011 compensation planning process, the Compensation Committee considered bids from a variety of consultants to assist the Compensation Committee in its assessment of executive and director compensation, compensation best practices, trends and competitive practices. At the conclusion of this procurement process, the Compensation Committee decided to retain Towers Watson as its sole compensation consultant. With respect to 2011 compensation of the named executive officers, management retained the services of Meridian Compensation Partners, LLC to provide it with information regarding the competitiveness of our executive compensation programs.

Equity Grant Process

All equity grants to our employees, including our named executive officers, are approved by the Compensation Committee. In 2011, the Compensation Committee granted equity awards on a periodic basis to employees at an appropriate level of seniority within the Company whose performance and potential contributions warranted such consideration. New hires at this level of seniority were generally granted equity awards upon or after hire. On occasion, special retention and recognition grants were made to individuals deemed critical to retain, difficult to replace or high-potential employees.

The exercise price of each stock option awarded to our employees is the closing price of our common stock on the date of grant. If the Compensation Committee meets after the release of our quarterly or annual earnings information, the grant date is set as the date of the meeting. If the Compensation Committee meets prior to the release of earnings information, the Compensation Committee designates a grant date that is several days after the release of earnings information, in order to allow for dissemination of earnings information to the public.

Clawbacks

Neustar will seek to recover incentive compensation granted to any executive as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback provision prescribed by law or New York Stock Exchange listing standards. Under our current clawback policy, equity grants to executives include provisions under which the Company can claw back shares (or the value thereof) in the event that an executive engages in fraud, dishonesty, willful misconduct or any other activity deemed detrimental to the Company (including, where permitted by applicable law, any violation of the non-compete, non-solicit, confidentiality, non-disparagement and other obligations set forth in grant agreements).

Stock Ownership Guidelines

The Compensation Committee adopted stock ownership guidelines for executives effective January 1, 2008. The guidelines are designed to increase executives’ equity stakes in the Company and to align executives’ interests more closely with those of our stockholders. The guidelines provide that, within five years, the CEO should attain an investment position in Neustar stock equal to at least four times her base salary, and all other current executive officers should attain an investment position equal to at least two times their base salary. The number of shares needed to be owned is calculated annually based on the executive’s salary and an average of the prior year’s quarter-end closing stock prices.

Shares counted toward meeting the guidelines include shares owned outright by the executive or his or her spouse, including shares acquired upon the exercise of stock options and shares delivered upon vesting of restricted stock; performance shares earned by the executive; deferred stock units; shares held in trust that are included in the executive’s ownership reports filed with the Securities and Exchange Commission (“SEC”); and shares held in the executive’s retirement accounts. Unexercised stock options and unvested restricted stock or performance share units do not count toward meeting the guidelines.

Under the guidelines, each executive is expected to retain a percentage of the after-tax profit shares received from the Company’s equity compensation program (for example, upon the exercise of options, vesting of restricted stock, or receipt of shares under performance-based awards) until his or her expected ownership level is achieved. For the CEO, this retention ratio is 100%; for all other current executive officers, the retention ratio is 50%. The retention ratios apply only to equity awards granted on or after January 1, 2007.

Management Stock Selling Restrictions

Each year, our Nominating and Corporate Governance Committee and Board of Directors adopt a policy governing sales of Neustar stock by our executives. Like the stock ownership guidelines, the stock selling restrictions are intended to align the interests of executives with those of our stockholders by requiring the executives to retain a meaningful percentage of their equity holdings in the Company. The Compensation Committee considers the impact of the stock selling restrictions, together with realized and unrealized equity gains, when evaluating retention needs and executive compensation generally.

Transactions in Company Securities

It is against Company policy for any employee (including any executive) to engage in short-term or speculative transactions in Company securities. Employees are prohibited from trading in puts or calls in Company securities and from selling Company securities short. Employees are also discouraged from including Company securities in a margin account or pledging Company securities as collateral for a loan.

Compensation of the Named Executive Officers

In determining total compensation for our named executive officers for 2011, we evaluated the financial and operational performance of the Company and considered each executive’s contributions to that performance. In addition, our compensation decisions for the named executive officers who commenced employment with us in 2011 (Mr. Harris and Dr. Bregman) took into account arms-length negotiations in connection with their hiring. For a discussion of the Company’s 2011 performance, see “Executive Summary — 2011 Business Results and Key Events” above.

Base Salary

The Compensation Committee (and the independent directors, in the case of the CEO) approved 2011 base salaries for the named executive officers in February 2011 (other than Mr. Harris who joined in March 2011 and Dr. Bregman who joined in August 2011). The increase in base salary for each of Mr. Lalljie and Mr. Edwards was approved in recognition of (a) the expanded scope of each of their responsibilities as we reorganized our management and organizational structure and (b) their exceptional performance in 2010. The increase in base salary for Mr. Lowen was approved based on a study conducted by Cook that indicated Mr. Lowen’s base salary was below the median base salary for persons with comparable positions at targeted comparator group companies. The following table sets forth the 2011 base salaries for the named executive officers:

Name	2011 Salary	% Increase in Salary 2011 vs. 2010
Lisa Hook	$540,000	—
Paul Lalljie	$400,000	7%
Scott Blake Harris	$380,000	n/a
Mark Bregman	$420,000	n/a
Steven Edwards	$345,000	15%
Martin Lowen	$340,000	16%
Matthew Levin	$360,000	n/a

Base salaries paid to the named executive officers for 2011 are shown in the Summary Compensation Table on page 32.

Cash Incentive Compensation

In early 2011, the Compensation Committee set performance goals and targets under our annual cash incentive plan for 2011. For the named executive officers other than Mr. Edwards, the Compensation Committee determined to base a significant majority of awards on the Company’s achievement of established goals relating to 2011 revenue and adjusted EBITDA, with the remaining portion of the bonus based upon individual achievement. For Mr. Edwards, the Compensation Committee placed substantial weight on the achievement of Carrier Services group revenue targets, with the remaining portion split evenly between individual and corporate achievement. The Compensation Committee elected to use Company revenue and adjusted EBITDA as performance measures for 2011 because we believed these measures focused our executives on profitable growth that would lead to enhanced stockholder value. For Mr. Edwards, the majority of his bonus was based upon Carrier Services group revenue as that is the group for which he is primarily responsible.

The Compensation Committee (and the independent directors, in the case of the CEO) agreed to use the following target cash incentive opportunities, presented as a percentage of base salary, for executive awards in 2011. Actual payouts could vary from 0% to 200% of target, depending on Company, group and individual performance as determined by the Compensation Committee. The following table lists the target bonus percentage for each named executive officer and the incentive program weighting applicable to each:

Name	2011 Target (% of Salary)	Corporate Portion (%)	Services Group Portion (%)	Individual Portion (%)
Lisa Hook	100%	100%	—	—
Paul Lalljie	70%	80%	—	20%
Scott Blake Harris	70%	80%	—	20%
Mark Bregman	60%	80%	—	20%
Steven Edwards	60%	20%	60%	20%
Martin Lowen	60%	80%	—	20%
Matthew Levin	60%	80%	—	20%

In March 2011, the Compensation Committee established the revenue and adjusted EBITDA targets for the 2011 cash incentive program, which were $594.5 million and $248.2 million, respectively. In early 2012, the Compensation Committee reviewed the Company’s 2011 financial results and evaluated the extent to which business objectives for the year were met. The Compensation Committee certified that the Company had achieved 2011 adjusted revenue of $594.2 million (or 99.95% of the target, which was rounded up to 100% per the Compensation Committee’s judgment) and 2011 adjusted EBITDA of $263.7 million (or 106.2% of the target). Based on these results, the Compensation Committee determined that the objectives for the corporate portion of the bonus for 2011 were achieved at the 131% payout level.

Adjusted revenue for this purpose was our 2011 revenue as reported in our financial statements, adjusted to include revenue from our discontinued operations (converged messaging services business) and to exclude the impact of acquired assets and businesses.

Adjusted EBITDA for this purpose was defined as 2011 net income as reported in our financial statements, plus depreciation and amortization, plus other expense, plus income taxes, adjusted to include the impact of our discontinued operations and to exclude the impact of acquired assets and businesses and stock-based compensation expense relating to the termination of our former chief executive officer.

For Mr. Edwards, the Compensation Committee reviewed the achievement of Carrier Services group with respect to its revenue targets for 2011. This target reflected our internal, confidential business plan, the disclosure of which we believe would result in competitive harm to us. The targets required a very high level of performance by Mr. Edwards and his group to achieve the target level of funding. Based on the revenue results of the Carrier Services group, the Compensation Committee determined that the revenue objective had been achieved at the 119% payout level, which, when combined with the corporate results, resulted in a payout level for the Carrier Services group portion of the 2011 bonus at the 156% payout level.

For fiscal 2011, all named executive officers participating in the cash incentive compensation plan had individual performance goals under the plan, other than Ms. Hook whose 2011 target cash incentive opportunity was 100% based on corporate performance. In evaluating individual performance of each of the named executive officers that has an individual portion (other than Mr. Levin, who was not eligible due to his resignation), the Compensation Committee considered (a) management’s successful acquisition and integration of two strategic assets, (b) management’s design and implementation of a new brand identification program and research and development organization and (c) Carrier Services’ ability to strengthen its customer satisfaction ratings while driving sales 2% above its operating targets. These accomplishments resulted in the bonus payouts set forth in the table below for each named executive officer.

Mr. Lowen, per his Separation Agreement, was guaranteed a payout under the individual portion of his 2011 bonus at the 100% payout level.

After calculating the bonus payout levels for the corporate, Carrier Services group and individual portions of the bonuses for each named executive officer, the Compensation Committee determined to increase the individual payouts to Ms. Hook (by $150,000) and Mr. Lalljie (by $100,000) in recognition of the executives’ outstanding strategic contributions in 2011, including closing the TARGUSinfo and Evolving Systems, Inc. acquisitions, the rationalization of the Company’s balance sheet, the return of cash to stockholders through the stock repurchase program and the Company’s outstanding stock price performance.

Following its review, the Compensation Committee (and the independent directors, in the case of Ms. Hook) determined to pay the following amounts to the named executive officers for 2011 (other than Mr. Levin, who was not eligible due to his resignation):

Name	Target Award	Corporate Portion Payout	Carrier Services Group Payout	Individual Payout	Calculated Award	Calculated Award as % of Target	Actual Payout
Lisa Hook	$540,000	131%	—	—	$707,400	131%	$857,400
Paul Lalljie	$280,000	131%	—	196.5%	$403,480	144%	$503,480
Scott Blake Harris(1)	$221,667	131%	—	163.75%	$304,903	138%	$304,903
Mark Bregman(1)	$105,000	131%	—	131%	$137,550	131%	$137,550
Steven Edwards	$207,000	131%	156%	119%	$297,252	144%	$297,252
Martin Lowen	$204,000	131%	—	100%	$254,592	125%	$254,592

(1)	The target award for Mr. Harris and Dr. Bregman represented pro-rated target bonus amounts based upon the total number of months each was employed in 2011.

In addition to the regular annual incentive program, we agreed, based upon an arms-length negotiation in connection with his initial hire, to provide Mr. Harris with two special incentive bonus programs. One of these programs provided Mr. Harris with the opportunity to earn a bonus of $100,000, payable in March 2012, based upon the achievement of objectives determined by the Compensation Committee over his first year of employment and continued employment through March 14, 2012. On February 29, 2012, the Compensation Committee certified that Mr. Harris had achieved his first year objectives and earned this $100,000 bonus (which bonus required continued employment through March 2012 and is included in the Summary Compensation Table below under the column “All Other Compensation” on page 32). The other program provides Mr. Harris with the opportunity to earn a bonus of $350,000 based on the achievement of strategic objectives agreed upon by Mr. Harris and the Compensation Committee. This $350,000 bonus, if earned, will be paid upon the later of the date these objectives are achieved or March 14, 2013, subject to continued employment until such date.

We also agreed, in 2011, based upon arms-length negotiations at the time each executive was initially hired by us, to pay Mr. Harris and Dr. Bregman sign-on bonuses in the amount of $250,000 and $125,000, respectively. These sign-on bonuses were subject to clawback if the applicable executive had terminated employment prior to March 14, 2012 (in the case of Mr. Harris) or December 31, 2011 (in the case of Dr. Bregman). These sign-on bonuses are included in the Summary Compensation Table under the column “All Other Compensation” on page 32.

The cash incentive compensation paid to the named executive officers for 2011 is shown in the Summary Compensation Table on page 32.

Equity Compensation

In 2011, the Compensation Committee granted a combination of stock options, performance share units and restricted stock to our named executive officers who were employed by us at the beginning of the year

(Ms. Hook, Mr. Lalljie, Mr. Edwards and Mr. Lowen). This combination reflected a balancing of several of our compensation objectives, including motivating performance, aligning the interests of our executives and stockholders, and retaining key executives. Mr. Harris, Dr. Bregman and Mr. Levin received sign-on equity awards in the form of stock options and restricted stock in connection with their initial hire, which awards, both in size and form, were determined based on arms-length negotiation with each executive.

For each of the named executive officers (other than Mr. Harris, Dr. Bregman and Mr. Levin), roughly half of their 2011 equity compensation award value was delivered in stock options, one-quarter was delivered in performance share units, and one-quarter was delivered in restricted stock. This weighting provided a dual focus for our executives on both stockholder value creation and long-term operating performance. We added restricted stock as an element of our annual equity compensation program in 2010, both to improve retention value and to align our program more closely with competitive practice.

The named executive officers’ 2011 stock options and restricted stock (including all of the awards granted to Dr. Bregman and a portion of the awards granted to Mr. Harris) vest over four years, and their performance share units vest on January 1, 2014 based upon the achievement of 2011 Company cumulative revenue and adjusted EBITDA goals set by the Compensation Committee at the time of grant. The Compensation Committee elected to use cumulative revenue and adjusted EBITDA for goals because these measures focus our executives on profitable growth that is expected to enhance stockholder value. As in 2010, the relative weighting of the revenue and adjusted EBITDA goals was 30% for the revenue objective and 70% for the adjusted EBITDA objective. In addition to the 2011 stock options and restricted stock awards that were granted to Mr. Harris as described above, Mr. Harris was granted a new hire restricted stock award that will vest over three years.

The 2010 performance share units are scheduled to vest on January 1, 2013 at 116% of target based on 2010-2011 Company cumulative adjusted revenue of $1,100.0 million and cumulative adjusted EBITDA of $488.7 million, versus target revenue of $1,135.0 million and target adjusted EBITDA of $480.0 million. The 2011 performance share units are scheduled to vest on January 1, 2014 at 134% of target based on 2011 Company revenue of $594.2 million and adjusted EBITDA of $259.1 million, versus target revenue of $594.8 million and target adjusted EBITDA of $248.2 million

Adjusted revenue for this purpose was our cumulative revenue for the applicable performance period as reported in our financial statements, adjusted to include revenue from our discontinued operations (converged messaging) and to exclude the impact of acquired assets and businesses.

For the purposes of the 2010 performance share units, adjusted EBITDA was defined as our cumulative net income for the applicable performance period as reported in our financial statements, plus depreciation and amortization, plus other expense, plus income taxes, adjusted to include the impact of our discontinued operations and to exclude the impact of acquired assets and businesses, impairment of long-lived assets related to our converged messaging services, restructuring charge related to our organization realignment, and severance costs and stock-based compensation expense relating to the termination of our former chief executive officer.

For the purposes of the 2011 performance share units, adjusted EBITDA was defined as our cumulative net income for the applicable performance period as reported in our financial statements, plus depreciation and amortization, plus other expense, plus income taxes, adjusted to include the impact of our discontinued operations and to exclude the impact of acquired assets and businesses, and stock-based compensation expense relating to the termination of our former chief executive officer.

Mr. Levin forfeited 100% of his stock awards and option awards upon his departure from the Company. Mr. Lowen forfeited 100% of any unvested stock awards and option awards upon his departure from the Company.

The stock options, performance share units and restricted stock awards granted to the named executive officers in 2011 are shown in the 2011 Grants of Plan-Based Awards table on page 34.

Severance and Change in Control Arrangements

As discussed under “Potential Payments upon Termination or Change in Control” below, we maintain severance and equity award arrangements that provide benefits to key management employees, including our named executive officers, if they experience specified termination or change-in-control events.

We have defined the events that would trigger payments in a manner that we believe is reasonable and consistent with current market practices. For example, the definition of “good reason” in our severance and change-in-control arrangements is intended to be limited to true circumstances of constructive discharge and includes notice and opportunity-to-cure provisions, so that severance rights are not triggered inadvertently. In addition, the rights in our change-in-control arrangements are “double trigger” – meaning that in order for change-in-control benefits to be payable, there must occur both a change in control and an affirmative action by us or our successor to terminate (or constructively terminate) an executive’s employment, unless the acquirer in such a transaction does not assume and continue unvested awards following the transaction (in which case awards may vest in full prior at the time of the transaction). Our change-in-control arrangements also do not provide for excise tax gross-ups. Finally, any payments under our severance plan are conditioned on the executive’s execution of a release of claims and agreement to abide by specific non-compete, non-solicit, confidentiality and other obligations set forth in the plan (where permitted by applicable law).

We periodically review the design of our executive severance and change-in-control arrangements. As our needs, the regulatory framework and market practices evolve, we will consider whether changes to our policies are appropriate.

Martin Lowen’s Severance. Mr. Lowen’s employment with the Company ended on February 29, 2012; however, Mr. Lowen ceased to serve as Senior Vice President, General Counsel and Secretary as of December 8, 2011, after which time he served as senior adviser and non-executive employee.

Under his Separation Agreement with the Company, the Company provided Mr. Lowen with the following severance benefits in accordance with our Key Employee Severance Pay Plan: (i) 100% of Mr. Lowen’s base salary ($340,000), payable over 12 months; (ii) an additional lump sum cash payment of $340,000; (iii) a cash incentive award for 2011, based on actual results (as described above); and (iv) reimbursement for up to 18 months of COBRA continuation coverage under the Company’s medical plan. Mr. Lowen also received an additional lump sum payment of $400,000, and the Company paid $10,000 in fees for services provided by Mr. Lowen’s attorneys in connection with his termination of employment.

Other Compensation

Other benefits provided to the named executive officers for 2011 include Company contributions to 401(k) plan accounts, which are available to all of our employees, and travel and temporary living expenses for Mr. Edwards, who commutes to our headquarters from his home in another state. These benefits constituted only a small portion of each executive’s total compensation for 2011.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit of $1 million on the amount that a public company may deduct for compensation paid to the company’s CEO and to each of the company’s other covered officers. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if performance meets pre-established, objective goals based on criteria approved by stockholders). For 2011, the grants of stock options and performance share units to our named executive officers were designed with the intent to satisfy the requirements for deductible compensation under Section 162(m). In addition, the payments described under “Compensation of the Named Executive Officers — Cash Incentive Compensation” above were subject to a threshold performance measure designed with the intent to satisfy the requirements for deductible compensation under Section 162(m). However, we cannot guarantee that all compensation paid by us to our named executive officers will be fully deductible as a result of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion & Analysis set forth above and has discussed that Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s 2012 proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for 2011. This report is provided by the following independent directors, who compose the Compensation Committee:

Joel P. Friedman (Chair)

Gareth Chang

Ross K. Ireland

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Compensation Committee Report by reference therein.

COMPENSATION RISK

Our compensation programs are designed with a balance of risk and reward in relation to the Company’s overall business strategy. Neustar’s management assessed, and the Compensation Committee reviewed, the Company’s executive and broad-based compensation and benefits programs. Based on this assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Among the program attributes that discourage inappropriate risk-taking are:

•	the balance between annual and long-term compensation, including that a significant portion of target compensation is delivered in the form of equity incentives that vest over several years;

•	the use of multiple financial metrics for performance-based awards and the use of individual goals under our annual incentive program;

•	strong governance policies applicable to sales force and commissions process;

•	the Compensation Committee’s ability to modify annual cash incentives to reflect the quality of earnings, individual performance, and other factors that it believes should influence compensation;

•	the equity program’s use on longer-term vesting periods;

•	the use of graded payout curves and capped incentive awards;

•	our compensation recovery (clawback) provisions, which serve as a deterrent to activities that could harm the Company;

•	our policy against short-term or speculative transactions in Company securities; and

•	our stock ownership guidelines, which encourage a longer-term perspective and align the interests of executives with other stockholders.

EXECUTIVE COMPENSATION TABLES AND DISCUSSION

Summary Compensation Table

The following table sets forth all compensation paid by us, for the period shown, to our principal executive officer, our principal financial officer, our next three most highly compensated executive officers and two executive officers who resigned their positions during 2011 and therefore were not executive officers at the end of 2011. We refer to these individuals as the “named executive officers” elsewhere in this proxy statement. The amounts shown in the Stock Awards and Option Awards columns reflect the grant date fair value of equity awards for 2011 and prior years, not the actual amounts paid to or that may be realized by the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)		Stock Awards(2) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation(4) ($)	Total ($)
Lisa Hook President and Chief Executive Officer	2011	540,054	150,000		1,101,695	(5)	1,419,040	707,400	18,677	3,936,866
	2010	470,041	—		638,960		665,775	550,000	13,150	2,337,926
	2009	435,000	—		630,990		524,432	775,990	13,150	2,379,562

Paul Lalljie SVP and Chief Financial Officer	2011	399,086	100,000		460,230	(6)	483,720	403,480	15,171	1,861,687
	2010	367,192	75,000		456,628		477,018	284,445	13,150	1,673,433
	2009	313,014	104,384		530,480		118,650	254,896	13,002	1,334,426

Scott Blake Harris	2011	292,361	350,000	(7)	1,078,800	(8)	886,000	304,903	14,115	2,926,179
General Counsel and SVP

Mark Bregman	2011	159,972	125,000	(9)	225,500	(10)	727,000	137,550	10,105	1,385,127
SVP and Chief Technology Officer

Steven Edwards SVP Carrier Services	2011	343,317	—		290,950	(11)	306,240	297,252	52,349	1,290,108
	2010	300,000	50,000		272,927		285,839	174,456	60,158	1,143,380

Martin Lowen	2011	338,201	—		290,950	(12)	306,240	254,592	754,818	1,944,801
Former SVP, General Counsel and Secretary

Matthew Levin	2011	221,872	—		762,093	(13)	696,000	—	22,362	1,702,327
Former SVP, Business Affairs

(1)	Reported amounts (a) include amounts earned with respect to performance in the year shown but paid in the following year, and (b) exclude amounts earned with respect to performance in the previous year but paid in the year shown.

(2)	This column represents the aggregate grant date fair value of restricted stock and performance share units granted to the named executive officers in the year shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic Compensation — Stock Compensation. For information about the assumptions and underlying calculations upon which we base grant date fair value, see Note 14 to the Neustar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC. These amounts may not correspond to the actual value that will be recognized by the named executive officers.

(3)	This column represents the aggregate grant date fair value of stock options granted to the named executive officers in the year shown, computed in accordance with FASB ASC Topic Compensation — Stock Compensation. For information about the assumptions and underlying calculations upon which we base grant date fair value, see Note 14 to the Neustar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC. These amounts may not correspond to the actual value that will be recognized by the named executive officers.

(4)	See the All Other Compensation table below.

(5)	Consistent with FASB ASC Topic Compensation — Stock Compensation, the grant date fair value of Ms. Hook’s performance share units was computed based on target performance. If maximum performance had been used, the grant date fair value of the units awarded to Ms. Hook in 2011 would have been $1,346,517.

(6)	Consistent with FASB ASC Topic Compensation — Stock Compensation, the grant date fair value of Mr. Lalljie’s performance share units was computed based on target performance. If maximum performance had been used, the grant date fair value of the units awarded to Mr. Lalljie in 2011 would have been $575,288.

(7)	The bonuses paid to Mr. Harris include a (a) $250,000 sign-on bonus and (b) $100,000 bonus paid upon his achievement of his first year objectives and his continued employment through March 2012.

(8)	Mr. Harris joined the Company in March 2011. Mr. Harris was not granted any performance share units during 2011.

(9)	The bonus paid to Dr. Bregman includes a $125,000 sign-on bonus.

(10)	Dr. Bregman joined the Company in August 2011. Dr. Bregman was not granted any performance share units during 2011.

(11)	Consistent with FASB ASC Topic Compensation — Stock Compensation, the grant date fair value of Mr. Edwards’ performance share units was computed based on target performance. If maximum performance had been used, the grant date fair value of the units awarded to Mr. Edwards in 2011 would have been $363,688.

(12)	Mr. Lowen was replaced as Senior Vice President, General Counsel and Secretary in December 2011 and left the Company in February 2012. Consistent with FASB ASC Topic Compensation — Stock Compensation, the grant date fair value of Mr. Lowen’s performance share units was computed based on target performance. If maximum performance had been used, the grant date fair value of the units awarded to Mr. Lowen in 2011 would have been $363,688.

(13)	Mr. Levin joined the Company in January 2011 and left the Company in July 2011. Mr. Levin was not granted any performance share units during 2011. Mr. Levin forfeited 100% of his stock awards and option awards granted during 2011 upon his departure from the Company.

All Other Compensation

The following table describes the components of All Other Compensation in the Summary Compensation Table for each named executive officer for 2011.

Name	Company Contributions to Individual’s 401(k) Account ($)	Termination Benefits ($)		Other Benefits(1) ($)		Total ($)
Lisa Hook	18,677	—		—		18,677
Paul Lalljie	15,171	—		—		15,171
Scott Blake Harris	14,115	—		—		14,115
Mark Bregman	10,105	—		—		10,105
Steven Edwards	13,073	—		39,276	(2)	52,349
Martin Lowen	14,818	740,000	(3)	—		754,818
Matthew Levin	9,700	—		12,662	(4)	22,362

(1)	This column includes the total value of other benefits (including perquisites and personal benefits) paid to each named executive officer. To the extent that the total value of perquisites and other personal benefits was less than $10,000, the value of such benefits has been omitted in accordance with SEC rules.

(2)	Other benefits for Mr. Edwards are composed of temporary living expenses ($31,998) and travel ($7,278) relating to Mr. Edwards’ commute to our corporate headquarters. The Company did not reimburse Mr. Edwards for taxes associated with these benefits.

(3)	Mr. Lowen’s severance benefits disclosed under “Termination Benefits” are described in more detail under “Compensation Discussion & Analysis — Compensation of the Named Executive Officers — Severance Arrangements” above.

(4)	Other benefits for Mr. Levin are comprised of travel and hotel expenses related to Mr. Levin’s commute to our corporate headquarters. The Company did not reimburse Mr. Levin for taxes associated with these benefits.

2011 Grants of Plan-Based Awards

The following table provides information regarding each plan-based award granted to a named executive officer in the last fiscal year. All non-equity incentive plan awards were granted pursuant to the Neustar, Inc. Performance Achievement Reward Plan. All equity awards were granted pursuant to the Neustar, Inc. 2009 Stock Incentive Plan.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)	All Other Option Awards (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Lisa Hook	—	—	540,000	1,080,000	—	—	—	—	—	—	—
	2/22/11	—	—	—	9,256	18,512	27,768	—	—	—	489,642
	2/22/11	—	—	—	—	—	—	23,140	—	—	612,053
	2/22/11	—	—	—	—	—	—	—	163,108	26.45	1,419,040
Paul Lalljie	—	—	280,000	560,000	—	—	—	—	—	—	—
	2/22/11	—	—	—	4,350	8,700	13,050	—	—	—	230,115
	2/22/11	—	—	—	—	—	—	8,700	—	—	230,115
	2/22/11	—	—	—	—	—	—	—	55,600	26.45	483,720
Scott Blake Harris	—	—	266,000	532,000	—	—	—	—	—	—	—
	5/2/2011	—	—	—	—	—	—	40,000	—	—	1,078,800
	5/2/2011	—	—	—	—	—	—	—	100,000	26.97	886,000
Mark Bregman	—		252,000	504,000	—	—	—	—	—	—	—
	8/8/2011		—	—	—	—	—	10,000	—	—	225,500
	8/8/2011		—	—	—	—	—	—	100,000	22.55	727,000
Steven Edwards	—	—	207,000	414,000	—	—	—	—	—	—	—
	2/22/11	—	—	—	2,750	5,500	8,250	—	—	—	145,475
	2/22/11	—	—	—	—	—	—	5,500	—	—	145,475
	2/22/11	—	—	—	—	—	—	—	35,200	26.45	306,240
Martin Lowen	—	—	204,000	408,000	—	—	—	—	—	—	—
	2/22/11	—	—	—	2,750	5,500	8,250	—	—	—	145,475
	2/22/11	—	—	—	—	—	—	5,500	—	—	145,475
	2/22/11	—	—	—	—	—	—	—	35,200	26.45	306,240
Matthew Levin	—	—	216,000	432,000	—	—	—	—	—	—	—
	1/3/2011	—	—	—	—	—	—	28,900	—	—	762,093
	1/3/2011	—	—	—	—	—	—	—	80,000	26.37	696,000

(1)	These columns show the amounts that each named executive officer could have received under the Performance Achievement Reward Plan for 2011 if various levels of performance had been achieved. Amounts are based on executive salaries as of December 31, 2011. Each executive’s actual payout for 2011 is set forth in the Summary Compensation Table above.

(2)	These columns show the number of shares that each named executive officer (other than Messrs. Lowen and Levin) could receive under the performance share unit awards granted in 2011 if various levels of performance are achieved. For Messrs. Lowen and Levin, these columns show the number of shares that could have been received under the performance share unit awards granted in 2011 had these awards not been canceled in connection with termination of employment. The vesting of the performance share units is described under “Notes to Summary Compensation Table and 2011 Grants of Plan-Based Awards Table” below.

Notes to Summary Compensation Table and 2011 Grants of Plan-Based Awards Table

As discussed under “Compensation Discussion & Analysis” above, the Compensation Committee considers numerous factors, including individual and Company performance, position and level of responsibility, market data, and the recommendations of our CEO, in determining each executive’s salary, performance-based cash award, equity awards and other compensation.

In 2011, the base salaries of the named executive officers constituted approximately one-tenth to one-fourth of their total compensation, with the remaining compensation composed principally of performance-based cash and equity awards (and in the case of Mr. Lowen, payments pursuant to a separation agreement). The separation agreement with Mr. Lowen is described under “Compensation Discussion & Analysis — Compensation of the Named Executive Officers — Severance Arrangements” above.

The performance-based cash awards in the Summary Compensation Table were approved by our Compensation Committee (and in the case of Ms. Hook, by the independent directors) in February 2012 pursuant to the Neustar, Inc. Performance Achievement Reward Plan. The Compensation Committee established the performance goals applicable to these awards in early 2011. Our Performance Achievement Reward Plan goals and payments are discussed in more detail under “Compensation Discussion & Analysis — Elements Used to Achieve Compensation Objectives” and “Compensation Discussion & Analysis — Compensation of the Named Executive Officers” above.

The stock option, restricted stock and performance share unit awards in the 2011 Grants of Plan-Based Awards table were granted by the Compensation Committee (and in the case of Ms. Hook, by the independent directors) under the Neustar, Inc. 2009 Stock Incentive Plan. Additional details regarding equity grants made in 2011 are set forth below.

Stock options.    Stock options granted in 2011 have a seven-year maximum term. Twenty-five percent of the options granted to our named executive officers in 2011 vested on February 22, 2012, and the remaining options vest in 36 monthly installments thereafter (subject to continued service).

Performance share units.    All of the performance share units granted to the named executive officers in 2011 vest on January 1, 2014 based on, and subject to, the achievement of Company cumulative revenue and EBITDA goals set by the Compensation Committee in February 2011.

Holders of performance share units may receive dividend equivalents, subject to the same restrictions and risk of forfeiture as the underlying performance share units. We did not pay any dividend equivalents in 2011.

Restricted shares.    Twenty-five percent of the restricted shares granted to our named executive officers on February 22, 2011 vested on February 22, 2012, and the remaining shares vest in three annual installments thereafter (subject to continued service). On February 22, 2011, the Company granted a special grant of restricted shares to Ms. Hook. Twenty-five percent of the special grant vested on October 15, 2011, the first anniversary of Ms. Hook’s appointment as the Company’s President and Chief Executive Officer, and the remaining shares vest in annual installments on each of the second, third and fourth anniversary of her appointment.

Holders of restricted shares may receive dividends, subject (in the case of stock dividends) to the same restrictions as the underlying restricted shares. We did not pay any dividends in 2011.

Outstanding Equity Awards at December 31, 2011

The following table provides information regarding unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2011 for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lisa Hook	181,140	3,860	(1)	26.38	2/22/15	—		—	—	—
	—	—		—	—	6,250	(2)	213,563	—	—
	63,612	26,188	(3)	15.39	2/23/16	—		—	—	—
	—	—		—	—	54,530	(4)	1,863,290	—	—
	37,785	44,715	(5)	22.82	2/23/17	—		—	—	—
	—	—		—	—	10,500	(6)	358,785	—	—
	—	—		—	—	16,184	(7)	553,007	—	—
	—	118,624	(8)	26.45	2/22/18	—		—	—	—
	12,973	31,511	(9)	26.45	2/22/18	—		—	—	—
	—	—		—	—	18,512	(10)	632,555	—	—
	—	—		—	—	3,471	(11)	118,604	—	—
	—	—		—	—	24,806	(12)	847,621	—	—
Paul Lalljie	2,624	—		6.25	6/22/14	—		—	—	—
	3,281	—		22.00	6/28/15	—		—	—	—
	12,500	—		27.85	8/1/15	—		—	—	—
	4,500	—		30.20	2/22/13	—		—	—	—
	4,400	—		32.59	3/1/14	—		—	—	—
	9,572	428	(13)	26.38	2/22/15	—		—	—	—
	—	—		—	—	20,000	(14)	683,400	—	—
	9,366	5,634	(15)	22.44	12/9/16	—		—	—	—
	—	—		—	—	9,310	(16)	318,123	—	—
	27,078	32,032	(17)	22.82	2/23/17	—		—	—	—
	—	—		—	—	7,503	(18)	256,378	—	—
	—	—		—	—	11,565	(19)	395,176	—	—
	—	55,600	(20)	26.45	2/22/18	—		—	—	—
	—	—		—	—	8,700	(21)	297,279	—	—
	—	—		—	—	11,658	(22)	398,354
Scott Blake Harris	—	100,000	(23)	26.97	5/2/18	—		—	—	—
	—	—		—	—	30,000	(24)	1,025,100	—	—
	—	—		—	—	10,000	(25)	341,700	—	—
Mark Bregman	—	100,000	(26)	22.55	8/8/18	—		—	—	—
	—	—		—	—	10,000	(27)	341,700	—	—

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven Edwards	41,676	8,324	(28)	21.06	9/11/18	—		—	—	—
	—	—		—	—	1,750	(29)	59,798	—	—
	26,005	10,695	(30)	15.39	2/23/16	—		—	—	—
	—	—		—	—	22,344	(31)	763,494	—	—
	16,225	19,195	(32)	22.82	2/23/17	—		—	—	—
	—	—		—	—	4,485	(33)	153,252	—	—
	—	—		—	—	6,912	(34)	236,183	—	—
	—	35,200	(35)	26.45	2/22/18	—		—	—	—
	—	—		—	—	5,500	(36)	187,935	—	—
	—	—		—	—	7,370	(37)	251,833	—	—
Martin Lowen	450	900	(38)	26.38	2/21/18	—		—	—	—
	765	10,695	(39)	15.39	2/23/19	—		—	—	—
	—	—		—	—	22,344	(40)	763,494	—	—
	—	—		—	—	3,900	(41)	133,263	—	—
	641	16,690	(42)	22.82	2/23/20	—		—	—	—
	—	—		—	—	6,011	(43)	205,396	—	—
	—	35,200	(44)	26.45	2/21/21	—		—	—	—
	—	—		—	—	5,500	(45)	187,935	—	—
	—	—		—	—	7,370	(46)	251,833	—	—

(1)	Options with respect to 3,854 shares vested in monthly installments on the last day of each calendar month. The remaining options will vest on January 31, 2012.

(2)	6,250 restricted shares vested on January 7, 2012.

(3)	Options with respect to 1,871 shares vested in monthly installments on the last day of each calendar month. The remaining options will vest in monthly installments on the last day of each calendar month through February 28, 2013.

(4)	Performance share units vested on January 1, 2012 at 133% of target based on achievement of Company cumulative revenue and EBITDA goals.

(5)	Options with respect to 20,625 and 1,716 shares vested on February 23 and March 31, 2011, respectively. The remaining options will vest in monthly installments on the last day of each calendar month through February 28, 2014.

(6)	3,500 restricted shares vested on February 23, 2011 and 2012. The remaining shares will vest in annual installments on February 23, 2013 and 2014.

(7)	Performance share units will vest on January 1, 2013 at 116% of target based on achievement of Company cumulative adjusted revenue and adjusted EBITDA goals.

(8)	29,656 restricted shares vested on February 22, 2012. The remaining shares will vest in monthly installments on the last day of each calendar month through February 28, 2015.

(9)	The remaining shares will vest in monthly installments on the last day of each calendar month through February 28, 2014.

(10)	4,628 restricted shares vested on February 22, 2012. The remaining shares will vest in annual installments on February 22, 2013, 2014 and 2015.

(11)	The remaining shares will vest in annual installments on October 15, 2012, 2013 and 2014.

(12)	Performance share units will vest on January 1, 2014 at 134% of target based on achievement of Company adjusted revenue and adjusted EBITDA goals.

(13)	Options with respect to 208 shares and 220 shares vested on January 31, 2012 and February 29, 2012, respectively.

(14)	Restricted shares vested on January 1, 2012.

(15)	The remaining options will vest in monthly installments on the last day of each calendar month through June 30, 2013.

(16)	Performance share units vested on January 1, 2012 at 133% of target based on achievement of Company cumulative revenue and EBITDA goals.

(17)	The remaining options will vest in monthly installments on the last day of each calendar month through February 28, 2014.

(18)	The remaining shares will vest in annual installments on February 23, 2012, 2013 and 2014.

(19)	Performance share units will vest on January 1, 2013 at 116% of target based on achievement of Company cumulative adjusted revenue and adjusted EBITDA goals.

(20)	Options with respect to 13,900 shares vested on February 22, 2012. The remaining unvested options will vest in monthly installments on the last day of each calendar month through February 28, 2015.

(21)	2,175 restricted shares vested on February 22, 2012. The remaining shares will vest in annual installments on February 22, 2013, 2014 and 2015.

(22)	Performance share units will vest on January 1, 2014 at 134% of target based on achievement of Company adjusted revenue and adjusted EBITDA goals.

(23)	Options with respect to 25,000 shares vested on March 14, 2012. The remaining unvested options will vest in monthly installments on the last day of each calendar month through March 31, 2015.

(24)	10,000 restricted shares will vest on September 14, 2012 and 20,000 shares will vest on March 14, 2014.

(25)	2,500 restricted shares vested on March 14, 2012. The remaining shares will vest in annual installments on March 14, 2013, 2014 and 2015.

(26)	Options with respect to 25,000 shares will vest on August 2, 2012. The remaining unvested options will vest in monthly installments on the last day of each calendar month through August 31, 2015.

(27)	2,500 restricted shares will vest on August 2, 2012. The remaining shares will vest in annual installments on August 2, 2013, 2014 and 2015.

(28)	The remaining options will vest in monthly installments on the last day of each calendar month through August 31, 2012.

(29)	1,750 restricted shares will vest on August 25, 2012.

(30)	The remaining options will vest in monthly installments on the last day of each calendar month through February 28, 2013.

(31)	Performance share units vested on January 1, 2012 at 133% of target based on achievement of Company cumulative revenue and EBITDA goals.

(32)	The remaining options will vest in monthly installments on the last day of each calendar month through February 28, 2014.

(33)	1,495 restricted shares vested on February 23, 2012. The remaining shares will vest in annual installments on February 23, 2013 and 2014.

(34)	Performance share units will vest on January 1, 2013 at 116% of target based on achievement of Company cumulative revenue and adjusted EBITDA goals.

(35)	Options with respect to 8,800 shares vested on February 22, 2012. The remaining unvested options will vest in monthly installments on the last day of each calendar month through February 28, 2015.

(36)	1,375 restricted shares vested on February 22, 2012. The remaining shares will vest in annual installments on February 22, 2013, 2014 and 2015.

(37)	Performance share units will vest on January 1, 2014 at 134% of target based on achievement of Company revenue and adjusted EBITDA goals.

(38)	Options with respect to 450 and 450 shares vested on January 31, 2012 and February 29, 2012, respectively.

(39)	Options with respect to 765 and 765 shares vested on January 31, 2012 and February 29, 2012, respectively. The remaining unvested options were cancelled after Mr. Lowen’s employment ended on February 29, 2012.

(40)	Performance share units vested on January 1, 2012 at 133% of target based on achievement of Company cumulative revenue and EBITDA goals.

(41)	1,300 restricted shares vested on February 23, 2012. The remaining shares were forfeited after Mr. Lowen’s employment ended on February 29, 2012.

(42)	Options with respect to 641 and 641 shares vested on January 31, 2012 and February 29, 2012, respectively. The remaining unvested options were cancelled after Mr. Lowen’s employment ended on February 29, 2012.

(43)	Performance share units were cancelled after Mr. Lowen’s employment ended on February 29, 2012.

(44)	Options with respect to 8,800 shares vested on February 22, 2012. The remaining unvested options were cancelled after Mr. Lowen’s employment ended on February 29, 2012.

(45)	1,375 restricted shares vested on February 22, 2012. The remaining shares were forfeited after Mr. Lowen’s employment ended on February 29, 2012.

(46)	Performance share units were cancelled after Mr. Lowen’s employment ended on February 29, 2012.

2011 Option Exercises and Stock Vested

The following table provides information regarding option exercises and stock vested during the last fiscal year for each named executive officer.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lisa Hook	—	—	10,907	293,704
Paul Lalljie	—	—	8,003	210,678
Scott Blake Harris	—	—	—	—
Mark Bregman	—	—	—	—
Steven Edwards	—	—	3,245	79,972
Martin Lowen	149,959	1,020,440	1,300	33,293
Matthew Levin	—	—	—	—

2011 Nonqualified Deferred Compensation

The Neustar, Inc. Deferred Compensation Plan, which was adopted in 2008, permits employees at the vice president level and above, including the named executive officers, to defer certain elements of compensation in order to delay taxation on such amounts. None of our named executive officers participated in this plan in 2011. The Deferred Compensation Plan permits deferral of up to 75% of base salary and up to 90% of annual cash incentive awards and bonuses. We may elect to provide matching contributions to the extent that deferrals under the plan have the effect of reducing a participant’s 401(k) compensation (and thus the matching contribution offered to all employees under our 401(k) plan), although we have not done so to date.

Amounts deferred or matched under the plan are credited with investment earnings based on the performance of investment options selected by the participants. Available investment options represent a range of asset classes, including cash, bond, value, index and growth funds. Participants may change their investment elections at any time. In general, deferrals and earnings are distributed to participants either at a specific date prior to retirement or termination of employment or at retirement or termination, as designated by the participant. Participants also may designate the form (lump sum or installments) of their distributions.

Potential Payments upon Termination or Change in Control

2010 Key Employee Severance Pay Plan

The Neustar, Inc. 2010 Key Employee Severance Pay Plan provides severance benefits for key management employees, including the named executive officers, if they are involuntarily terminated from employment without cause, if they terminate their employment for good reason, or if there is a closure, discontinuance of operations, sale of assets or other corporate event, provided they are not offered comparable employment with our successor or an affiliate. Under the plan, “cause” generally means the employee’s insubordination, dishonesty, fraud, moral turpitude, willful misconduct, or willful failure or refusal to attempt to perform his or her duties or responsibilities. “Good reason” generally means any of the following events occurring solely within two years after a change in control or other qualifying corporate transaction and the Company’s or a successor company’s failure to cure such event within 30 days of receiving notice from the employee: (i) a material reduction in base salary, except pursuant to a policy generally applicable to senior management resulting in a reduction of 10% or less; (ii) the successor company’s material failure to provide employee benefits that are substantially comparable to those provided prior to the change in control; (iii) the successor company requiring the employee to be based at an office location that is more than 50 miles further from the employee’s office location prior to the change in control; or (iv) a material breach by the successor company of its obligations under the plan. Qualifying “corporate transactions” include a merger or consolidation where the Company’s stockholders prior to the transaction do not own a majority of the shares of the surviving company in approximately the same proportion as before the transaction, the replacement of a majority of our Board of Directors, the sale of all or substantially all of our assets, the liquidation or dissolution of the Company, or the acquisition of a majority of our outstanding stock.

If triggered, the plan entitles the named executive officers to benefits equal to one year’s salary (18 months’ salary for the CEO); a pro-rata bonus, based on actual results, for the year of termination; and reimbursement of the premium for continuation coverage under our medical plan. In the event of a termination within two years following a change in control or other qualifying corporate transaction, the officers will also be entitled to an amount equal to the average annual incentive bonus received (or to be received) with respect to the three full calendar years preceding termination (or for the CEO, 150% of this amount). An officer who has served in his or her current position for fewer than three full calendar years will be entitled to an amount based on bonuses received for those years in that position (or, if the officer has served in the position for less than one year, an amount based on target bonus).

All severance plan benefits are contingent on the employee signing a release of all claims and acknowledging his or her obligations under the plan, including (where permitted by applicable law) obligations not to disclose our confidential information or to compete with or disparage Neustar or interfere with our business during the 18-month period following termination. The Compensation Committee may, in its sole discretion, cause Neustar to pay severance benefits at the same rate for an additional period as consideration for an extension of the employee’s obligations under the plan. An employee will not be eligible for benefits under the plan if he or she violates these obligations.

The severance benefits provided for by the plan are paid in installments without interest over a one-year period (or an 18-month period for the CEO) through our normal payroll processes. An employee is not eligible for a severance benefit under the plan if the employee is entitled, pursuant to any agreement providing cash benefits, to cash severance in an amount in excess of the severance benefit upon termination of employment. In addition, the benefit to be provided under the plan shall be reduced dollar-for-dollar (but not below zero) by the benefits required to be paid under federal, state or local law or under any other plan, program or arrangement. The Board may amend or terminate the plan at any time after 90 days’ notice to the covered employees, provided that an amendment or termination may not adversely affect the severance benefits to which any employee is entitled if such employee’s termination occurred prior to the date of the amendment or termination. Moreover, no amendment or termination that reduces the rights of a covered employee will be effective for one year following a change in control or other qualifying corporate transaction.

Equity Award Agreements

Under our long-term incentive compensation plans and the named executive officers’ option agreements, if we experience a change in control or other qualifying corporate transaction, all of the options will vest in full, unless the options are assumed or continued by the surviving company, or unless the surviving company substitutes the options with substantially equivalent options. If the surviving company assumes or replaces the options, the options will vest and become exercisable if the officer’s employment is terminated within two years of the corporate transaction, unless the officer’s employment is terminated by the surviving company for cause or by the officer without good reason.

Under the named executive officers’ restricted stock agreements, if we experience a change in control or other qualifying corporate transaction and a portion of the restricted stock remains unvested following the corporate transaction, the restricted stock will vest in full if the officer’s employment is terminated within two years of the corporate transaction, unless the officer’s employment is terminated by the surviving company for cause or by the officer without good reason.

Under the named executive officers’ performance award agreements, if an officer becomes disabled or dies prior to the vesting date, the officer or his representative will receive a pro-rata payment as if the target level of performance set forth in the agreement had been attained (or, for 2009 Stock Incentive Plan awards where the performance period has ended prior to the qualifying event, a pro-rata payment based on actual performance). Additionally, if we experience a change in control or other qualifying corporate transaction, the performance share units will be converted without proration into shares of restricted stock that vest on the original vesting date, subject to the officer’s continued service. The number of shares of restricted stock into which the performance share units convert will be determined as set forth in the agreement. The restricted stock will vest in full if the officer’s employment is terminated within two years of the corporate transaction, unless the officer’s employment is terminated by the surviving company for cause or by the officer without good reason.

Our 2009 Stock Incentive Plan generally defines “cause” as an employee’s insubordination, dishonesty, fraud, moral turpitude, willful misconduct, or willful failure or refusal to attempt to perform his or her duties or responsibilities for any reason other than illness or incapacity. Under the 2005 Stock Incentive Plan, “cause” generally means an employee’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to attempt to perform his or her duties or responsibilities, or materially unsatisfactory performance of his or her duties.

For purposes of our equity awards, “good reason” generally means any of the following events and the Company’s or a successor company’s failure to cure such event within 30 days of receiving notice from the employee: (i) a reduction in base salary, except pursuant to a policy generally applicable to senior management resulting in a reduction of 10% or less; (ii) the successor company’s failure to provide employee benefits that are substantially comparable to those provided prior to the change in control; (iii) the successor company requiring the employee to be based at an office location that is more than 50 miles further from the employee’s existing office location; or (iv) a material breach by the successor company of its obligations under the plans. Qualifying corporate transactions include a merger or consolidation where the Company’s stockholders prior to the transaction do not own a majority of the shares of the surviving company in approximately the same proportion as before the transaction, the replacement of a majority of our Board of Directors, the sale of all or substantially all of our assets, the liquidation or dissolution of the Company, or the acquisition of a majority of our outstanding stock.

Under the named executive officers’ agreements relating to option, restricted stock and performance share units granted in 2011, benefits are contingent upon the officer’s compliance with certain prohibitions on disclosure of confidential information and disparagement of Neustar. In addition, where permitted by applicable law, the officer must agree not to compete with Neustar or to engage in solicitation during the 18-month period following termination of employment.

Potential Payments as of December 31, 2011

The following tables show the value of the potential payments and benefits our named executive officers (other than Messrs. Lowen and Levin, who are no longer employed by Neustar) would receive in various scenarios involving a termination of their employment or a change in control or other qualifying corporate transaction, assuming a December 31, 2011 triggering date and, where applicable, using a price per share for our common stock of $34.17 (the closing market price as reported on the New York Stock Exchange for December 30, 2011).

Lisa Hook

Payments Upon Termination	Voluntary Termination	Termination by Employee for Good Reason		Involuntary Termination without Cause		Involuntary Termination for Cause	Retirement	Double- Trigger Change in Control Event		Death		Disability
Severance Payments	$0	$0	(1)	$1,695,527	(2)	$0	$0	$2,787,222	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$2,188,437	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$1,323,507	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$3,263,918	(6)	$2,514,502	(7)	$2,514,502	(7)

Total	$0	$0		$1,695,527		$0	$0	$9,563,084		$2,514,502		$2,514,502

(1)	Under the 2010 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Double-Trigger Change in Control Event.

(2)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $28,127 for reimbursement of the premium for 18 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan if Ms. Hook were not offered comparable employment with our successor or if she experienced a qualifying termination following the change in control. Includes $28,127 for reimbursement of the premium for 18 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2011 of all unvested in-the-money options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Ms. Hook experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2011 of all restricted stock, the vesting of which would accelerate if Ms. Hook experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2011 of all performance share units, which would be converted into shares of restricted stock upon a change in control based on actual performance for performance share units granted in 2009, 2010 and 2011. The vesting of the restricted stock would accelerate if Ms. Hook experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on actual performance for performance share units granted in 2009, 2010 and 2011.

Paul Lalljie

Payments Upon Termination	Voluntary Termination	Termination by Employee for Good Reason		Involuntary Termination without Cause		Involuntary Termination for Cause	Retirement	Double- Trigger Change in Control Event		Death		Disability
Severance Payments	$0	$0	(1)	$922,052	(2)	$0	$0	$1,329,453	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$862,216	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$1,237,057	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$1,111,653	(6)	$714,358	(7)	$714,358	(7)

Total	$0	$0		$992,052		$0	$0	$4,540,379		$714,358		$714,358

(1)	Under the 2010 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Double-Trigger Change in Control Event.

(2)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $18,572 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan if Mr. Lalljie were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $18,572 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2011 of all unvested in-the-money options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Lalljie experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2011 of restricted stock, the vesting of which would accelerate if Mr. Lalljie experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2011 of all performance share units, which would be converted into shares of restricted stock upon a change in control based on actual performance for performance share units granted in 2009, 2010 and 2011. The vesting of the restricted stock would accelerate if Mr. Lalljie experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on actual performance for performance share units granted in 2009, 2010 and 2011.

Scott Blake Harris

Payments Upon Termination	Voluntary Termination	Termination by Employee for Good Reason		Involuntary Termination without Cause		Involuntary Termination for Cause	Retirement	Double- Trigger Change in Control Event		Death	Disability
Severance Payments	$0	$0	(1)	$764,635	(2)	$0	$0	$1,130,518	(3)	$0	$0
Stock Options	$0	$0		$0		$0	$0	$720,000	(4)	$0	$0
Restricted Stock	$0	$0		$0		$0	$0	$1,366,800	(5)	$0	$0
Performance Share Units	$0	$0		$0		$0	$0	$0		$0	$0

Total	$0	$0		$764,635		$0	$0	$3,217,318		$0	$0

(1)	Under the 2010 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Double-Trigger Change in Control Event.

(2)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $18,752 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan if Mr. Harris were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $18,752 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2011 of all unvested in-the-money options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Harris experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2011 of restricted stock, the vesting of which would accelerate if Mr. Harris experienced a qualifying termination following the change in control.

Mark Bregman

Payments Upon Termination	Voluntary Termination	Termination by Employee for Good Reason		Involuntary Termination without Cause		Involuntary Termination for Cause	Retirement	Double- Trigger Change in Control Event		Death	Disability
Severance Payments	$0	$0	(1)	$766,430	(2)	$0	$0	$1,096,550	(3)	$0	$0
Stock Options	$0	$0		$0		$0	$0	$1,162,000	(4)	$0	$0
Restricted Stock	$0	$0		$0		$0	$0	$341,700	(5)	$0	$0
Performance Share Units	$0	$0		$0		$0	$0	$0		$0	$0

Total	$0	$0		$766,430		$0	$0	$2,600,250		$0	$0

(1)	Under the 2010 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Double-Trigger Change in Control Event.

(2)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $16,310 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan if Dr. Bregman were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $16,310 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2011 of all unvested in-the-money options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Dr. Bregman experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2011 of restricted stock, the vesting of which would accelerate if Dr. Bregman experienced a qualifying termination following the change in control.

Steven Edwards

Payments Upon Termination	Voluntary Termination	Termination by Employee for Good Reason		Involuntary Termination without Cause		Involuntary Termination for Cause	Retirement	Double- Trigger Change in Control Event		Death		Disability
Severance Payments	$0	$0	(1)	$658,562	(2)	$0	$0	$919,426	(3)	$0		$0
Stock Options	$0	$0		$0		$0	$0	$799,587	(4)	$0		$0
Restricted Stock	$0	$0		$0		$0	$0	$400,985	(5)	$0		$0
Performance Share Units	$0	$0		$0		$0	$0	$1,251,510	(6)	$1,004,894	(7)	$1,004,894	(7)

Total	$0	$0		$658,562		$0	$0	$3,371,508		$1,004,894		$1,004,894

(1)	Under the 2010 Key Employee Severance Pay Plan, severance benefits generally are not payable upon a termination for “good reason” absent a change in control. For amounts payable upon termination following a change in control, see Double-Trigger Change in Control Event.

(2)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan, assuming the Compensation Committee did not elect to extend benefits for an additional period. Includes $16,310 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(3)	Represents the amount payable pursuant to the 2010 Key Employee Severance Pay Plan if Mr. Edwards were not offered comparable employment with our successor or if he experienced a qualifying termination following the change in control. Includes $16,310 for reimbursement of the premium for 12 months of continuation coverage under our medical plan.

(4)	Reflects the fair market value (less exercise price) of the underlying shares as of December 31, 2011 of all unvested in-the-money options, the vesting of which would accelerate if the options were not assumed, continued or substituted by the surviving company or if Mr. Edwards experienced a qualifying termination following the change in control.

(5)	Reflects the fair market value as of December 31, 2011 of restricted stock, the vesting of which would accelerate if Mr. Edwards experienced a qualifying termination following the change in control.

(6)	Reflects the fair market value of the underlying shares as of December 31, 2011 of all performance share units, which would be converted into shares of restricted stock upon a change in control based on actual performance for performance share units granted in 2009, 2010 and 2011. The vesting of the restricted stock would accelerate if Mr. Edwards experienced a qualifying termination following the change in control.

(7)	Represents a pro-rata payment based on actual performance.

Martin Lowen

Mr. Lowen was replaced as General Counsel and Senior Vice President on December 9, 2011 and left the Company on February 29, 2012. As described under “Compensation Discussion & Analysis — Compensation of the Named Executive Officers — Severance Arrangements” above, the Company provided Mr. Lowen with the following severance benefits: (i) 100% of Mr. Lowen’s base salary ($340,000), payable over 12 months; (ii) an additional lump sum cash payment of $340,000; (iii) a cash incentive award for 2011, based on actual results (as described above); and (iv) reimbursement for up to 18 months of COBRA continuation coverage under the Company’s medical plan. Mr. Lowen also received an additional lump sum payment of $400,000, and the Company paid $10,000 in fees for services provided by Mr. Lowen’s attorneys in connection with his termination of employment.

Mr. Lowen continues to be subject to an Agreement Respecting Noncompetition, Nonsolicitation and Confidentiality with the Company, under which he will not compete with the Company or solicit Company employees or customers prior to August 31, 2013.

Matthew Levin

Mr. Levin joined the Company in January 2011 and left the Company in July 2011. Since Mr. Levin voluntarily separated from the Company, he did not receive any benefits upon his separation.

Mr. Levin continues to be subject to an Agreement Respecting Noncompetition, Nonsolicitation and Confidentiality with the Company, under which he will not compete with the Company or solicit Company employees or customers prior to February 28, 2013.

2011 DIRECTOR COMPENSATION

The following table sets forth all compensation paid by us to the non-management members of our Board of Directors for services provided during the last fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Total ($)
Gareth C. C. Chang	68,125	169,975	(2)	238,100
James G. Cullen	155,005	169,975	(3)	324,980
Joel P. Friedman	81,351	169,975	(4)	251,326
Ross K. Ireland	74,375	169,975	(5)	244,350
Paul A. Lacouture	77,500	169,975	(6)	247,475
Kenneth A. Pickar(7)	36,998	—		36,998
Michael J. Rowny	77,500	169,975	(8)	247,475
Hellene S. Runtagh	85,000	169,975	(9)	254,975

(1)	For information about the assumptions and underlying calculations upon which we base grant date fair value, see Note 14 to the Neustar audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	As of December 31, 2011, Mr. Chang held restricted stock representing 6,419 shares of our Class A common stock and deferred stock units representing 21,802 shares of our Class A common stock.

(3)	As of December 31, 2011, Mr. Cullen held restricted stock representing 6,419 shares of our Class A common stock and deferred stock units representing 29,110 shares of our Class A common stock.

(4)	As of December 31, 2011, Mr. Friedman held restricted stock representing 6,419 shares of our Class A common stock and deferred stock units representing 29,476 shares of our Class A common stock.

(5)	As of December 31, 2011, Mr. Ireland held restricted stock representing 6,419 shares of our Class A common stock and deferred stock units representing 29,110 shares of our Class A common stock.

(6)	As of December 31, 2011, Mr. Lacouture held restricted stock representing 6,419 shares of our Class A common stock and deferred stock units representing 24,055 shares of our Class A common stock.

(7)	Dr. Pickar was a member of the Board until his resignation on June 22, 2011. As of December 31, 2011, Dr. Pickar did not hold any restricted stock or deferred stock units of our Class A common stock.

(8)	As of December 31, 2011, Mr. Rowny held restricted stock representing 6,419 shares of our Class A common stock and deferred stock units representing 29,476 shares of our Class A common stock.

(9)	As of December 31, 2011, Ms. Runtagh held restricted stock representing 6,419 shares of our Class A common stock and deferred stock units representing 29,476 shares of our Class A common stock.

Outside Director Compensation

Our policy with respect to director compensation provides that non-management directors will receive an annual retainer of $60,000. The Chairman of the Board will receive an additional retainer of $75,000, and committee chairs will receive additional retainers as follows: $22,500 for the Audit Committee and Compensation Committee Chairs; $15,000 for the Nominating and Corporate Governance Committee Chair; and $10,000 for the Neutrality Committee Chair. Committee members (other than the chair) will receive additional retainers as follows: $10,000 for Audit Committee members; $10,000 for Compensation Committee, $7,500 for Nominating and Corporate Governance Committee members; and $5,000 for Neutrality Committee members. All amounts are paid to directors quarterly in arrears. Directors are also reimbursed for expenses related to attending Board and committee meetings.

Non-management directors also receive an annual restricted stock unit (“RSU”) grant equal to $170,000 divided by the closing price of our Class A common stock on the date of grant. Such grants are made on the first business day of the calendar month following the election of directors at the annual meeting of stockholders. These RSUs vest in full on the earlier of the first anniversary of the date of grant or the day preceding the next year’s annual meeting of stockholders. Upon vesting, each director’s 2011 RSUs will be automatically deferred into deferred stock units, which will be delivered to the director in shares of our Class A common stock six months following the director’s termination of Board service unless the director elected near-term delivery.

The Compensation Committee, with the assistance and advice of its consultant, will continue to evaluate the compensation of our directors from time to time as it deems appropriate and may in the future recommend to the Board an increase in or changes to such compensation depending on the results of any such evaluation.

Deferred Compensation

The Neustar, Inc. Deferred Compensation Plan (the “Plan”) permits non-employee directors to defer certain elements of compensation in order to delay taxation on such amounts. Specifically, the Plan permits deferral of up to 100% of director fees, including Board, Chairman, committee chair and committee member retainers. Amounts deferred under the Plan are credited with investment earnings based on investment options selected by the participants. One director participated in the Plan during 2011.

Board Stock Ownership Guidelines

The Board of Directors adopted stock ownership guidelines for non-employee directors effective January 1, 2008. The guidelines provide that, within five years, directors should attain an investment position in Neustar stock equal to at least five times the annual retainer for Board service. The number of shares needed to be owned is calculated annually based on the annual retainer and an average of the prior year’s quarter-end closing stock prices. Each director is expected to retain 100% of the after-tax profit shares received from our equity compensation program until his or her required ownership level is achieved.

Shares counted toward meeting the guidelines include shares owned outright by the director or his or her spouse, including shares acquired upon the exercise of stock options and shares delivered upon vesting of restricted stock; performance shares earned by the director; deferred stock units; shares held in trust that are included in the director’s ownership reports filed with the SEC; and shares held in the director’s retirement accounts. Unexercised stock options and unvested restricted stock or performance share units do not count toward meeting the guidelines.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain five compensation plans under which shares of our Class A common stock have been authorized for issuance to directors, employees and consultants: the 1999 Equity Incentive Plan, the 2005 Stock Incentive Plan, the 2009 Stock Incentive Plan, the AMACAI Information Corporation 2004 Stock Incentive Plan (the “AMACAI Plan”), and the Targus Information Corporation Amended and Restated 2004 Stock Incentive Plan (the “TARGUSinfo Plan”). The 1999 Equity Incentive Plan, the 2005 Stock Incentive Plan and the 2009 Stock Incentive Plan were approved by our stockholders, and the AMACAI Plan and the TARGUSinfo Plan were approved by the stockholders of AMACAI Information Corporation and TARGUSinfo, respectively. We assumed the AMACAI Plan and the TARGUSinfo Plan upon our acquisition of TARGUSinfo in November 2011. We will not make any further awards under the 1999 Equity Incentive Plan, the 2005 Stock Incentive Plan, the TARGUSinfo Plan or the AMACAI Plan. The following table provides information as of December 31, 2011 about outstanding options and shares reserved for issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	7,493,957	(1)	$24.15	(2)	6,214,679	(3)
Equity compensation plans not approved by security holders	369,570		$21.63		961,646
Total	7,863,527		$24.01		7,176,325

(1)	Includes (a) 248,938 shares of Class A common stock underlying restricted stock units issued to our non-management directors and employees, and (b) 1,080,763 shares of Class A common stock, which represents the number of shares deliverable in respect of the 834,375 performance-vested restricted stock units that were outstanding as of December 31, 2011.

(2)	Excludes (a) 248,938 shares of Class A common stock underlying restricted stock units issued to our non-management directors and employees, and (b) 1,080,763 shares of Class A common stock, which represents the number of shares deliverable in respect of the 834,375 performance-vested restricted stock units that were outstanding as of December 31, 2011.

(3)	Includes shares of Class A common stock that may be issued under the 2009 Stock Incentive Plan pursuant to awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth information regarding ownership of our common stock as of April 1, 2012 by holders of more than 5% of our combined classes of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The information in this table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. Except as otherwise indicated, (i) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table, and (ii) the business address of each person shown below is 21575 Ridgetop Circle, Sterling, Virginia 20166.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
5% owners
Prescott General Partners, LLC(2)	4,971,025		7.40%
PRIMECAP Management Company(3)	4,940,759		7.36%
TimesSquare Capital Management, LLC(4)	4,741,336		7.06%
Kornitzer Capital Management, Inc.(5)	3,533,434		5.26%
Directors, nominees and named executive officers
Lisa Hook, President and Chief Executive Officer, Director	439,090	(6)	*
Paul Lalljie, SVP and Chief Financial Officer	144,641	(7)	*
Alex Berry, SVP Enterprise Services	22,574	(8)	*
Mark Bregman, SVP and Chief Technology Officer	10,000	(9)	*
Steven Edwards, SVP, Carrier Services and CSNA Sales	139,141	(10)	*
Scott B. Harris, SVP Legal and External Affairs	69,160	(11)	*
James Cullen, Chairman of the Board	29,110	(12)	*
Gareth Chang, Director	21,802	(13)	*
Joel Friedman, Director	29,476	(14)	*
Ross Ireland, Director	30,110	(15)	*
Paul Lacouture, Director	24,055	(16)	*
Michael Rowny, Director	30,476	(17)	*
Hellene Runtagh, Director	29,476	(18)	*
Directors, nominees and executive officers as a group (13 persons)	1,019,111	(19)	1.50%

*	Denotes less than 1% ownership.

(1)	Percentages are based on 67,133,978 shares of Class A common stock and 3,082 shares of Class B common stock outstanding on April 1, 2012 (reflecting total outstanding shares less 17,718,103 shares of Class A common stock held in treasury) plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of April 1, 2012 or within 60 days from such date (May 31, 2012) through the exercise of stock options or similar rights.

(2)	Beneficial ownership information is based on a Schedule 13G filed with the SEC on January 5, 2012 by Prescott General Partners, LLC, Thomas W. Smith and Scott J. Vassalluzzo, each of whom is a private investment manager with Prescott General Partners, LLC. Mr. Smith has sole voting power and sole dispositive power with respect to 1,510,000 shares of our Class A common stock. Messrs. Smith, and Vassalluzzo and PPG have shared voting power and shared dispositive power with respect to 297,525, 106,925 and 3,056,575 shares of our Class A common stock, respectively. Messrs. Smith and Vassalluzzo each disclaims beneficial ownership of the reported shares in excess of those shares as to which he has or shares voting or investment authority. The business address of Prescott General Partners, LLC is 323 Railroad Avenue, Greenwich, CT 06830

(3)	Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 9, 2012 by PRIMECAP Management Company (“PRIMECAP”). PRIMECAP is an investment adviser and has sole dispositive power with respect to 4,940,759 shares of our Class A common stock and sole voting power with respect to 2,715,488 shares of our Class A common stock. The business address of PRIMECAP is 225 South Lake Ave., #400, Pasadena, California 91101.

(4)

Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 8, 2012 by TimesSquare Capital Management, LLC (“TimesSquare”). TimesSquare is an investment adviser, and all of the shares reported as beneficially owned by TimesSquare are owned by its clients, who have the right to receive dividends and proceeds from the sale of such shares. In its role as investment adviser, TimesSquare has sole dispositive power with respect to 4,741,336 shares of our Class A common stock and sole voting power with respect to 3,579,816 shares of our Class A common stock. The business address of TimesSquare is 1177 Avenue of the Americas, 39th Floor, New York, New York 10036.

(5)

Beneficial ownership information is based on a Schedule 13G filed with the SEC on January 20, 2012 by Kornitzer Capital Management, Inc. (“KCM”). KCM is an investment adviser with respect to the reported shares for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends and proceeds from the sale of such shares. KCM has sole dispositive power with respect to 3,386,455 shares of our Class A common stock, shared dispositive power with respect to 146,979 shares of our Class A common stock, and sole voting power with respect to 3,533,434 shares of our Class A common stock. The business address of KCM is 5420 West 61st Place, Shawnee Mission, KS 66205.

(6)	Includes (i) 24,355 shares of restricted Class A common stock, and (ii) 358,995 shares of Class A common stock subject to options that are exercisable as of April 1, 2012 or within 60 days from such date.

(7)	Includes (i) 11,527 shares of restricted Class A common stock, and (ii) 98,830 shares of Class A common stock subject to options that are exercisable as of April 1, 2012 or within 60 days from such date.

(8)	Includes (i) 7,165 shares of restricted Class A common stock, and (ii) 8,802 shares of Class A common stock subject to options that are exercisable as of April 1, 2012 or within 60 days from such date.

(9)	Consists of 10,000 shares of restricted Class A common stock.

(10)	Includes (i) 8,865 shares of restricted Class A common stock and (ii) 107,625 shares of Class A common stock subject to options that are exercisable as of April 1, 2012 or within 60 days from such date.

(11)	Includes (i) 40,000 shares of restricted Class A common stock, and (ii) 29,160 shares of Class A common stock subject to options that are exercisable as of April 1, 2012 or within 60 days from such date.

(12)	Consists of 29,110 vested deferred stock units held in accordance with our outside director compensation policy.

(13)	Consists of 21,802 vested deferred stock units held in accordance with our outside director compensation policy.

(14)	Consists of 29,476 vested deferred stock units held in accordance with our outside director compensation policy.

(15)	Consists of 29,110 vested deferred stock units held in accordance with our outside director compensation policy.

(16)	Consists of 24,055 vested deferred stock units held in accordance with our outside director compensation policy.

(17)	Consists of 29,476 vested deferred stock units held in accordance with our outside director compensation policy.

(18)	Consists of 29,476 vested deferred stock units held in accordance with our outside director compensation policy.

(19)	Includes (i) 101,912 shares of restricted Class A common stock, (ii) 603,412 shares of Class A common stock subject to options that are exercisable as of April 1, 2012 or within 60 days from such date, and (iii) 192,505 vested deferred stock units held in accordance with our outside director compensation policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of greater than 10 percent of our common stock (the “Reporting Persons”) to file reports of holdings and transactions in Neustar common stock with the SEC and the New York Stock Exchange.

Based solely on these reports and other information provided to us by the Reporting Persons, we believe that all Reporting Persons timely filed all required reports under Section 16(a) during fiscal year 2011.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Review of Transactions with Related Persons

Our Corporate Code of Business Conduct, which is available on our website at www.neustar.biz under the captions “Investor Relations — Code of Conduct,” provides that the personal activities and relationships of directors, officers and employees must not conflict, or appear to conflict, with the interests of the Company. Any potential conflict of interest that involves an officer of the Company or a subsidiary — including any transaction between the Company and a third party in which the officer has a direct or indirect interest — must be approved in advance by the General Counsel and Chief Executive Officer of the Company. Any potential conflict of interest that involves a director or an executive officer of the Company must be approved by the Board or the Audit Committee.

Loans from the Company to directors and executive officers are prohibited by the Code. Loans from the Company to other officers and employees must be approved in advance by the Board or the Audit Committee.

All prior approvals required pursuant to the Code must be obtained in writing.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1 — Election of Directors

Our Board of Directors currently has nine seats, divided into three classes: Class I, Class II and Class III. Our Class I directors are James G. Cullen, Joel P. Friedman, and Mark N. Greene, and their term ends at the Annual Meeting of Stockholders in 2014. Our Class II directors are Ross K. Ireland, Paul A. Lacouture and Michael J. Rowny, and their term ends at this Meeting. Our Class III directors are Gareth C. C. Chang, Lisa A. Hook and Hellene S. Runtagh, and their term ends at the Annual Meeting of Stockholders in 2013.

We have nominated Messrs. Ireland, Lacouture and Rowny for election to continue as Class II directors. Messrs. Ireland and Rowny have served on the Board since 2006, and Mr. Lacouture has served on the Board since 2007.

Each nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2015 and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement. The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be cast against any of the nominees. Under SEC rules, proxies cannot be voted for a greater number of persons than the number of nominees named.

Each nominee has consented to be named as a nominee in this proxy statement and serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupations and certain other information about the nominees and the additional members of our Board (including the skills and qualifications that led to the conclusion that they should serve as directors) are set forth below.

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Ireland, Lacouture and Rowny as directors.

BOARD OF DIRECTORS

Name and Age as of April 1, 2012	Position, Principal Occupation, Business Experience and Directorships
Gareth C. C. Chang Age 69

Mr. Chang has served as a director of Neustar since 2008. Mr. Chang has served as Chairman and Chief Executive Officer of Towona Media, a digital media provider, since 2008. Mr. Chang served as executive chairman of Netstar Group Holding Company, an Asian Pacific networking system integration company, from 2003 to 2010. In addition, he has served as Chairman and Managing Partner of GC3 & Associates International, a management consulting and private investment firm specializing in strategic planning and the execution of technology and media enterprises, since 2000. From 1998 to 2000, Mr. Chang was Chairman and CEO of News Corporation’s Star TV Group, the leading multi-channel satellite television network providing access to more than 300 million viewers across Asia, the Indian sub-continent, and the Middle East. He also has served in senior executive roles at Hughes Electronics and McDonnell Douglas. Mr. Chang previously served on the boards of directors of Apple Inc., Agile Software Corporation and Palm, Inc. Mr. Chang is currently a director of comScore, Inc. and chairman of JK Lighting Co., Ltd.

Mr. Chang was selected as a director because of his extensive experience as a leader of global technology and media enterprises, particularly in Asian markets. The Board also benefits from Mr. Chang’s perspective as a former director, governance committee member, and compensation committee member of other public companies.

James G. Cullen Age 69

Mr. Cullen has served as a director of Neustar since 2005 and as our Chairman of the Board since 2010. Mr. Cullen retired as President and Chief Operating Officer of Bell Atlantic Corporation, a local telephone exchange carrier, in 2000. He had assumed those positions in 1998, after having been Vice Chairman since 1995 and, prior to that, President since 1993. He was President and Chief Executive Officer of Bell Atlantic-New Jersey, Inc. from 1989 to 1993. Mr. Cullen is also a director, audit committee member and chairman of the compensation committee of Prudential Financial, Inc., non-executive Chairman of the Board of Agilent Technologies, Inc. and a director and chairman of the audit committee of Johnson & Johnson.

Mr. Cullen was selected as a director because of his expansive knowledge of the communications industry, his executive leadership experience, his financial expertise, and his background serving on the boards of large, multinational public companies. Mr. Cullen’s ability to communicate and encourage discussion, together with his experience as a senior director on other boards, makes him an effective Chairman for the Board.

Joel P. Friedman Age 64	Mr. Friedman has served as a director of Neustar since 2006. As the former President of the Business Process Outsourcing (“BPO”) organization of Accenture Ltd., a consulting services company, a position he held from 2002 to until his retirement in 2005, Mr. Friedman was responsible for overseeing Accenture’s portfolio of BPO businesses as well as fueling new innovation and growth in BPO. He was a member of Accenture’s Board of Directors until February 2005 and also served on that company’s Executive Committee and Global Leadership Council. Over the course of his 34-year career with Accenture, a national consulting firm, Mr. Friedman held a variety of senior leadership roles. He was a partner in Accenture’s Corporate Development organization; served as managing general partner of the company’s former venture capital business, Accenture Technology Ventures; led Accenture’s banking and capital markets program; and was instrumental in founding and managing Accenture’s strategy consulting practice. Mr. Friedman is also a director, governance committee member and chairman of the finance committee of SVB Financial Group.

Name and Age as of April 1, 2012	Position, Principal Occupation, Business Experience and Directorships
Mr. Friedman was selected as a director because of the valuable management experience he brings to the Board. Over the course of his career, Mr. Friedman has led and directed complex business organizations and gained significant experience in corporate development, strategic consulting, compensation and employee management.

Mark N. Greene Age 57

Dr. Greene has served as a director of our company since April 2012. Until his retirement on January 26, 2012, Dr. Greene was the Chief Executive Officer and a director of Fair Isaac Corporation (“FICO”), a provider of credit scoring, decision management, fraud detection and credit risk score services, a position he held since February 2007. He will continue to serve on the Board of Directors of FICO until the FICO 2012 annual meeting of shareholders, and will serve in an advisory capacity to FICO until 2013. From 1995 through 2007, Dr. Greene held various positions with International Business Machines Corp., a global technology company, including Vice President of Sales and Distribution for Financial Services and General Manager of Global Banking. Dr. Greene is also a director and audit committee member of Capella Education Company.

Dr. Greene was selected as a director because of his extensive management experience and knowledge of analytics. Over the course of his career, Dr. Greene has led and directed complex business organizations and gained significant experience in capital markets, consulting e-commerce software, strategy, sales and marketing and distribution.

Lisa A. Hook Age 54

Ms. Hook has served as a director of Neustar since November 2010, as Chief Executive Officer since October 2010, and as President since joining Neustar in January 2008. Prior to joining Neustar, Ms. Hook served as President and Chief Executive Officer of Sunrocket, Inc., a voice over IP (“VoIP”) service provider, from 2006 to 2007. From 2001 to 2004, she held several executive-level posts at America Online, Inc., a web services company, including President, AOL Broadband, Premium and Developer Services; President, AOL Anywhere; and Senior Vice President and Chief Operating Officer, AOL Mobile. After leaving America Online in 2004, Ms. Hook briefly consulted for AOL and served on various corporate boards. Earlier, she was partner at Brera Capital Partners, LLC and managing director at Alpine Capital Group LLC. Ms. Hook also served in executive and special advisory roles at Time Warner, Inc., was legal adviser to the Chairman of the Federal Communications Commission, and was a senior attorney at Viacom International, Inc. Ms. Hook also serves on the boards of directors for Reed Elsevier PLC, Reed Elsevier NV and Reed Elsevier Group plc.

Ms. Hook was selected as CEO and director of Neustar because of her rich knowledge of the company, having served as Neustar’s President, combined with her proven ability to realign corporate strengths with evolving market opportunities. Ms. Hook brings almost 30 years of senior management experience in the communications, media and technology industries as well as extensive experience on corporate boards.

Ross K. Ireland Age 65	Mr. Ireland has served as a director of Neustar since 2006. Mr. Ireland retired as Senior Executive Vice President of Services and Chief Technology Officer of SBC Communications Inc., a telecommunications services provider, in 2004. He assumed these positions in 1997 when Pacific Telesis Group merged with SBC Communications Inc. He served Pacific Telesis Group in various capacities from 1966 to 1997, including as Vice President and Chief Technology Officer from 1990 to 1997. Mr. Ireland was also a member of the Board of Directors of the Alliance for Telecommunications Industry Solutions, or ATIS, a not-for-profit corporation that provides telecom industry standards and industry operating practices, from 1990 through 2004, including as the Chairman of the Board of ATIS from 2000 through 2004. Mr. Ireland is also a director, audit committee member, compensation committee member and nominating and corporate governance committee member of Adtran, Inc.

Name and Age as of April 1, 2012	Position, Principal Occupation, Business Experience and Directorships
Mr. Ireland was selected as a director because of his extensive knowledge of the telecommunications industry and its standards and practices, in addition to his broad technological expertise and senior leadership. Through his service on other company boards, Mr. Ireland also brings valuable experience in audit, compensation and governance matters.

Paul A. Lacouture Age 61

Mr. Lacouture has served as a director of Neustar since 2007. Mr. Lacouture retired as Executive Vice President of Engineering and Technology for Verizon Telecom, a telecommunications services provider, in 2007, a position he had held since 2006. From 2000 to 2006, he was president of the Verizon Network Services Group, a telecommunications services provider. Prior to the Bell Atlantic/GTE merger in July 2000, Mr. Lacouture was president of the Network Services group at Bell Atlantic.

Mr. Lacouture was selected as a director based on his many years of experience in the telecommunications industry and his knowledge and understanding of our customer base. Mr. Lacouture also provides valuable insight regarding the Company’s current products and services, as well as the future technological needs of the Company and the industry.

Michael J. Rowny Age 61

Mr. Rowny has served as a director of Neustar since 2006. Mr. Rowny has been Chairman of Rowny Capital, a private equity firm, since 1999. From 1994 to 1999, and previously from 1983 to 1986, Mr. Rowny was with MCI Communications Corporation in positions including President and CEO of MCI’s International Ventures, Alliances and Correspondent group; acting CFO; Senior Vice President of Finance; and Treasurer. His extensive career in business and government has included positions as Chairman and CEO of the Ransohoff Company, CEO of Hermitage Holding Company, EVP and CFO of ICF Kaiser International, Inc., Vice President of the Bendix Corporation, and Deputy Staff Director of The White House. Mr. Rowny is also a director and audit committee member of Ciena Corporation.

Mr. Rowny was selected as a director because of his extensive executive leadership and international experience, his financial expertise, and his understanding of business opportunities, both as concerns acquisition targets and the industry in general. The Board also benefits from Mr. Rowny’s experience as a public company director and audit committee member.

Hellene S. Runtagh Age 63	Ms. Runtagh has served as a director of Neustar since 2006. Ms. Runtagh was formerly President and CEO of Berwind Group, a diverse company with global businesses in pharmaceutical services, life science automation, industrial manufacturing, real estate, and natural resources, from 2001 to 2002. Prior to joining Berwind in 2001, Ms. Runtagh was with Universal Studios, where she last served as Executive Vice President. In this role, Ms. Runtagh was responsible for Studio, Consumer Products, Interactive Games, Information Technology, Online Operations, and retail operations at Universal Studios. Prior to joining Universal Studios, Ms. Runtagh spent 25 years at General Electric Company, where she served as President and CEO of GE Information Services and held general management roles with GE Capital and GE’s software businesses. Ms. Runtagh has also held numerous leadership positions, including international operations, marketing and manufacturing, for multiple high technology GE businesses. Ms. Runtagh is also a director, audit committee member and chair of the compensation and executive development committee of Lincoln Electric Holdings, Inc. and a director, audit committee member and compensation committee member of Harman International Industries, Inc. Ms. Runtagh previously served on the boards of directors of Avaya Inc., IKON Office Solutions, Inc. and Covad Communications Group, Inc.

Ms. Runtagh was selected as a director based on her strong record of senior-level experience and her insight into the considerations necessary to run a successful, diverse global business. Ms. Runtagh’s service on other public company boards also allows her to provide the Board with a variety of perspectives on important corporate governance, audit and compensation issues.

EXECUTIVE OFFICERS AND MANAGEMENT

Below is information, including biographical information, about our current executive officers (other than Ms. Hook, whose biographical information appears above).

Name	Age(1)	Position
Paul S. Lalljie	39	Senior Vice President and Chief Financial Officer
Dennis G. Ainge	49	Senior Vice President, Information Services
Alex Berry	43	Senior Vice President, Enterprise Services
Mark Bregman	54	Senior Vice President and Chief Technology Officer
Steven J. Edwards	53	Senior Vice President, Carrier Services
Scott Blake Harris	60	General Counsel and Senior Vice President

(1)	As of April 1, 2012.

Paul S Lalljie has served as our Senior Vice President and Chief Financial Officer since June 2009. Prior to becoming our Senior Vice President and Chief Financial Officer, Mr. Lalljie served as our Senior Vice President, Interim Chief Financial Officer and Treasurer from January 2009 to June 2009 and as our Vice President, Financial Planning & Analysis and Treasurer from December 2006 to January 2009. From 2000 through December 2006, Mr. Lalljie served in a variety of roles in corporate finance at the Company, including accounting, financial planning and analysis, treasury and investor relations.

Dennis G. Ainge has served as our Senior Vice President, Information Services since November 2011 when we acquired TARGUSinfo. Prior to becoming our Senior Vice President, Information Services, Mr. Ainge held a number of executive management positions from August 1994 to November 2011 with TARGUSinfo, a leading, independent provider of real-time, on-demand information and analytics services, including Vice President of Sales, Senior Vice President of Sales and Marketing, and Executive Vice President of Strategic Development. Prior to joining TARGUSinfo, Mr. Ainge held a variety of sales and management positions with a number of technology companies including Equifax National Decision Systems, Endmark Corporation and Advanced Technology, Inc.

Alex Berry has served as Senior Vice President, Enterprise Services since August 2011. Prior to becoming our Senior Vice President, Enterprise Services, from August 2008 through September 2012, Mr. Berry served as the Senior Vice President, Internet Infrastructure Services. Prior to joining Neustar, from 2007 to 2008, Mr. Berry was Senior Vice President, Global Sales and Client Services — Employee Care Division at Convergys Corporation, a customer and information management company, where he was responsible for sales, account management, professional services, delivery and implementation of services, customer care and satisfaction, and the pipeline for a portfolio of Convergys’s employee care clients. From 2004 to 2007, Mr. Berry served in a variety of roles in sales at Convergys Corporation, including Global Vice President, Sales and Solutions, and Vice President, North America Sales.

Mark F. Bregman has served as Senior Vice President, Chief Technology Officer since August 2011. Prior to joining us, from 2006 through July 2011, Dr. Bregman served as Executive Vice President, Chief Technology Officer at Symantec Corporation, an infrastructure software company, where he oversaw the development of the company’s technology strategy and oversaw its investments in advanced research and development, security and technology services. From 2005 to 2006, Dr. Bregman served as Senior Vice President, Chief Technology Officer at Symantec Corporation. From September 2004 to July 2005, Dr. Bregman served as Executive Vice President, Chief Technology Officer and acting manager of the application and service management group of VERITAS Software Corporation, a provider of software and services to enable storage and backup, which was acquired by Symantec Corporation in July 2005. As Executive Vice President, Chief Technology officer at VERITAS Software Corporation, Dr. Bregman oversaw product management and engineering for all the company’s products including market leading storage management software and backup products. From

February 2002 to September 2004, Dr. Bregman served as Executive Vice President, Product Operations of VERITAS Software Corporation. From August 2000 to October 2001, Dr. Bregman served as the chief executive officer of AirMedia, Inc., a wireless internet company. Prior to joining AirMedia, Dr. Bregman served a 16-year career with International Business Machines Corporation, most recently as general manager of IBM’s RS/6000 and pervasive computing divisions from 1995 to August 2000. Dr. Bregman also serves on the board of directors for ShoreTel, Inc.

Steven J. Edwards has served as Senior Vice President, Carrier Services since September 2011. Prior to becoming our Senior Vice President, Carrier Services, Mr. Edwards served in a variety of Carrier Services roles from August 2008 through August 2011. Prior to joining Neustar, from 2007 to 2008 Mr. Edwards was chief operating officer at Regenesis Power LLC, a renewable energy venture, where he was responsible for developing Regenesis Power’s business model, operations and project financing. From 2004 to 2007, Mr. Edwards served as chief marketing officer for Sonus Networks Inc., a provider of carrier-grade VoIP technology, where he was responsible for market strategy, product management, business development, partner channels, and product and corporate marketing. Prior to Sonus Networks Inc., he was vice president of indirect sales and channel development at AT&T Business Services and was President of BT Visual Images, a BT Group company.

Scott Blake Harris has served as General Counsel and Senior Vice President since December 2011 and as Executive Vice President, Legal and External Affairs since March 2011. Prior to joining us, from May 2009 to March 2011, Mr. Harris served as General Counsel of the United States Department of Energy, where he also served as co-chair of the Broadband Subcommittee of the Obama Administration’s National Science and Technology Council. Prior to May 2009, he was the Managing Partner of Harris, Wiltshire & Grannis LLP, a law firm he founded in 1998 that is nationally recognized for its telecommunications, technology, litigation, appellate, and legislative practices. He has also been a partner in the law firms of Williams & Connolly LLP and Gibson, Dunn & Crutcher LLP, where he headed the firm’s communications practice. Mr. Harris previously served in government from 1993 to 1996, first as Chief Counsel for Export Administration in the United States Department of Commerce, and then as the first Chief of the International Bureau at the Federal Communications Commission. He graduated from Harvard Law School, magna cum laude, in 1976.

ITEM 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2012.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on the Company’s independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

Representatives of Ernst & Young LLP are expected to be present at the Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2012.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended December 31, 2010 and December 31, 2011, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of these fees were approved by the Audit Committee.

	2010	2011
Audit fees(1)	$1,932,000	$2,002,000
Audit-related fees(2)	1,535,615	854,414
Tax fees(3)	589,707	794,375

Subtotal	$4,057,322	$3,650,789
All other fees(4)	65,475	65,150

Total fees	$4,122,797	$3,715,939

(1)	Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements, work on the audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, and review of the unaudited quarterly financial statements.

(2)	Audit-related fees consisted principally of audits that we were required to conduct in connection with our requirements under the rules, regulations and orders of the Federal Communications Commission, as well as certain of our contracts and other transaction-related due diligence services.

(3)	For fiscal 2011, tax fees were comprised of fees related to tax planning and advice of $607,911 and tax compliance of $186,464. For fiscal 2010, tax fees were comprised of fees related to tax planning and advice of $370,707 and tax compliance of $219,000.

(4)	Other fees consisted of miscellaneous other permissible services not included in the first three categories and were immaterial for 2010 and 2011.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the Audit Committee Charter, Audit Committee policy and the requirements of law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work, subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services, and the chairman then communicates such pre-approvals to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. We obtain these services from other service providers as needed.

Audit Committee Report

Neustar’s management is responsible for Neustar’s financial statements, internal controls and financial reporting process. Neustar’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those consolidated audited financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee has been established for the purpose of representing and assisting the Board of Directors in overseeing Neustar’s accounting and financial reporting processes and audits of Neustar’s annual financial statements and internal control over financial reporting, including the integrity of Neustar’s financial statements,

Neustar’s compliance with legal and regulatory authority requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of Neustar’s internal audit function and the independent registered public accounting firm. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is in fact “independent” under applicable rules.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm regarding its communications with the Audit Committee concerning independence, as required by applicable requirements of the PCAOB, and the Audit Committee has discussed with the independent registered public accounting firm its independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee:

James G. Cullen, Chair

Paul A. Lacouture

Michael J. Rowny

Hellene S. Runtagh

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

ITEM 3 — Advisory Resolution on Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to approve the following advisory resolution on executive compensation:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

At the Company’s annual meeting of shareholders held in June 2011, over 93% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation.

Our executive compensation programs have a strong pay-for-performance orientation and are designed to create value for our stockholders by supporting the achievement of our business and financial objectives. To this end, we have formulated our programs to reward superior financial and operating performance, to align executives’ interests with those of our stockholders, and to encourage talented individuals to join and remain with the Company and contribute to our growth and success. Our executive compensation programs are also intended to be consistent with corporate governance best practices.

We encourage stockholders to read the Compensation Discussion & Analysis beginning on page 16 of this proxy statement, as well as the Summary Compensation Table and related tables and narrative appearing on pages 32 through 46, which provide detailed information on our compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as a “Say on Pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation programs. Taking into account the advisory vote of stockholders regarding the frequency of advisory votes to approve executive compensation at our 2011 annual meeting, our current policy is to include a resolution regarding approval of the compensation of our named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2013 annual meeting.

The Board of Directors unanimously recommends a vote FOR the advisory resolution on executive compensation.

ITEM 4 — Approval of Amended and Restated Neustar, Inc. 2009 Stock Incentive Plan

The Board of Directors has unanimously approved an amendment and restatement of the NeuStar, Inc. 2009 Stock Incentive Plan (referred to below as the “2009 Plan”) for the benefit of eligible employees, consultants and non-employee directors of the Company and its related entities, which amendment and restatement increases the number of shares available for grant under the 2009 Plan by 3,000,000 shares. The adoption of the amended and restated 2009 Plan by the Board of Directors is subject to the approval of our stockholders. We are asking our stockholders to approve the amended and restated 2009 Plan.

The 2009 Plan is the sole active plan for providing equity incentive compensation to eligible employees, non-employee directors and consultants. The Board believes that the 2009 Plan is in the best interest of stockholders and the Company, as equity awards granted under the 2009 Plan help to attract, motivate, and retain talented employees, non-employee directors and consultants, further align interests of non-employee directors, employees and consultants with stockholder interests, and link compensation with company performance.

In addition, we have undertaken a business and cultural transformation, and a key to that transformation is the establishment and furtherance of a strong culture of employee stock ownership. We want to encourage all employees to make business decisions with the mindset that they are owners of our business. Equity awards to all employees are a significant component of this ownership culture. As such, we are asking our stockholders to approve the amended and restated 2009 Plan.

Key Data

As of March 31, 2012, stock options with respect to 4,561,680 shares of common stock were outstanding with a weighted average exercise price of $24.76 and a weighted average remaining term of 7.517 years, and there were 3,620,204 shares deliverable upon the vesting of outstanding restricted stock awards, restricted stock units and performance-vested restricted stock units. There were 3,003,499 shares available for grant under the 2009 Plan as of March 31, 2012.

In November 2011, the Company assumed the AMACAI Information Corporation 2004 Stock Incentive Plan and the Targus Information Corporation Amended and Restated 2004 Stock Incentive Plan in connection with the Company’s acquisition of TARGUSinfo in November 2011. As of March 31, 2012, 961,646 shares of common stock the Company assumed were available for grant, and the Company does not intend to grant any future awards under these plans.

Promotion of Good Corporate Governance Practices

We have designed the 2009 Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, employees and consultants and stockholders’ interests. These provisions include, but are not limited to, the following:

•	No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing Without Stockholder Approval. At any time when the exercise price of a stock option or SAR above the market value of the Company’s common stock, the Company cannot, without stockholder approval, “reprice” those awards by reducing the exercise price of such stock option or SAR or exchanging such stock option or SAR for cash, other awards or a new stock option or SAR at a reduced exercise price.

•

No Liberal Share Recycling. Shares retained by or delivered to the Company to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option or SAR, unissued shares resulting from the settlement of SARs in stock, and shares purchased by us in the open market using the proceeds of option exercises do not become available for issuance as future awards under the 2009 Plan.

•	No Dividends on Unearned Performance Awards. The 2009 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance awards.

•

Fungible Share Design. Shares issued in connection with restricted stock and RSUs count against the aggregate share reserve authorized under the 2009 Plan as 1.5 shares for every one share granted pursuant to such awards, which is a higher rate than shares issued upon exercise of stock options and SARs.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the 2009 Plan can be automatically replenished.

The following description of the 2009 Plan, as amended and restated, is a summary of its principal provisions and is qualified in its entirety by reference to the plan document, a copy of which is appended to this proxy statement as Annex B. References to “common stock” below mean the Class A common stock of the Company.

Description of the Amended and Restated Neustar, Inc. 2009 Stock Incentive Plan

Purpose. The Board of Directors adopted the 2009 Plan in order to provide the Company with a competitive advantage in attracting, retaining and rewarding employees, consultants and non-employee directors, and to strengthen the mutuality of interests between these individuals and our stockholders.

Administration. The 2009 Plan is administered by a committee, which is intended to consist of two or more non-employee directors, each of whom is a non-employee director as defined in Rule 16b-3 of the Securities Exchange Act of 1934, an outside director as defined under Section 162(m) of the Internal Revenue Code of 1986 (referred to below as the “Code”), and an independent director for purposes of applicable stock exchange requirements. This committee is referred to below as the “Committee.” With respect to the application of the 2009 Plan to non-employee directors, the 2009 Plan is administered by the Board of Directors (and references to the Committee include the Board of Directors for this purpose). Currently, the Compensation Committee serves as the Committee under the 2009 Plan.

The Committee has full authority to administer and interpret the 2009 Plan; to grant discretionary awards under the 2009 Plan; to determine the persons to whom awards will be granted, the types of awards to be granted, the terms and conditions of each award, and the number of shares of common stock to be covered by each award; and to make all other determinations in connection with the 2009 Plan and awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards will be set forth in written agreements that are consistent with the terms of the 2009 Plan. An appendix to the 2009 Plan sets forth certain tax and legal requirements applicable only to participants who are residents or deemed residents of the state of Israel upon the date of grant of an award. The Committee has the right to adopt special guidelines and provisions for persons residing in, employed by, or subject to the taxes of any other foreign or domestic jurisdictions to comply with applicable laws, regulations or rules. Awards under the 2009 Plan may not be made on or after April 7, 2019.

Eligibility and Types of Awards. All of the Company’s employees, consultants and non-employee directors, and employees and consultants of affiliated entities, are eligible to receive awards under the 2009 Plan. Awards under the 2009 Plan may consist of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards, and other stock-based awards. In addition, the Committee may designate restricted stock awards, restricted stock units, performance awards and other stock-based awards under the 2009 Plan as performance-based awards intended to be consistent with the requirements of Section 162(m) of the Code and subject to the achievement of specified performance goals (as described more fully below).

Available Shares. Taking into account the amendment and restatement of the 2009 Plan, the aggregate number of shares of common stock that may be granted under the 2009 Plan or with respect to which awards may be granted may not exceed 13,950,000 shares, less one share for every share subject to an option or stock appreciation right, and 1.5 shares for every share subject to an award other than an option or stock appreciation right, in either case granted under the 2009 Plan or after February 28, 2009 (and prior to the original approval of the 2009 Plan by stockholders) under our 1999 Equity Incentive Plan (the “1999 Plan”) and 2005 Stock Incentive Plan (the “2005 Plan” and together with the 1999 Plan, the “Prior Plans”). No further awards have been or will be granted under the Prior Plans since the date of the original stockholder approval of the 2009 Plan. Awards of common stock under the 2009 Plan may be either authorized and unissued shares of common stock or shares of common stock held in or acquired for the treasury of the Company or both. In general, if awards under the 2009 Plan are for any reason cancelled, forfeited, or expire or terminate without issuance, or are settled for cash, the shares covered by such awards will again be available for the grant of awards under the 2009 Plan. Further, shares underlying awards granted under the Prior Plans that remain undelivered following any expiration, cancellation or forfeiture of such awards will be available for purposes of awards under the 2009 Plan. The aggregate number of shares of common stock that may be granted pursuant to incentive stock options may not exceed 10,000,000.

Shares covered by awards of restricted stock, restricted stock units, performance awards, or other stock-based awards will be counted against the aggregate share reserve under the 2009 Plan as 1.5 shares for every one share granted pursuant to such awards. Accordingly, to the extent that such awards are for any reason cancelled, forfeited or expire under the 2009 Plan or the Prior Plans after February 28, 2009, 1.5 shares for every one share covered thereby will again be available for grant.

Shares issued as substitute awards in connection with a Company merger with or acquisition of another company will not reduce the number of shares available for awards under the 2009 Plan, and shares subject to substitute awards that are forfeited, expire or otherwise terminate without issuance, or that are settled for cash, will not be available for awards under the 2009 Plan. Additionally, the Company may use shares under a pre-existing, stockholder-approved plan of a company acquired by the Company for awards under the 2009 Plan, which shares will not reduce the number of shares available for awards under the 2009 Plan. However, such shares may only be used for awards made prior to the expiration of the pre-existing plan to individuals who were not employees of the Company (or its subsidiaries) prior to the acquisition.

Finally, the following will not be available for additional awards under the 2009 Plan: shares delivered, exchanged or withheld as payment of the exercise price or purchase price of an option or for payment of taxes with respect to an option or stock appreciation right, shares that are reacquired by the Company using cash proceeds received from the exercise of options, and shares not issued upon the stock settlement of a stock appreciation right.

Individual Limits. The maximum number of shares of common stock subject to any performance award denominated in shares of common stock or units representing common stock (whether or not intended to satisfy Section 162(m) of the Code) that may be granted to any one eligible employee or consultant under the 2009 Plan in any calendar year is 500,000. The maximum number of shares of common stock subject to any restricted stock award, restricted stock unit, or other stock-based award that is subject to the attainment of specific performance goals (whether or not intended to satisfy Section 162(m) of the Code) that may be granted under the 2009 Plan during any calendar year to any eligible employee or consultant is 500,000. There are no annual limits on the number of shares with respect to restricted stock, restricted stock units or other stock-based awards that are not subject to the attainment of specific performance goals.

The maximum number of shares of common stock with respect to which any option or stock appreciation right may be granted under the 2009 Plan to any eligible employee or consultant during any calendar year is 1,500,000. If shares of common stock subject to a stock appreciation right are granted in tandem with an option, the grant shall apply against the grantee’s individual share limitations for both stock appreciation rights and options. The maximum payment under any performance awards denominated in dollars under the 2009 Plan to any eligible employee or consultant for any performance period is $3,500,000.

Adjustment. The 2009 Plan requires that the Committee appropriately adjust the individual maximum share limitations described in the immediately preceding two paragraphs, the aggregate number and kind of shares that may be issued under the 2009 Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of outstanding awards, and the purchase price of outstanding awards to reflect any change in the Company’s capital structure or business by reason of certain corporate transactions or events, in each case in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights of participants under the 2009 Plan. In addition, in the event of certain acquisition events (as defined in the 2009 Plan), the Committee may terminate all outstanding awards by delivering notice to each participant at least 20 days prior to the acquisition event, in which case each such participant will have the right to exercise his or her vested and unvested awards during the notice period, provided that any such exercise will be contingent on the consummation of the acquisition event.

Awards under the 2009 Plan. The following types of awards may be granted under the 2009 Plan:

Stock Options. The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of common stock. The Committee will determine the number of shares of common stock subject to each option, the term of each option (which may not exceed 10 years, or five years in the case of an incentive stock option granted to a 10-percent stockholder), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of common stock at the time of grant (or, in the case of an incentive stock option granted to a 10-percent stockholder, 110 percent of such share’s fair market value). In the absence of stockholder approval, the Committee may not lower the exercise price of an option after it is granted, cancel an option when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award, or take any other action that may be treated as a repricing under New York Stock Exchange rules. Notwithstanding the foregoing, certain adjustments are permitted in connection with corporate changes, transactions and events as set forth in the 2009 Plan.

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee, and the exercisability of options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price (i) in cash, check, bank draft or money order, or (ii) on such other terms and conditions as may be acceptable to the Committee, including the tendering or withholding of shares of common stock. The Committee may provide that vested options not previously exercised will be deemed automatically exercised on their expiration date.

Stock Appreciation Rights. The Committee may grant stock appreciation rights, or SARs, either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (referred to as a “Tandem SAR”), or independent of a stock option (referred to as a “Non-Tandem SAR”). An SAR is a right to receive a payment in shares of common stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by an SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be no less than the fair market value of the common stock on the date of grant in the case of a Non-Tandem SAR. The Committee may provide that vested Non-Tandem SARs not previously exercised will be deemed automatically exercised on their expiration date. In the absence of stockholder approval, the Committee may not lower the exercise price of a Non-Tandem SAR after it is granted, cancel a Non-Tandem SAR when the exercise price exceeds the fair market value of the underlying shares in exchange for cash or another award, or take any other action that may be treated as a repricing under New York Stock Exchange rules. Notwithstanding the foregoing, certain adjustments are permitted in connection with corporate changes, transactions and events as set forth in the 2009 Plan.

Restricted Stock. The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends and the right to vote the shares of restricted stock, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals is substantially uncertain. To the extent that a performance-based restricted stock grant is intended to comply with the requirements of Section 162(m) of the Code, the performance goals for such performance-based restricted stock will be based on one of more of the objective criteria set forth on Exhibit A to the 2009 Plan and discussed in general below.

Restricted Stock Units. An award of restricted stock units provides a participant the right to receive a payment in cash, shares of common stock or a combination of both, as determined by the Committee, based on the value of a share of common stock. The Committee will determine the participants to whom and the time or times at which grants of restricted stock units will be awarded, the number of units to be awarded to any participant, the conditions for vesting, the time or times within which such awards may be subject to forfeiture and restrictions on transfer, and any other terms and conditions of such awards. The terms and conditions of restricted stock unit awards will be set forth in an award agreement, which will include such terms and provisions as the Committee may determine from time to time.

Unless otherwise determined by the Committee, a participant who has been granted an award of restricted stock units will have none of the rights of a stockholder of the Company with respect to any portion of such award unless and until shares of common stock have been issued to the participant in settlement of such award. If so determined by the Committee and set forth in the applicable award agreement, restricted stock units may be credited with dividend equivalents on such terms and conditions as may be determined by the Committee in the event that cash dividends are paid or other distributions are made in respect of shares of common stock. As with restricted stock grants, the Committee may grant restricted stock unit awards that are intended to comply with the requirements of Section 162(m) of the Code.

Performance Awards. The Committee may award performance awards. Such performance awards will be stated with reference to shares of common stock (including units representing shares of common stock) or to cash. The Committee will determine the participants to whom and the time or times at which performance awards will be granted, the number of performance awards to be granted to any participant, the duration of the performance period applicable to a grant of performance awards, and any other terms and conditions of such award. Vesting of performance awards may be based on the attainment of specified performance goals and/or the completion of a specified period of service with the Company as determined by the Committee in its discretion. Payment in respect of vested performance units will be made in cash, shares of common stock or a combination of both as determined by the Committee. The Committee may grant performance awards that are intended to comply with the requirements of Section 162(m) of the Code.

Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, make a grant of other stock-based awards (including, without limitation, shares of common stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of common stock in payment of the amounts due under an incentive or performance unit plan of the Company, stock equivalent units, and awards valued by reference to book value of the common stock). The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of intended compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2009 Plan and discussed in general below.

Performance Goals. The Committee may grant restricted stock awards, restricted stock units, performance awards, and other stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Committee. The performance goals will be based on the following criteria, either individually, alternatively or in combination, applied to the Company as a whole or to any subsidiary, business segment, division or other operational unit of the Company, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group, in each case as specified by the Committee:

• cash flow (including operating cash flow or free cash flow);	• revenue (on an absolute basis or adjusted for currency effects);

• gross margin;	• operating expenses or operating expenses as a percentage of revenue;

• earnings (which may include earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and net earnings, and may be determined in accordance with generally accepted accounting principles (GAAP) or adjusted to exclude any or all GAAP items);

• earnings per share (on a GAAP or non-GAAP basis);

• growth in any of the foregoing measures;	• stock price;

• return on equity or average stockholders’ equity;	• total stockholder return;

• growth in stockholder value relative to the moving average of the S&P MidCap 400 Index or another index;	• return on capital;

• return on assets or net assets;	• return on investment;

• economic value added;	• operating profit;

• controllable operating profit or net operating profit;	• operating margin;

• cash conversion cycle;	• market share;

• contract awards or backlog;	• overhead or other expense reduction;

• credit rating;	• strategic plan development and implementation;

• succession plan development and implementation;	• improvement in workforce diversity;

• customer indicators (including customer satisfaction);	• new product invention or innovation;

• improvements in productivity;	• attainment of objective operating goals;

• employee metrics (including employee satisfaction);	• attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations.

The performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods; corporate transactions (including, without limitation, dispositions and acquisitions); charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items; and the cumulative effects of tax changes, each as defined by GAAP and identified in our financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings. To the extent that any performance award is intended to comply with Section 162(m) of the Code, if any such provision would create impermissible discretion under Section 162(m) or would otherwise violate Section 162(m), such provision shall be of no force or effect.

Taking into account the requirements of Section 162(m), the Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria (including, but not limited to, amendments reflecting International Financial Reporting Standards or other prevailing accounting standards used in our regular reports on Forms 10-K and 10-Q).

Dividends and Dividend Equivalents. The Committee may provide for the payment of dividends or dividend equivalents with respect to shares subject to an award under the 2009 Plan. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other stock-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

Change in Control. In the event of a change in control (as defined in the 2009 Plan), the vesting of awards will not accelerate, unless otherwise determined by the Committee. Generally, the Committee has not provided for accelerated vesting of awards or lapse of restrictions upon a change in control under its prior stock plan awards, but has provided at the time of grant for accelerated vesting and lapse of restrictions upon the occurrence of terminations of employment without “cause” or certain other terminations within two years following a change in control. Upon a change in control, in the discretion of the Committee, awards may be (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the value of such awards based upon the price per share of common stock received or to be received by other stockholders of the Company in the transaction, or (iii) cancelled if the price of the common stock paid in a change in control is less than the exercise price of the award.

Amendment and Termination. The Board of Directors may at any time amend any or all of the provisions of the 2009 Plan, or suspend or terminate it entirely, retroactively or otherwise, provided that except to correct obvious drafting errors or as otherwise required by law or specifically provided in the 2009 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be reduced without the consent of such participant. Moreover, without the approval of our stockholders, no amendment may be made that would increase the aggregate number of shares that may be issued under the 2009 Plan, change the classification of individuals eligible to receive awards under the 2009 Plan, increase the individual maximum share limitations described above, extend the maximum option or SAR term, alter provisions relating to repricing of options and SARs, materially alter the performance goals described above, or otherwise require stockholder approval under applicable law or stock exchange rules (or amend the 2009 Plan to permit any of the above).

Miscellaneous. Awards granted under the 2009 Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options and SARs at the time of grant or thereafter to certain family members. Notwithstanding the foregoing, the Committee may approve the transfer of an award to a charitable institution.

Section 162(m) of the Code

The Board of Directors believes that it is in the best interests of us and our stockholders to continue to provide for an equity incentive plan under which compensation awards made to our executive officers are eligible to qualify for deductibility by us for federal income tax purposes. Accordingly, the amended and restated 2009 Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap, however, there can be no guarantee that amounts payable under the amended and restated 2009 Plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by stockholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the amended and restated 2009 Plan, each of these aspects is discussed above, and approval of the amended and restated 2009 Plan itself will constitute approval of each of these aspects of the amended and restated 2009 Plan for purposes of the approval requirements of Section 162(m).

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2009 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Certain Other Tax Issues. In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, and (iii) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their options.

The 2009 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974. The 2009 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Future Plan Awards

The terms and number of options or other awards to be granted in the future under the amended and restated 2009 Plan will be determined in the discretion of the Committee. Because no such determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to our executive officers or other eligible employees or non-employee directors cannot be determined at this time.

As of March 30, 2012, the closing price on the New York Stock Exchange of the Class A common stock of the Company was $37.25 per share.

The Board of Directors unanimously recommends a vote FOR the approval of the Amended and Restated NeuStar, Inc. 2009 Plan.

ITEM 5 — Approval of Employee Stock Purchase Plan

The Board of Directors has unanimously approved the NeuStar, Inc. Employee Stock Purchase Plan (referred to below as the “ESPP”) for the benefit of eligible employees of the Company and its related entities. The adoption of the ESPP by the Board of Directors is subject to the approval of our stockholders. We are asking our stockholders to approve the ESPP.

The Board of Directors believes that the Company’s interests are best advanced by aligning stockholder and employee interests. The ESPP is intended to provide the Company’s eligible employees with an opportunity to participate in the Company’s success by permitting them to acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of our common stock at a discount from the market price.

The following description of the ESPP, is a summary of its principal provisions and is qualified in its entirety by reference to the plan document, a copy of which is appended to this proxy statement as Annex C. References to “common stock” below mean the Class A common stock of the Company.

Description of the Employee Stock Purchase Plan

Purpose. The purpose of the ESPP is to encourage ownership of our common stock by all eligible employees and to provide incentives for them to exert maximum efforts for the success of the Company. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code.

Eligibility. Most full time and part-time employees of the Company and its participating subsidiaries who are eighteen (18) years of age or older and whose customary employment is at least twenty (20) hours a week and five (5) months per year have been employed for at least one (1) month are eligible to participate in the ESPP. Senior Vice Presidents and the Chief Executive Officer are not eligible to participate in the ESPP. As of March 1, 2012, approximately 1,270 employees would have been eligible to participate in the ESPP.

Administration, Amendment and Termination. The Compensation Committee of the Board of Directors (the “Committee”) administers the ESPP. Subject to the terms of the ESPP, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the ESPP. The Committee may establish, amend and revoke rules and regulations for its administration of the ESPP that it considers appropriate to promote the Company’s best interests, including establishing terms under which common stock may be purchased, and to ensure that the ESPP remains qualified under Section 423 of the Internal Revenue Code. The Committee may also adopt rules or procedures relating to the operation of the ESPP to accommodate the specific requirements of local laws and procedures, and sub-plans applicable to particular subsidiaries or locations. The Committee may delegate administrative matters relating to the ESPP to the Company’s officers or employees.

The Board of Directors may amend or terminate the ESPP at any time and for any reason, provided no such action may adversely affect the participants’ rights and obligations with respect to purchase rights which are at the time outstanding under the ESPP, except with the participants’ consent or as necessary to comply with any laws or regulations, including Section 423 of the Internal Revenue Code. In addition, as required by Section 423 of the Internal Revenue Code and NYSE listing requirements, certain material amendments must be approved by the Company’s stockholders.

Number of Shares of Common Stock Available under the ESPP. A maximum of 600,000 shares will be available for issuance pursuant to the ESPP. Shares issued under the ESPP may be unissued shares, treasury shares or shares bought in the market. In the event there is any change in the shares of the Company through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the Committee will make appropriate adjustments in the number of shares available for purchase under the ESPP, and the purchase price and the number of shares subject to any purchase rights which have not yet been exercised, and will take any further action that it determines in its discretion may be necessary or appropriate.

Enrollment and Contributions. Eligible employees voluntarily elect whether or not to enroll in the ESPP. Unless and until the Committee determines otherwise, there will be two offering periods each calendar year, one commencing on the first trading day of May and ending on the last trading day of the next following October, and the other commencing on the first trading day of November and ending on the last trading day of the following April. An employee may cancel his or her enrollment at any time, subject to the plan rules.

Employees contribute to the ESPP through payroll deductions or, if payroll withholding is not permitted under local laws, through such other means as specified by the Committee. Participating employees may contribute not less than 1% and up to 15% of their eligible compensation through after-tax payroll deductions. The Committee may establish different minimum and maximum permitted contribution percentages, or change the length of the offering periods or the number of shares purchasable in an offering period. After an offering period has begun, an employee may decrease, but not increase, his or her contribution percentage, subject to ESPP rules.

Purchase of Shares. On the last business day of each offering period, each participating employee’s payroll deductions are used to purchase shares for the employee. Unless and until the Committee determines otherwise, the purchase price for the shares so purchased will be 85% of the fair market value of the Company’s common stock on either the first or last day of the offering period, whichever is lower. In no event will the purchase price be less than 85% of the lower of (1) the fair market value of the Company’s common stock on the first day of the offering period, or (2) the fair market value of the Company’s common stock on the last day of the offering period. Fair market value under the ESPP generally means the closing price of our common stock on the New York Stock Exchange (NYSE) for the day in question. As of March 30, 2012, the fair market value of our common stock was $37.25 per share. During any single year, no employee may purchase more than $25,000 of shares under the ESPP (based on market value on the applicable enrollment date(s)). Unless and until the Committee determines otherwise, a participant may not purchase more than 2,000 shares during any single offering period.

Termination of Participation. Participation in the ESPP terminates when a participating employee’s employment with the Company ceases for any reason, the employee withdraws from the ESPP, or the ESPP is terminated or amended such that the employee no longer is eligible to participate.

New Plan Benefits. The actual number of shares that may be purchased by any individual under the ESPP is not determinable in advance because the number is determined, in part, on the contributed amount and the purchase price.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to the purchase of shares under the ESPP are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such purchases. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code, as amended. Under these provisions, no income generally will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years after the first day of the applicable offering period in which such shares were acquired and more than one year after the applicable date of purchase, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the aforementioned periods (a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess of (1) the fair market value of the shares on the date the shares are purchased over (2) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a disqualifying disposition.

The Board of Directors unanimously recommends a vote FOR the approval of the NeuStar, Inc. Employee Stock Purchase Plan.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2013 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 21575 Ridgetop Circle, Sterling, Virginia 20166, to the attention of the Corporate Secretary, no later than January 11, 2013.

Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at the 2013 Annual Meeting of Stockholders rather than for inclusion in the proxy materials, or would like to nominate a person as a candidate for election to the Board at the 2013 Annual Meeting of Stockholders, the stockholder must follow certain procedures contained in our bylaws. Stockholders may request a free copy of our bylaws from:

NeuStar, Inc.

Attn: Corporate Secretary

21575 Ridgetop Circle

Sterling, VA 20166

Under the bylaws, notice of a nomination or other business must be delivered to the Corporate Secretary no later than the close of business on March 22, 2013 and no earlier than the close of business on February 20, 2013. If the date of our 2013 Annual Meeting of Stockholders is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the date of the 2011 Annual Meeting of Stockholders, notice must be delivered to the Corporate Secretary not later than the close of business on the later of the 90th day prior to the 2013 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the meeting is first made. Nominations and the proposal of other business also must satisfy other requirements set forth in the bylaws. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal or nomination not made in compliance with the foregoing procedures.

If a stockholder fails to comply with the forgoing deadlines established under the bylaws, the Company will have discretionary authority to vote shares under proxies we solicit when and if the nomination or other business is raised at the Annual Meeting of Stockholders and, to the extent permitted by law, on any other business that may properly come before the Annual Meeting and any adjournments or postponements.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies. Although we do not household for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that the broker will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify us by calling (571) 434-5400 or by sending a written request to 21575 Ridgetop Circle, Sterling, Virginia 20166, Attention: Corporate Secretary, and we will promptly deliver a separate copy of our annual report and proxy statement. If you are receiving multiple copies of the annual report and proxy statement and wish to receive only one, please notify your broker.

Annex A

Reconciliation of Non-GAAP Measures

Cash Incentive Compensation

Reconciliation of Revenue for Cash Incentive Compensation

Year Ended December 31, 2011
(in thousands) (unaudited)
Revenue	$620,455
Add: Revenue adjustments for annual cash incentive plan(1)	(26,246)

Revenue metric for cash incentive plan	$594,209

(1)	Revenue adjustments include the impact of our discontinued operations (converged messaging services business) and exclude the impact of acquired assets and businesses.

Reconciliation of Adjusted EBITDA for Cash Incentive Compensation

Year Ended December 31, 2011
(in thousands) (unaudited)
Net income	$160,823
Add: Depreciation and amortization	46,209
Add: Other expense (income)	4,313
Add: Provision for income taxes	81,137
Add: EBITDA adjustments for annual cash incentive plan(1)	(28,830)

Adjusted EBITDA metric for cash incentive plan	$263,652

(1)	EBITDA adjustments include the impact of our discontinued operations (converged messaging services business) and exclude the impact of acquired assets and businesses and stock-based compensation expense relating to the termination of our former chief executive officer.

Equity Compensation

Reconciliation of Revenue for 2010 Performance Share Units

	Year Ended December 31,
	2010	2011
	(in thousands) (unaudited)
Revenue	$520,866	$620,455
Add: Revenue adjustments for 2010 performance share units(1)	2,954	(44,323)

Revenue metric for 2010 performance share units	$523,820	$576,132

(1)	Revenue adjustments include the impact of our discontinued operations (converged messaging services business) and exclude the impact of acquired assets and businesses.

A-1

Reconciliation of EBITDA for 2010 Performance Share Units

	Year Ended December 31,
	2010	2011
	(in thousands) (unaudited)
Net income	$106,209	$160,823
Add: Depreciation and amortization	32,861	46,209
Add: Other expense (income)	(587)	4,313
Add: Provision for income taxes	82,282	81,137
Add: EBITDA adjustments for 2010 performance share units(1)	10,204	(34,781)

Adjusted EBITDA metric for 2010 performance share units	$230,969	$257,701

(1)	EBITDA adjustments include the impact of our discontinued operations (converged messaging services business) and exclude the impact of acquired assets and businesses, impairment of long-lived assets related to our converged messaging services, restructuring charge related to our organization realignment, and severance costs and stock-based compensation expense relating to the termination of our former chief executive officer.

Reconciliation of Revenue for 2011 Performance Share Units

Year Ended December 31, 2011
(in thousands) (unaudited)
Revenue	$620,455
Add: Revenue adjustments for 2011 performance share units(1)	(26,247)

Revenue metric for 2011 performance share units	$594,208

(1)	Revenue adjustments include the impact of our discontinued operations (converged messaging services business) and exclude the impact of acquired assets and businesses.

Reconciliation of EBITDA for 2011 Performance Share Units

Year Ended December 31, 2011
(in thousands) (unaudited)
Net income	$160,823
Add: Depreciation and amortization	46,209
Add: Other expense (income)	4,313
Add: Provision for income taxes	81,137
Add: EBITDA adjustments for 2011 performance share units(1)	(33,341)

Adjusted EBITDA metric for 2011 performance share units	$259,141

(1)	EBITDA adjustments include the impact of our discontinued operations (converged messaging services business) and exclude the impact of acquired assets and businesses and stock-based compensation expense relating to the termination of our former chief executive officer.

A-2

Annex B

NEUSTAR, INC.

Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan

NEUSTAR, INC.

AMENDED AND RESTATED NEUSTAR, INC. 2009 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives (thereby creating a means to raise the level of equity ownership by such individuals) and other incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” has the meaning set forth in Section 4.2(d).

2.2 “Affiliate” means each of the following: (a) any Subsidiary or Parent; (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (c) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3 “Award” means any award under the Plan of any Option, Stock Appreciation Right, Restricted Stock Award, RSU Award, Performance Award or Other Stock-Based Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words or a concept of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” applies only on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or “cause” is not defined in any such agreement, termination due to a Participant’s (i) insubordination, (ii) dishonesty, (iii) fraud, (iv) moral turpitude, (v) willful misconduct, or (vi) willful failure or refusal to attempt in good faith to perform his or her duties or responsibilities for any reason other than illness or incapacity, in each case as determined by the Committee in its sole discretion. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in Section 11.2.

2.7 “Change in Control Price” has the meaning set forth in Section 11.1.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.9 “Committee”

(a) With respect to the application of the Plan to Eligible Employees and Consultants, the “Committee” means the Compensation Committee of the Board appointed from time to time by the Board (or another committee or committees of the Board appointed for the purpose of administering the Plan). In the event that more than one Committee is appointed by the Board, the Board shall specify with respect to each Committee the group of Persons with respect to which such Committee shall have the power to grant Awards. In the event that more than one Committee is appointed by the Board, then each reference in the Plan to “the Committee” shall be deemed a reference to each such Committee (subject to the last sentence of this paragraph); provided, however, that each such Committee may exercise only the power and authority granted to “the Committee” by the Plan with respect to those Persons to which it has the power to grant Awards as specified in the resolution of the Board appointing such Committee. Each Committee shall be comprised of two or more Directors. Each Committee shall consist of two or more non-employee directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, an “outside director” as defined under Section 162(m) of the Code and, to the extent required by the rules and regulations of the New York Stock Exchange, an “independent director” as defined under such rules and regulations; provided, however, that the foregoing shall not apply to any Committee that does not have the power to grant Awards to executive officers or Directors of the Company or otherwise make any decisions with respect to the timing or the pricing of any Awards granted to executive officers and Directors. If for any reason such Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code, as applicable, shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(b) With respect to the application of the Plan to Non-Employee Directors, the “Committee” means the Board, provided that the Board may delegate its authority under this Section 2.9(b) to the Compensation Committee of the Board (or another committee or committees of the Board appointed for the purpose of administering the Plan).

2.10 “Common Stock” means the Class A Common Stock, $0.001 par value per share, of the Company.

2.11 “Company” means NeuStar, Inc., a Delaware corporation, and its successors by operation of law.

2.12 “Consultant” means any individual who (either directly or through his or her employer) is an advisor or consultant to, or subject to Section 5.3, a prospective advisor or consultant to, the Company or an Affiliate.

2.13 “Detrimental Activity” means: (a) an activity that results, or if known could result, in the Participant’s Termination for Cause; or (b) an activity that violates any agreement or written policy of the Company or its Affiliates applicable to the Participant, including, without limitation, regarding confidentiality, competition, solicitation or disparagement; or (c) such other definition as the Committee may provide in an Award agreement. All determinations as to the occurrence of a Detrimental Activity on the part of a Participant shall be made by the Committee in its sole discretion.

2.14 “Director” means a member of the Board of Directors of the Company (or any successor to the Company).

2.15 “Disability” means, with respect to a Participant’s Termination, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words or a concept of like import), “disability” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “disability” applies only on occurrence of a change in control, such definition of “disability” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or if “disability” is not defined in any such agreement, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall be deemed to occur only at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability for purposes of providing for payments or benefits hereunder not payable upon a Termination shall mean that an Eligible Employee is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.17 “Eligible Employee” means each employee of, or subject to Section 5.3, each prospective employee of, the Company or an Affiliate.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.19 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, with respect to any class or series of outstanding shares of Common Stock, the Closing Price for such Common Stock on such date. The “Closing Price” on any date shall mean the closing price for such Common Stock, regular way, or, in case no such sale takes place on such day, the closing price for such Common Stock, regular way, on the last preceding trading day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if such Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board or, in the event that no trading price is available for such Common Stock, the fair market value of the Common Stock, as determined in good faith by the Board of Directors of the Company.

2.20 “Family Member” means “family member” as defined in Section A(1)(a)(5) of the general instructions of Form S-8, or any successor thereto, as in effect from time to time.

2.21 “Incentive Stock Option” means any Option awarded to an Eligible Employee under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22 “Non-Employee Director” means a Director of the Company who is not an active employee of the Company or an Affiliate.

2.23 “Non-Qualified Stock Option” means any Option awarded under this Plan that is not an Incentive Stock Option.

2.24 “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (a) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (b) the aggregate exercise price of such right, otherwise than on surrender of an Option.

2.25 “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.26 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.27 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28 “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.29 “Performance Award” means an Award made pursuant to Article IX of the Plan, which may be stated with reference to shares of Common Stock (including units representing shares of Common Stock) or to cash.

2.30 “Performance Period” has the meaning set forth in Section 9.1.

2.31 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.32 “Plan” means this Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan, as amended from time to time.

2.33 “Prior Plans” means the NeuStar, Inc. 2005 Stock Incentive Plan and/or the NeuStar, Inc. 1999 Equity Incentive Plan, each as amended from time to time.

2.34 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.35 “Restricted Stock Award” means an Award of shares of Common Stock, or the right to receive shares of Common Stock in the future, subject to the restrictions under Article VIII.

2.36 “RSU” means a restricted stock unit, which is an Award the value of which is calculated by reference to the value of shares of Common Stock, subject to the restrictions under Article VIII.

2.37 “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock Awards.

2.38 “Retirement” means, unless otherwise provided by the Committee at grant, a Termination of Employment without Cause or Termination of Consultancy without Cause (other than, in any such case, after the occurrence of an event that would provide a basis for a Cause termination) at or after age 60 (provided the Participant has at least ten years of service to the Company or its Affiliates) or after age 65 (provided the Participant has at least five years of service to the Company or its Affiliates). With respect to a Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after the Participant has attained age 72 (provided the Participant has at least five years of service to the Company or its Affiliates). Determinations of length of service shall be made by the Committee in its sole discretion.

2.39 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.40 “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any Treasury Regulations thereunder.

2.41 “Section 409A of the Code” means Section 409A of the Code and the Treasury Regulations and guidance promulgated thereunder.

2.42 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.43 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.44 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.45 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.46 “Substitute Awards” mean Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or an Affiliate (including pursuant to an asset purchase) or with which the Company or an Affiliate otherwise combines.

2.47 “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of an Option in exchange for an amount in cash and/or stock equal to the difference between (a) the Fair Market Value, on the date such Option (or such portion thereof) is surrendered, of the Common Stock covered by such Option (or such portion thereof), and (b) the aggregate exercise price of such Option (or such portion thereof).

2.48 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent, in accordance with the Treasury Regulations applicable to incentive stock options.

2.49 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer any of a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.51 “Termination of Directorship” means that the Non-Employee Director has ceased to be a Director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, the Participant shall not experience a Termination until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.52 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer any of an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.53 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including by the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. Notwithstanding anything herein to the contrary, the Board shall have authority for administration and interpretation of the Plan with respect to Non-Employee Directors, and all references herein to the authority of the Committee as applied to Non-Employee Directors shall be deemed to refer to the Board.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) RSU Awards, (v) Performance Awards, and (vi) Other Stock-Based Awards. Without limiting the generality of the foregoing, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c) to determine the number of shares of Common Stock (if any) to be covered by an Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f) to determine whether and under what circumstances an Option may be settled in cash, Common Stock and/or restricted stock;

(g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

(h) to determine whether an Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j) to modify, extend or renew an Award, subject to Article XII herein and the prohibition on “repricing” in Sections 6.3(a) and 7.4(d), provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of an Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal, provided that such retention of the original exercise price would not result in making such Option subject to Section 409A of the Code;

(k) Subject to the prohibition on “repricing” in Sections 6.3(a) and 7.4(d), to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made;

(l) to determine that an Option or Stock Appreciation Right shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Company, in the event the Participant engages in a Detrimental Activity with respect to the Company or its Affiliates and to interpret such definition and to approve waivers with regard thereto; and

(m) to determine whether or not an Award is intended to comply with Section 162(m) of the Code.

3.3 Guidelines.

(a) Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall reduce the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Without limiting the generality of the foregoing, the Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. The Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the Bylaws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Assistance of Employees and Advisors; Liability and Indemnification.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers or other employees to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have under applicable law or under the Certificate of Incorporation or Bylaws of the Company or any Affiliate or any agreement of indemnification. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

3.8 Delegation. The Committee may delegate, to the extent permitted by law and applicable stock exchange rules, to one or more Directors or one or more officers or a committee of Directors or officers the right to grant Awards to Eligible Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Eligible Employees who are not Directors or officers of the Company.

ARTICLE IV

SHARE LIMITATION

4.1 Shares.

(a) Aggregate Limitation. The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan.

(i) Subject to adjustment as provided in Section 4.2, a total of 13,950,000 shares of Common Stock shall be authorized for grant under the Plan, less one share of Common Stock for every one share of Common Stock that was subject to an option or stock appreciation right granted after February 28, 2009 under the Prior Plans and 1.5 shares of Common Stock for every one share of Common Stock that was subject to an award (other than an option or stock appreciation right) granted after February 28, 2009 under the Prior Plans, which shares may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards of Options or Stock Appreciation

Rights shall be counted against this limit as one share for every share subject to such Awards. Any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.5 shares for every share subject to such Awards. In no event shall the aggregate number of shares of Common Stock issued pursuant to Incentive Stock Options exceed 10,000,000 shares, subject to adjustment as provided in Section 4.2. After the Effective Date of the Plan, no awards may be granted under any Prior Plan.

(ii) If an Award (or an award under either of the Prior Plans) is forfeited, expires or otherwise terminates without issuance, or is settled for cash, after February 28, 2009, the shares of Common Stock subject to such Award shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for Awards under the Plan in accordance with this Section 4.1(a). If any shares of Common Stock subject to an Award are forfeited, expire or otherwise terminate without issuance after February 28, 2009, the shares shall, to the extent of such forfeiture, expiration, or termination, again be available for Awards under the Plan in accordance with this Section 4.1(a). If a Stock Appreciation Right is granted in tandem with an Option, such grant shall apply only once against the maximum number of shares of Common Stock that may be issued under the Plan. Shares of Common Stock underlying Awards (or Prior Plan awards) settled in cash shall again be available for issuance under the Plan.

(iii) In determining the number of shares of Common Stock available for Awards, if Common Stock has been delivered or exchanged as full or partial payment to the Company for payment of the exercise price or purchase price of an Option under the Plan or an option under a Prior Plan, or for payment of withholding taxes with respect to Options or Stock Appreciation Rights under the Plan or options under the Prior Plans, or if the number of shares of Common Stock otherwise deliverable has been reduced for payment of the exercise price or purchase price or for payment of withholding taxes, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall not again be available for purpose of Awards under this Plan. In addition, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Prior Plans shall not again be available for purposes of Awards under this Plan. Shares of Common Stock not issued upon the stock settlement of a Stock Appreciation Right shall not again be available for issuance under this Plan.

(iv) Any share of Common Stock that again becomes available for grant pursuant to this Section 4.1(a) shall be added back as one share if such share was subject to an Option or Stock Appreciation Right granted under the Plan (or an option or stock appreciation right under either of the Prior Plans), and as 1.5 shares if such share was subject to an Award other than an Option or a Stock Appreciation Right under the Plan (or an option or stock appreciation right under either of the Prior Plans).

(b) Individual Limitation. The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan for Awards to individual Eligible Employees and Consultants.

(i) The maximum number of shares of Common Stock subject to any Performance Award denominated in shares of Common Stock (or units representing Common Stock) which may be granted to any one Eligible Employee or Consultant under the Plan in any calendar year is 500,000, subject to any increase or decrease pursuant to Section 4.2.

(ii) The maximum number of shares of Common Stock subject to any Restricted Stock Award, RSU Award, or Other Stock-Based Award that is subject to the attainment of specified performance goals which may be granted to any one Eligible Employee or Consultant under the Plan in any calendar year is 500,000 for each type of Award, subject to any increase or decrease pursuant to Section 4.2.

(iii) The maximum number of shares of Common Stock that may be subject to an Option or Stock Appreciation Right granted to any Eligible Employee or Consultant under the Plan in one calendar year is

1,500,000 for each type of Award, subject to any increase or decrease pursuant to Section 4.2. If a Tandem Stock Appreciation Right is granted in tandem with an Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Options.

(iv) The maximum payment under any Performance Awards denominated in dollars under the Plan to any Eligible Employee or Consultant for any Performance Period shall be $3,500,000.

(v) To the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant pursuant to this Section 4.1(b) during a calendar year or Performance Period, as the case may be, are not covered by an Award in such calendar year or Performance Period, such shares of Common Stock shall not increase the number of shares available for grant or issuance to the Participant in any subsequent calendar year or Performance Period during the term of this Plan.

(c) Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan pursuant to Section 4.1(a), and shares subject to Substitute Awards that are forfeited, expire or otherwise terminate without issuance, or are settled for cash, shall not be available for Awards under the Plan. In the event that a company acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall not be made to individuals who were employed, immediately before the acquisition or combination, by the Company or entities that were its subsidiaries immediately before the acquisition or combination.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company’s assets or business, any special or extraordinary cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the aggregate number and kind of shares that thereafter may be issued under the Plan, the maximum number and kind of shares that may be issued to individual Eligible Employees and Consultants under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor in such manner as determined by the Committee in its good faith discretion (provided that if the exercise price of any Option or Stock Appreciation Right equals or exceeds the Fair Market Value of a share of Common Stock at the time of such event, no payment shall be required to cancel such Award). Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Except as otherwise determined by the Committee, fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down and any remaining fractional shares of Common Stock shall be settled in cash. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of (i) the consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, (ii) any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or (iii) the sale or transfer of all or substantially all of the Company’s assets (each of the foregoing being referred to as an “Acquisition Event”), then the Committee, in its sole discretion, may terminate all vested and unvested Awards that are outstanding as of the date of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of the Acquisition Event, in which case, during the period from the date on which such notice of termination is delivered to the date of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her vested and unvested Awards that are then outstanding (without regard to any limitations on vesting or exercisability otherwise contained in the Award agreements), provided that any such exercise shall be contingent on the consummation of the Acquisition Event, and provided further that if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an employee of or consultant to the Company or an Affiliate within a reasonable time thereafter, as determined by the Committee.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Options may be granted alone or in addition to other Awards granted under the Plan. The Committee shall have the authority to grant any Eligible Employee, Consultant or Non-Employee Director one or more Options. Each Option granted under the Plan shall be either: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. Other than in connection with Substitute Awards, the exercise price per share of Common Stock subject to an Option shall be determined by the Committee at the time of grant, provided that the per-share exercise price of any Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant (unless adjusted in accordance with Section 4.2(b)). Other than pursuant to Section 4.2(b) or Article XI, in the absence of stockholder approval, the Committee shall not be permitted to (a) lower the exercise price per share of an Option after it is granted, (b) cancel an Option when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(b) Option Term. The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted, and provided, further, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding the foregoing, the Committee may waive any limitations on exercisability at any time at or after grant in whole or in part (including waiver of installment exercise provisions or acceleration of the time at which such Option may be exercised), including, without limitation, in connection with an employment termination.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) on such other terms and conditions as may be acceptable to the Committee, including the tendering (either actually or through attestation) or withholding of shares of Common Stock. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for. Notwithstanding the foregoing, the Committee may provide that if on the last day of the Option term, the Fair Market Value of a share of Common Stock exceeds the exercise price, the Participant has not exercised the Option (or any corresponding Tandem Stock Appreciation Right), and the Option is vested and has not expired, such Option (but not any corresponding Tandem Stock Appreciation Right) shall be deemed to have been exercised by the Participant based on net exercise for exercise price and tax withholding on such last day and the Company shall make the appropriate payment for the remaining value. Section 7.4(c) shall apply to the exercise of any Non-Tandem Stock Appreciation Right.

(e) Non-Transferability of Options. No Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f) Termination by Death, Disability or Retirement. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is by reason of death, Disability or Retirement, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Options if the Options are Incentive Stock Options or if such Termination is by reason of Retirement; provided, however, that in the case of Retirement or Disability, if the Participant dies within such exercise period, all unexercised Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a minimum period of 90 days from the date of such death, but in no event beyond the expiration of the stated term of such Options if the Options are Incentive Stock Options.

(g) Termination for Cause. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination (i) is for Cause or (ii) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Options held by such Participant, whether or not vested, shall thereupon terminate and expire as of the date of such Termination or, if earlier, the date of the Cause event. If a Participant’s service with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all of the Participant’s rights under any Option shall be suspended during the period of investigation.

(h) Termination for Any Other Reason. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is for any reason not set forth in Section 6.3(f) or (g), all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(i) Unvested Options. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(j) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000 (or such other amount specified by applicable law), such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(k) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(l) Early Exercise. The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option and such shares shall be subject to the provisions of Article VIII and treated as restricted stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(m) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be granted in conjunction with all or part of any Option (a “Reference Stock Option”) granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(b) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(c) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised. There shall be no deemed exercise of a Tandem Stock Appreciation Right corresponding to any Option that is deemed exercised on the last day of its term in accordance with Section 6.3(d).

(d) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, at the time of exercise) equal in value to the excess of the Fair Market Value of one share of Common Stock over the exercise price per share of the Tandem Stock Appreciation Right multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised. The exercise price of a Tandem Stock Appreciation Right shall be required to be in accordance with Section 6.3(a) and may not be less than 100% of the Fair Market Value of the Common Stock on the date of grant except (i) if such Tandem Stock Appreciation Right is added to an Option after the date of grant of the Option, in which case the exercise price of the Tandem Stock Appreciation Right may be less than the Fair Market Value of the Common Stock on the date of grant if such exercise price is equal to the exercise price of the Option, or (ii) in the case of Substitute Awards, in connection with an adjustment pursuant to Section 4.2(b).

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten (10) years after the date the right is granted.

(b) Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.

(c) Method of Exercise. Subject to the installment, exercise and waiting period provisions that apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised. Notwithstanding the foregoing, the Committee may provide that if on the last day of the term of a Non-Tandem Stock Appreciation Right, the Fair Market Value of a share of Common Stock exceeds the exercise price, the Participant has not exercised the Non-Tandem Stock Appreciation Right, and the Non-Tandem Stock Appreciation Right is vested and has not expired, such Non-Tandem Stock Appreciation Right shall be deemed to have been exercised by the Participant for cash on such last day and the Company shall make the appropriate payment for such amount, less applicable withholding.

(d) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, at the time of exercise) no greater than the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the exercise price of the right. The exercise price of a Non-Tandem Stock Appreciation Right may not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant except in the case of Substitute Awards, in connection with an adjustment pursuant to Section 4.2(b). Other than pursuant to Section 4.2(b) and Article XI, in the absence of stockholder approval, the Committee shall not be permitted to (a) lower the exercise price per share of a Non-Tandem Stock Appreciation Right after it is granted, (b) cancel a Non-Tandem Stock Appreciation Right when the exercise price of the right exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to a Non-Tandem Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

7.5 Non-Transferability of Stock Appreciation Rights. No Stock Appreciation Right shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Stock Appreciation Right that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Stock Appreciation Right that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Stock Appreciation Right by a permissible transferee of a Stock Appreciation Right or a permissible transferee pursuant to a Transfer after the exercise of the Stock Appreciation Right shall be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE VIII

RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS

8.1 Restricted Stock Awards and RSU Awards. Restricted Stock Awards and RSU Awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, grants of Restricted Stock Awards and RSU Awards shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. RSU Awards may be settled in shares of Common Stock and/or in cash or any combination as determined by the Committee in its sole discretion at or after the time of grant.

8.2 Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive a Restricted Stock Award or RSU Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. Unless (x) otherwise provided by the Committee or (y) prohibited by applicable law, the purchase price of a Restricted Stock Award or RSU Award shall be zero. If required by law or the Committee otherwise determines that a Restricted Stock Award or RSU Award shall have a purchase price, such purchase price shall not be less than par value.

(b) Acceptance. Restricted Stock Awards must be accepted within the period, if any, specified by the Committee at grant, by executing an Award agreement and by paying the price (if any) the Committee has designated thereunder (such acceptance may be in any manner that the Committee may establish, including deemed acceptance).

8.3 Restrictions and Conditions. Restricted Stock Awards and RSU Awards awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period.

(i) The Participant shall not be permitted to Transfer a Restricted Stock Award or RSU Award awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the Restricted Stock Award or RSU Award. The Committee may place conditions on the grant based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion. In addition, the Committee in its sole discretion may (A) provide for the lapse of restrictions in whole or in part, (B) accelerate the vesting of all or any part of any Restricted Stock Award or RSU Award and/or (C) waive the deferral limitations for all or any part of any such Award.

(ii) Objective Performance Goals, Formulas or Standards. If the grant of a Restricted Stock Award or RSU Award or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, and the applicable vesting percentage of the Restricted Stock Award or RSU Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Restricted Stock Award or RSU Award is intended to comply with Section 162(m) of the Code, the Committee may only establish such objective performance goals at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals is substantially uncertain.

(b) Rights as a Stockholder; Dividends. Beginning on the date of grant of a Restricted Stock Award and subject to acceptance of the associated Award agreement, the Participant shall become a stockholder of the Company with respect to all shares of Common Stock subject to the Restricted Stock Award and shall have all of the rights of a stockholder, including the right to vote such shares and the right to receive distributions made with respect to such shares, including regular cash dividends (except as otherwise provided by the Committee in the grant); provided, however, that in the absence of Committee action to the contrary, any shares of Common Stock or any other property (other than regular cash distributions) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the shares covered by such Award. The Committee may provide for the right to receive Dividend Equivalents (as defined in Section 14.3) with respect to RSU Awards. Notwithstanding anything herein to the contrary, any dividends or Dividend Equivalents provided with respect to Restricted Stock or RSU Awards that are subject to the attainment of specified performance goals shall be subject to the same restrictions and risk of forfeiture as the underlying Awards.

(c) Termination. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock Awards and RSU Awards still subject to restriction will vest, continue to vest, or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter (if no rights of the Participant are reduced). In the absence of such provisions in the Award agreement, in the event of: (i) death, Disability or Retirement, restrictions shall lapse on the Participant’s Restricted Stock Awards and RSU Awards on a pro rata monthly basis through the date of

Termination, with performance awards paid at the end of the performance period based on actual results; and (ii) any other Termination, any unvested Restricted Stock Awards or RSUs shall immediately be cancelled.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock Award or RSU Award, certificates for shares attributable to such Award shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, Performance Awards shall be awarded, the number of Performance Awards to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s right to Performance Awards will be vested, the ability of Participants to defer receipt of Performance Awards, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

The Committee shall condition the right to payment or vesting of any Performance Award upon the attainment of objective performance goals established pursuant to Section 9.2(b) below.

9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning or Vesting of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(b) are achieved and the percentage of each Performance Award that has been earned or vested.

(b) Objective Performance Goals, Formulas or Standards. The Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Awards are intended to comply with Section 162(m) of the Code, the Committee may only establish such objective performance goals at such later date as permitted thereunder and while the outcome of such performance goals is substantially uncertain.

(c) Payment. Following the Committee’s determination pursuant to Section 9.2(a), shares of Common Stock and/or cash, as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, thereafter, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned or vested Performance Award. Notwithstanding the foregoing, the Committee may, in its sole discretion and, to the extent Section 162(m) of the Code is applicable, in accordance therewith, (i) award a number of shares of Common Stock or an amount of cash less than the earned Performance Award and/or (ii) subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions.

(d) Termination. Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a Performance Award, such Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

(e) Accelerated Vesting. The Committee, in its sole discretion, may accelerate the vesting of all or any part of any Performance Award or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1 Other Awards.

(a) Subject to the limitations set forth in Section 4.1, the Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, (a) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (b) shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, (c) stock equivalent units, and (d) Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

(b) Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.

(c) The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals, including, to the extent the Committee so determines, from among those set forth on Exhibit A hereto, as the Committee may determine in its sole discretion. The Committee shall establish such goals based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee may establish such objective performance goals only at such later date as permitted thereunder and while the outcome of such performance goals is substantially uncertain.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee in its sole discretion.

(b) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration to the extent permitted by law.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Treatment upon Change in Control. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, the vesting of a Participant’s Award shall not accelerate and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a) Awards, whether or not then vested by their terms or pursuant to the preceding sentence, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2, as determined by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger or other purchase agreement entered into by the Company) for an amount of cash equal to the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards (less, solely to the extent applicable, the aggregate exercise price of such Awards). For purposes of this Section 11.1, “Change in Control Price” shall mean the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the transaction. The Committee may, in its sole discretion, provide for the cancellation of Options or Stock Appreciation Rights, if the Change in Control Price is less than the exercise price of such Award(s).

(c) Notwithstanding anything else herein, the Committee may also provide at the time of grant or at any time thereafter for the vesting or lapse of restrictions of an Award upon a Termination without Cause (or such other termination or event) during a period within two years following a Change in Control, or such other provision for treatment of such Awards upon a Change in Control.

11.2 Definition.

(a) Unless otherwise determined by the Committee at grant as set forth in an Award agreement, a “Change in Control” shall be deemed to have occurred upon:

(i) the consummation of any merger or consolidation of the Company, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation do not own a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as before such merger or consolidation;

(ii) individuals who constitute the Board at the beginning of any 24-month period (“Incumbent Directors”) ceasing for any reason during such 24-month period to constitute at least a majority of the Board, provided that any person becoming a director during any such 24-month period whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement for the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

(iii) the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary of the Company or any other entity the majority of whose voting power is held by the shareholders of the Company in approximately the same proportion as before such transaction;

(iv) the approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

(v) the acquisition by a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act, of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record), other than a person who held such majority on the date of adoption of the Plan.

(b) Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

(c) Notwithstanding the foregoing, with respect to any portion of any Award under this Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code, no Change in Control shall occur for purposes of this Plan providing for a change in the time and/or form of benefit unless such event is also a “change in control event” for purposes of Section 409A, or unless such change is otherwise permissible pursuant to Section 409A.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS

12.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that except (x) to correct obvious drafting errors or as otherwise required by law or (y) as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination may not be reduced without the consent of such Participant; and provided further that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan under Section 4.1(a) (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) extend the maximum option or SAR term under Section 6.3 or 7.4; (iv) alter the last sentence of Section 6.3(a) or 7.4(d) regarding repricing of Awards; (v) materially alter the performance goals as set forth in Exhibit A; (vi) amend this Section 12.1; or (vii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code, the applicable stock exchange rules, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above, except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Committee shall reduce the rights of any holder without the holder’s consent.

12.2 Non-Transferability of Awards. Subject to Sections 6.3(e) and 7.5, except as the Committee may permit, in its sole discretion, at the time of grant or thereafter, no Award shall be Transferable by the Participant

(including, without limitation, to a Family Member) otherwise than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to Transfer any Award or benefit not otherwise permitted by the Committee in accordance with the foregoing sentence shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding anything to the contrary contained in this Section 12.2 (or, with respect to a Non-Qualified Stock Option, Section 6.3(e), or with respect to a Stock Appreciation Right, Section 7.5), if and to the extent approved by the Committee in its sole discretion, an employee or Non-Employee Director may transfer an Award to a charitable organization. Any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE XIII

UNFUNDED PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend and Custody.

(a) The Committee may require each person receiving shares of Common Stock pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

(b) All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under (a) the rules, regulations and other requirements of the Securities and Exchange Commission, (b) any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, or (c) applicable law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 Deferral; Dividends and Dividend Equivalents. The Committee may, in its sole discretion, establish terms and conditions pursuant to which the cash payment or delivery of Common Stock pursuant to an Award may be deferred, which shall be intended to comply with Section 409A of the Code. Subject to the provisions of the Plan and compliance with Section 409A of the Code, the terms of any Award (including a deferred Award but excluding Option and Stock Appreciation Right Awards) may provide, if so determined by the Committee in its sole discretion, for the payment of cash, Common Stock or other property dividends, or cash payments in amounts equivalent to cash, Common Stock or other property dividends (“Dividend Equivalents”), on either a current or a deferred basis, with respect to the number of shares of Common Stock subject to such Award. The Committee may also provide that any such dividends or Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the underlying Award or be deemed to have been reinvested in additional Awards or otherwise reinvested. Notwithstanding anything herein to the contrary, any dividends or Dividend Equivalents provided with respect to Performance Awards or Restricted Stock, RSU, or Other Stock-Based Awards that are subject to the attainment of specified performance goals shall be subject to the same restrictions and risk of forfeiture as the underlying Awards.

14.4 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

14.5 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of a Restricted Stock Award or RSU Award (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. If permitted by the Committee, the minimum statutorily required withholding obligation with regard to any Participant may be satisfied by (i) reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, or (ii) the Participant’s tendering to the Company of shares of Common Stock owned by such Participant or otherwise acquired by such Participant on the open market. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.6 Listing and Other Conditions.

(a) Except as otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests, and otherwise to cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval as the Company deems necessary or appropriate.

14.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.9 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.10 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

14.11 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.12 Death/Disability. The Committee may, in its sole discretion, require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) and/or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.13 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.14 Section 409A of the Code. The Board may amend the Plan without stockholder consent as it deems advisable to comply with Section 409A of the Code. All provisions providing for payment of “nonqualified deferred compensation” (as defined in Section 409A of the Code) are intended to comply with the requirements of Section 409A of the Code, and this Plan with regard to such nonqualified deferred compensation shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate or defer any such deferred payment, except in compliance with Section 409A of the Code, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. A Termination of Employment shall not be deemed to have occurred for purposes of any provision of this Plan or any Award hereunder providing for the payment of any amounts or benefits upon or following a Termination of Employment that are subject to Section 409A of the Code unless such Termination is also a “separation from service” within the meaning of Section 409A of the Code, and, for purposes of any such provision of this Plan or any Award hereunder, references to a “Termination,” “Termination of Employment” or like terms shall mean “separation from service.” In the event that a Participant is deemed on the date of Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is “nonqualified deferred compensation” as defined under Section 409A of the Code payable on account of a “separation from service,” payment shall be made no earlier than the earlier of (a) the first day after six (6) months following such Termination, or (b) such Participant’s death. Whenever a payment under the Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within sixty (60) days following the date of Termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

14.15 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.16 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

14.17 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.18 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after such date of adoption, in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of the grant or vesting of performance-based Restricted Stock Awards, RSU Awards, Performance Awards and/or Other Stock-Based Awards (“Performance Goals”) shall be based on one or more of the following criteria, either individually, alternatively or in combination, applied to the Company as a whole or to any subsidiary, business segment, division or other operational unit of the Company, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group, in each case as specified by the Committee: cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and net earnings, and may be determined in accordance with GAAP or adjusted to exclude any or all GAAP items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average stockholders’ equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P MidCap 400 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating profit, controllable operating profit or net operating profit, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators (including customer satisfaction), new product invention or innovation, improvements in productivity, attainment of objective operating goals, and employee metrics (including employee satisfaction). In addition, Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, business segment, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods; corporate transactions (including, without limitation, dispositions and acquisitions); charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items; and the cumulative effects of tax changes, each as defined by generally accepted accounting principles (GAAP) and identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings. To the extent that any performance-based Award is intended to comply with Section 162(m) of the Code, if any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

Taking into account the requirements of Section 162(m) of the Code, if applicable, the Committee may (i) designate additional business criteria on which Performance Goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria (including, but not limited to, amendments reflecting International Financial Reporting Standards or other prevailing accounting standards used in the Company’s regular reports on Forms 10-K and 10-Q).

NEUSTAR, INC.

APPENDIX A — ISRAEL

TO THE AMENDED AND RESTATED NEUSTAR, INC. 2009 STOCK INCENTIVE PLAN

1.	GENERAL

1.1 This appendix (the “Appendix”) shall apply only to Participants who are residents of the state of Israel upon the date of grant of the Award, as defined below in Section 2, or those who are deemed to be residents of the state of Israel for tax purposes upon the date of grant of the Award (collectively, “Israeli Participants”). The provisions specified hereunder shall form an integral part of the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan (hereinafter the “Plan”).

1.2 This Appendix is to be read as a continuation of the Plan and modifies Awards granted to Israeli Participants only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time. This Appendix does not add to or modify the Plan in respect of any other category of Participants.

1.3 The Plan and this Appendix are complementary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

1.4 Any capitalized term not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1 “3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance to an Unapproved Israeli Participant.

2.2 “102 Award” means any Award granted to an Approved Israeli Participant pursuant to Section 102.

2.3 “Approved Israeli Participant” means an Israeli Participant who is an employee, director or officer of an Employing Company, excluding any Controlling shareholder of the Company.

2.4 “Capital Gain Award” or “CGA” means a Trustee 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2).

2.5 “Cash Award” means any Award granted to an Israeli Participant, provided that such Award shall be Settled using only cash.

2.6 “Control” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.7 “Employing Company” means any Israeli corporation, or any foreign corporation with an Israeli permanent enterprise or research & development center confirmed by the ITA, that is directly or indirectly Controlled by the Company or Controls the Company (a “Related Company”); or (b) any Israeli corporation, or any foreign corporation with an Israeli permanent enterprise or research & development center confirmed by the ITA, that is Controlled by a Controlling Shareholder of a Related Company.

2.8 “Israeli Award Agreement” means the Israeli Award Agreement between the Company and an Israeli Participant that sets out the terms and conditions of an Award.

2.9 “ITA” means the Israeli Tax Authority.

2.10 “Non-Trustee 102 Award” means a 102 Award granted pursuant to Section 102(c) and not held in trust by, or under the control or supervision of, a Trustee.

2.11 “Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.12 “Ordinary Income Award” or “OIA” means a Trustee 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1).

2.13 “Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.14 “Settlement of Award” means the exercise of Options, exercise of Stock Appreciation Rights, vesting of Restricted Stock Awards, vesting of RSU Awards or vesting of Performance Awards, into Common Stock.

2.15 “Tax” means any applicable tax and other compulsory payments such as social security and health tax contributions under any applicable law.

2.16 “Trustee” means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a).

2.17 “Trustee 102 Award” means a 102 Award granted pursuant to Section 102(b) and held in trust by, or under the control or supervision of, a Trustee, for the benefit of an Approved Israeli Participant, provided that such Award shall be Settled using only Common Stock.

2.18 “Unapproved Israeli Participant” means an Israeli Participant who is a Consultant or a Controlling Shareholder.

3.	ISSUANCE OF AWARDS

3.1 The persons eligible for participation in the Plan as Israeli Participants shall include Approved Israeli Participants and Unapproved Israeli Participants, provided, however, that (i) Approved Israeli Participants may not be granted 3(i) Awards; and (ii) Unapproved Israeli Participants may not be granted 102 Awards.

3.2 The Company may designate Awards granted to Approved Israeli Participants pursuant to Section 102 as Trustee 102 Awards or Non-Trustee 102 Awards.

3.3 The grant of Trustee 102 Awards shall be made under this Appendix, shall not be made until 30 days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Appendix by the ITA.

3.4 Trustee 102 Awards may either be classified as Capital Gain Awards (CGAs) or Ordinary Income Awards (OIAs).

3.5 No Trustee 102 Award may be granted under this Appendix to any Approved Israeli Participant, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Awards, whether CGAs or OIAs, that will be granted under the Plan and this Appendix (the “Election”). Such Election shall become effective beginning the first date of grant of a Trustee 102 Award under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102

Awards. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected, and shall apply to all Israeli Participants who are granted Trustee 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g). The Election shall not prevent the Company from granting Non-Trustee 102 Awards, 3(i) Awards or Cash Awards simultaneously.

3.6 All Trustee 102 Awards must be held in trust by, or under the control or supervision of, a Trustee, as described in Section 4 below.

3.7 The designation of Non-Trustee 102 Awards and Trustee 102 Awards shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1 Trustee 102 Awards which shall be granted under this Appendix and/or any share of Common Stock allocated or issued upon Settlement of a Trustee 102 Award and/or other shares of Common Stock received following any realization of rights under the Plan shall be allocated or issued to the Trustee or controlled by the Trustee, for the benefit of the Approved Israeli Participants, in accordance with the provisions of Section 102. In the event that the requirements for Trustee 102 Awards are not met, the Trustee 102 Awards may be regarded as Non-Trustee 102 Awards, all in accordance with the provisions of Section 102.

4.2 With respect to any Trustee 102 Award, subject to the provisions of Section 102, an Approved Israeli Participant shall not sell or release from trust any share of Common Stock received upon the Settlement of a Trustee 102 Award and/or any share of Common Stock received following any realization of rights, including, without limitation, stock dividends, under the Plan until the lapse of the period of time required under Section 102 or any other period of time determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Participant.

4.3 Notwithstanding anything to the contrary, the Trustee shall not release or sell any shares of Common Stock allocated or issued upon Settlement of a Trustee 102 Award unless the Company, the Employing Company and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

4.4 Upon receipt of any Trustee 102 Award, the Approved Israeli Participant will consent to the grant of the Award and to the Election under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

4.5 Should the Trustee 102 Awards or any shares of Common Stock issued in connection with such Awards be transferred by power of a last will or under laws of descent, the provisions of Section 102 shall apply to the heirs or transferees of the deceased Participant.

5.	THE AWARDS

The terms and conditions upon which the Awards shall be issued and Settled, shall be as specified in the Israeli Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Israeli Award Agreement shall state, inter alia, the number of shares of Common Stock to which the Award relates, the type of Award granted thereunder (i.e., a CGA, OIA, Non-Trustee 102 Award, 3(i) Award or Cash Award), and any applicable vesting provisions and exercise price that may be payable.

6.	FAIR MARKET VALUE

Without derogating from Section 2.19 of the Plan and solely for the purpose of determining the Participant’s tax liability pursuant to Section 102(b)(3), if at the date of grant the Company’s shares of Common Stock are listed on any established stock exchange or a national market system, or if the Company’s shares of Common Stock will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Common Stock at the date of grant of a CGA shall be determined in accordance with the average value of the Company’s shares of Common Stock on the thirty (30) trading days preceding the date of grant, or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.	SETTLEMENT OF AWARDS

17.1 Settlement of Awards granted to Israeli Participants shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Company and, when applicable, by the Trustee and/or the Employing Company, in accordance with the requirements of Section 102.

8.	ASSIGNABILITY, DESIGNATION AND SALE OF AWARDS

8.1. Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral, or any right with respect to any Award given to any third party whatsoever, and during the lifetime of the Israeli Participant, each and all of such Israeli Participant’s rights with respect to an Award shall belong only to the Israeli Participant. Any such action made directly or indirectly, for an immediate or future validation, shall be void.

8.2 As long as Awards or shares of Common Stock allocated or issued hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the shares of Common Stock cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S APPROVAL

9.1. With regard to Trustee 102 Awards, the provisions of the Plan and/or the Appendix and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Appendix and the Israeli Award Agreement.

9.2. Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, the Appendix or the Israeli Award Agreement, shall be considered binding upon the Company, the Affiliates and the Israeli Participants.

10.	DIVIDEND

Subject to the provisions of the Plan, with respect to all shares of Common Stock allocated or issued to the Israeli Participant and held by the Israeli Participant or by the Trustee, as the case may be, the Israeli Participant shall be entitled to receive dividends, if any, in accordance with the quantity of such shares of Common Stock, subject to the provisions of the Company’s Certificate of Incorporation (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102.

11.	TERMINATION

For the purpose of grants to Israeli Participants, the term Cause as defined in Section 2.5 of the Plan shall inter alia include circumstances justifying the revocation and/or reduction of an Israeli Participant’s entitlement to severance pay under applicable Israeli law.

12.	TAX CONSEQUENCES

12.1 Any tax consequences arising from the grant or Settlement of any Award, from the payment for shares of Common Stock covered thereby or from any other event or act (of the Company and/or an Affiliate and/or the Trustee and/or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or the Affiliate and/or the Trustee shall withhold Tax according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant agrees to indemnify the Company and/or the Affiliate and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Participant.

12.2 The Company and/or, when applicable, the Trustee shall not be required to release any share of Common Stock to an Israeli Participant until all required Tax payments have been fully made.

12.3 With respect to Non-Trustee 102 Awards, in case of Termination of Employment, or otherwise if so requested by the Company or an Affiliate, the Israeli Participant shall extend to the Company and/or the Affiliate a security or guarantee for the payment of Tax due at the time of sale of shares of Common Stock, in accordance with the provisions of Section 102.

12.4 Section 409A of the United States Internal Revenue Code and the guidance thereunder governs nonqualified deferred compensation arrangements. If a participant is subject to U.S. taxation and Section 409A of the United States Internal Revenue Code is not satisfied, such participant will incur adverse tax consequences, including interest and penalties.

Notwithstanding anything in this Appendix to the contrary, the Plan will be administered, including for purposes of any distribution, in a manner that is consistent with the Company’s good faith interpretation of Section 409A of the United States Internal Revenue Code and the guidance thereunder. None of the Company, any affiliate, the Plan administrator nor any of their agents shall have any liability to any participant or beneficiary as a result of any tax, interest, penalty or other payment required to be paid or due pursuant to, or because of a violation of, Section 409A of the United States Internal Revenue Code.

13.	ONE TIME BENEFIT, NOT A SALARY COMPONENT

The Awards and underlying shares of Common Stock are extraordinary, one-time benefits granted to the Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including without limitation in connection with calculating severance compensation under any applicable law.

14.	TERM OF PLAN AND APPENDIX

Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Appendix or for any amendment to this Appendix as are necessary to comply with (i) any applicable law, including without limitation U.S. securities laws and the securities laws of any other jurisdiction applicable to Awards granted to Israeli Participants under this Appendix, (ii) any national securities exchange on which the shares of Common Stock are traded, and (iii) any applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission.

15.	GOVERNING LAW

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws.

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NEUSTAR, INC. EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

The NeuStar, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to encourage ownership of Common Stock of the Company by all Eligible Employees and to provide incentives for them to exert maximum efforts for the success of the Company. By extending to Eligible Employees the opportunity to acquire proprietary interests in the Company and to participate in its success, the Plan may be expected to benefit the Company and its shareholders by making it possible for the Company to attract and retain qualified employees. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the “Code”).

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Board” means the Board of Directors of the Company.

2.2 “Committee” means the Compensation Committee of the Board.

2.3 “Common Stock” means the Class A Common Stock, $0.001 par value per share, of the Company.

2.4 “Company” means NeuStar, Inc., a Delaware corporation, and its successors by operation of law.

2.5 “Compensation” means the base salary, plus annual bonus and sales commission received from the Company and/or Subsidiaries.

2.6 “Eligible Employee” means an Employee eligible to participate in the Plan under the terms of Article V; provided that senior vice presidents and the chief executive officer are not eligible to participate in the Plan.

2.7 Employee” means an employee of the Company or a Subsidiary formed in the United States, provided that an interim or temporary employee shall not be considered an Employee unless he or she has worked at least twenty (20) hours a week and five (5) months per year, is eighteen (18) years of age or older and has been employed for at least one (1) month with the Company or a Subsidiary. An individual who has been classified by the Company or a Subsidiary as an independent contractor shall not qualify as an “Employee” for purposes of the Plan, unless a court or governmental agency determines that the individual is an “Employee” for purposes of Treas. Reg. § 1.421-1(h).

2.8 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, with respect to any class or series of outstanding shares of Common Stock, the Closing Price for such Common Stock on such date. The “Closing Price” on any date shall mean the closing price for such Common Stock, regular way, or, in case no such sale takes place on such day, the closing price for such Common Stock, regular way, on the last preceding trading day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if such Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board or, in the event that no trading price is available for such Common Stock, the fair market value of the Common Stock, as determined in good faith by the Board.

2.9 “Offering Date” means the first business day of each Offering Period.

2.10 “Offering Period” means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Article V.

2.11 “Participant” means an Eligible Employee that elects to participate in the Plan, as described in Article V.

2.12 “Plan Administrator” means the Committee and the individual or individuals appointed by the Committee under Section 4.1.

2.13 “Purchase Date” means the last day of each Offering Period.

2.14 “Subsidiary” means any corporation in which the Company controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of all classes of stock and which has been designated by the Committee as a corporation whose employees may participate in this Plan.

ARTICLE III

STOCK SUBJECT TO THE PLAN

Subject to adjustment from time to time as provided in Article VII, the total number of shares of Common Stock which may be issued under the Plan is 600,000, which may be unissued shares, treasury shares or shares bought on the market.

ARTICLE IV

ADMINISTRATION

4.1 The Plan shall be administered by the Committee. The Committee may delegate administrative matters relating to the Plan (for the avoidance of doubt, including its authority under Section 4.2(a) of this Plan, but excluding its authority under Section 4.2(b) of this Plan), to such of the Company’s officers or employees as the Compensation Committee so determines.

4.2 The Plan Administrator shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

(a) to construe and interpret the Plan and to establish, amend, and revoke rules and regulations for its administration, including determining all questions of policy and expediency that may arise, and correcting any defect, supplying any omission, reconciling any inconsistency and interpreting or resolving any ambiguity in the Plan or in any instrument associated with the Plan in a manner and to the extent it shall deem necessary or appropriate to operation of the Plan; and

(b) to the extent not provided in this Plan, to establish the terms under which Common Stock may be purchased, including but not limited to: the purchase price of Common Stock, the commencement date of an

Offering Period, the duration of an Offering Period, the number of Offering Periods per year, the minimum and maximum amount of contributions allowable per Participant in an Offering Period, and the number of shares purchasable in an Offering Period.

4.3 The Plan Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Plan Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan.

4.4 The Plan Administrator may adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and shall be deemed to be outside the scope of Section 423 of the Code unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Article IV, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Plan Administrator shall not be required to obtain the approval of stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Eligible Employees participating in the sub-plan are located.

ARTICLE V

ELIGIBILITY AND PARTICIPATION

The persons eligible to participate in the Plan (Eligible Employees) shall consist of all Employees of the Company and/or a Subsidiary formed in the United States who work at least 20 hours a week and 5 months per year and are eighteen (18) years of age or older, and who have been employed by the Company for at least one (1) month prior to the beginning of the applicable Offering Period. Contract and temporary staff are not eligible to participant in the plan.

Unless and until the Plan Administrator determines otherwise, there will be two (2) six-month Offering Periods each calendar year, one commencing on the first trading day of May and ending on the last trading day of the next following October, and the other commencing on the first trading day of November and ending on the last trading day of the next following April. In order to participate in the Plan for a particular Offering Period, an Eligible Employee must complete the required enrollment forms and file such forms with the Plan Administrator or its designee no later than the due date prescribed by the Plan Administrator. The enrollment forms will include a payroll deduction authorization directing the Company to make payroll deductions from the Participant’s Compensation, designated in whole percentages, at a rate of not less than one percent (1%) of such Compensation and not to exceed ten percent (10%) of such Compensation per pay period (unless and until, in each case) the Plan Administrator determines otherwise), for purposes of acquiring Common Stock under the Plan. A Participant may discontinue his or her participation in the Plan as provided in Section 6.4, or may decrease (but not increase) the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Plan Administrator may, in its discretion, limit the number of deduction rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new deduction authorization form unless the Company elects to process a given change in participation more quickly. Unless the Plan Administrator provides otherwise, a Participant’s deduction authorization will continue in effect from Offering Period to Offering Period, unless the Participant ceases participation in the Plan or elects a different rate by filing the appropriate form with the Plan Administrator on the due date designated by the Plan Administrator prior to the first day of the Offering Period for which the new rate is to become effective. Payroll deductions, however, will automatically cease upon termination of the Participant’s right to purchase Common Stock under this Plan.

ARTICLE VI

TERMS AND CONDITIONS

An Eligible Employee who participates in this Plan for a particular Offering Period will have the right to acquire Common Stock upon the terms and conditions set forth in this Plan, and must enter into an agreement (which may be the payroll deduction authorization) with the Company setting forth such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable.

6.1 Purchase Price. Unless and until the Plan Administrator determines otherwise, the purchase price per share for an Offering Period will be eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date or on the Purchase Date, whichever is lower. In no event shall the purchase price be less than the lesser of (i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date.

6.2 Number of Shares. The number of shares purchasable per Participant per Offering Period will be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during that Offering Period by the purchase price in effect for such Offering Period. Subject to Section 6.11, unless and until the Plan Administrator determines otherwise, the maximum number of shares that may be purchased by an Eligible Employee with respect to an Offering Period is 2,000 shares.

6.3 Payroll Deductions. The amounts collected from a Participant through payroll deductions will be credited to the Participant’s individual account maintained on the Company’s books, but no separate account will actually be established to hold such amounts. Interest will not be credited or paid on any amounts held for, credited or recorded, refunded or otherwise paid over to, for or on behalf of a Participant. The amounts collected from each Participant may be commingled with the general assets of the Company and may be used for any corporate purpose.

6.4 Termination of Purchase Rights. A Participant may, through notification to the Plan Administrator or its designee by the due date specified by the Plan Administrator prior to the close of the Offering Period, terminate his or her outstanding purchase right and receive a refund of the amounts deducted from his or her earnings under the terminated right. The Participant will not be eligible to rejoin the Offering Period following the termination of the purchase right and will have to re-enroll in the Plan in accordance with the requirements outlined in Article VI should he or she wish to resume participation in a subsequent Offering Period.

6.5 Termination of Employment. If a Participant ceases to be an Employee for any reason during an Offering Period, his or her outstanding purchase right will immediately terminate and all sums previously collected from the Participant under the terminated right will be refunded.

6.6 Exercise. Each outstanding purchase right will be exercised automatically as of the last day of the Offering Period. The exercise of the purchase right is to be effected by applying the amount credited to each Participant’s account on the last day of the Offering Period to the purchase of shares of Common Stock at the purchase price in effect for the Offering Period. No purchase rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is believed by the Plan Administrator to be in material compliance with all applicable federal, state, foreign, and other securities and other laws applicable to the Plan. If, on the purchase date during any Offering Period hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no purchase rights granted under the Plan or any

Offering Period shall be exercisable on such purchase date. If, on the purchase date under any Offering Period hereunder, the shares of Common Stock are not registered and the Plan is not in such compliance, purchase rights granted under the Plan which are not in compliance shall not be exercisable and all payroll deductions and/or other contributions accumulated during the Offering Period shall be refunded to the Participants, unless the Plan Administrator determines to extend the Offering Period. The provisions of this Section 6.6 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

6.7 Proration of Purchase Right. Should the total number of shares of Common Stock for which the outstanding purchase rights are to be exercised on any particular date exceed the number of shares then available for issuance under the Plan, the available shares will be allocated pro-rata on a uniform and non-discriminatory basis, and any amounts credited to the accounts of Participants will, to the extent not applied to the purchase of Common Stock, be promptly refunded.

6.8 Rights as Stockholder. A Participant will have no rights as a stockholder with respect to shares subject to any purchase right held by such individual under the Plan until that right is exercised and Common Stock is credited to the Participant’s account. No adjustments will be made for any dividends or distributions for which the record date is prior to such date.

6.9 Receipt of Stock. As soon as practicable after the end of the Offering Period, the Participant will be entitled to receive either a stock certificate for the number of purchased shares or confirmation from a broker designated by the Company that the Participant’s account at the broker has been credited with the number of purchased shares.

6.10 Assignability. No purchase right granted to a Participant will be assignable or transferable and a purchase right will be exercisable only by the Participant.

6.11 Limitations. Payroll deductions for purchase rights during a calendar year shall cease when such deductions for a Participant exceed $25,000 (or such other maximum as may be prescribed from time to time by the Code) in accordance with the provisions of Section 423(b)(8) of the Code. No Participant shall be granted a right to purchase Common Stock under this plan:

(a) if such Participant, immediately after his or her election to purchase the Common Stock, would own stock possessing more than five percent of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary, computed in accordance with Section 423(b)(3) of the Code; or

(b) if under the terms of the Plan the rights of the Participant to purchase stock under this and all other qualified employee stock purchase plans of the Company would accrue at a rate which exceeds $25,000 of fair market value of the Common Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time.

6.12 No Right to Continued Employment. Nothing in this Plan or in any purchase right under the Plan shall confer on any Employee any right to continue in the employment of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time.

ARTICLE VII

ADJUSTMENT IN NUMBER OF SHARES AND IN PURCHASE PRICE

In the event there is any change in the shares of the Company through the declaration of stock dividends or a stock split-up, or through recapitalization resulting in share split-ups, or combinations or exchanges of shares, or otherwise, the Committee shall make appropriate adjustments in the number of shares available for purchase under the Plan, as well as the shares subject to purchase rights and purchase price thereof, and shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances, and its determination shall be final, binding and conclusive.

ARTICLE VIII

AMENDMENT OF THE PLAN.

The Committee at any time, and from time to time, may amend the Plan, provided, that no amendment will be made without shareholder approval, where such approval is required under Section 423 of the Code or other applicable laws or regulations, including the rules and regulations of any applicable securities exchange.

The rights and obligations with respect to purchase rights at any time outstanding under the Plan may not be altered or impaired by any amendment of the Plan, except (a) with the consent of the person to whom such purchase rights were granted, (b) as necessary to comply with any laws or regulations, or (c) as necessary to ensure that the Plan and/or purchase rights granted under the Plan comply with the requirements of Section 423 of the Code.

ARTICLE IX

TERMINATION OR SUSPENSION OF PLAN

The Committee may at any time suspend or terminate the Plan, but no such action may adversely affect the Participants’ rights and obligations with respect to purchase rights which are at the time outstanding under the Plan, except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws or regulations, or (iii) as necessary to ensure that the Plan and/or purchase rights granted under the Plan comply with the requirements of Section 423 of the Code. No Offering Period may commence while the Plan is suspended or after it is terminated.

ARTICLE X

GOVERNING LAW

To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

ARTICLE XI

EFFECTIVE DATE

This Plan was adopted by the Board on April 5, 2012, subject to approval by the Company’s stockholders in accordance with Section 423 of the Code.

ANNUAL MEETING OF STOCKHOLDERS OF

neustar TM

June 20, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting..

COMPANY NUMBER

ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 20, 2012: The Notice and Proxy Statement and Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=25439.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033333330000000000 7 062012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

FOR AGAINST ABSTAIN

1. Election of Directors:

a. Ross K. Ireland

b. Paul A. Lacouture

c. Michael J. Rowny

2. Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2012.

3. Advisory vote to approve the Company’s executive compensation.

4. Approval of Amended and Restated Neustar, Inc. 2009 Stock Incentive Plan.

5. Approval of Neustar, Inc. Employee Stock Purchase Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

If you do not properly sign and return a proxy, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign below and return this proxy in the enclosed envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NEUSTAR 2012 ANNUAL MEETING ADMISSION TICKET Wednesday, June 20, 2012, at 5:00 P.M. (Local Time) The Hyatt Regency Reston 1800 Presidents Street Reston, VA 20190 Please retain and present this ticket for admission to the meeting

From Washington Dulles International:

Distance from hotel: 7 miles

Directions: Take Dulles Access Road East toward Washington, DC. Take Exit 12, Reston Parkway / VA 602 and make a left onto Reston Parkway. At the third traffic light, turn left onto Bluemont Way. Take a right onto Presidents Street to the hotel.

From Reagan National Airport:

Distance from hotel: 22 miles

Directions: Take George Washington Memorial Parkway North (crossing over into Virginia). Take the VA-123 exit toward Chain Bridge / McLean. Keep right at the fork to go on VA-123 S. Merge onto VA-267 W toward I-495 N / Dulles Airport (Portions toll). Take Reston Parkway / VA-602 exit- Exit 12. At the second traffic light, turn left onto Bluemont Way. Turn right onto Presidents Street to the hotel.

NEUSTAR, INC.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited by the Board of Directors of NeuStar, Inc. for the Annual Meeting of Stockholders Wednesday, June 20, 2012, 5:00 P.M. (Local Time) at The Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20190

The undersigned hereby appoints Lisa A. Hook and Scott Blake Harris, and each of them, as proxies, each with full power of substitution, and authorizes them to vote all the shares of common stock held of record by the undersigned on April 24, 2012 at the Annual Meeting, or any adjournment or postponement.

The shares represented by this proxy will be voted in the manner directed by the undersigned or, if no direction is given, the proxies will vote the shares in accord with the Board of Directors’ recommendations on the subjects listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side.)

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